UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Expedia Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 26, 2021
Dear Stockholder:
It is my pleasure to inform you that the 2021 Annual Meeting of Stockholders of Expedia Group, Inc. will again be a completely virtual meeting, conducted solely online on June 9, 2021 beginning at 10:30 a.m., Pacific Time. You will be able to attend the 2021 Annual Meeting by logging in at www.virtualshareholdermeeting.com/EXPE2021.
The attached proxy statement provides information on how to participate in the 2021 Annual Meeting, how to vote your shares, and explains the matters to be voted upon in detail.
Your vote is very important. Whether or not you plan to virtually attend the 2021 Annual Meeting online, please take the time to vote. You may vote over the internet, as well as by telephone, or by mailing a proxy or voting instruction card. If you participate in the 2021 Annual Meeting, you may also vote your shares online at that time if you wish, even if you have previously submitted your vote (other than shares held through the Company’s 401(k) plan, which must be voted prior to the meeting).
Sincerely,

Peter Kern
Vice Chairman and Chief Executive Officer
1111 Expedia Group Way W.
Seattle, Washington 98119

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2021 Annual Meeting Details
June 9, 2021
10:30 a.m.
Pacific Time
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This Proxy Statement and the 2020 Annual Report are available at:
www.proxyvote.com
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Expedia Group, Inc. 1111 Expedia Group Way W.
Seattle, Washington 98119
Notice of 2021 Annual Meeting of Stockholders

The 2021 Annual Meeting of Stockholders of Expedia Group, Inc., a Delaware corporation, will be held online on June 9, 2021 beginning at 10:30 a.m., Pacific Time (the “2021 Annual Meeting”). There will be no physical location for stockholders to attend. Stockholders may only participate by logging in at www.virtualshareholdermeeting.com/EXPE2021. To participate in the 2021 Annual Meeting, you will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials.
Items of business at the 2021 Annual Meeting will be:

1	To elect the 14 directors named in this proxy statement, each to hold office for a term ending on the date of the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Board of Directors);

2	To approve amendments to the Expedia Group, Inc. 2013 Employee Stock Purchase Plan, as amended and restated, and the Expedia Group, Inc. 2013 International Employee Stock Purchase Plan, as amended and restated, including an amendment to increase the number of shares of Expedia Group common stock authorized for issuance thereunder by 1,000,000;

3	To ratify the appointment of Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for 2021;

4	To consider a stockholder proposal on political contributions and expenditures, if properly presented at the 2021 Annual Meeting; and

5	To transact such other business as may properly come before the 2021 Annual Meeting and any adjournments or postponements thereof.

Voting. Only holders of record of outstanding shares of Expedia Group common stock and Class B common stock at the close of business on April 12, 2021 are entitled to notice of and to vote at the 2021 Annual Meeting and any adjournments or postponements thereof. Whether or not you plan to virtually attend the 2021 Annual Meeting, please consider voting prior to the meeting at www.proxyvote.com, by calling 1-800-690-6903 or by completing, signing, dating and returning the proxy card. Returning the proxy card does not deprive you of your right to attend and to vote your shares during the 2021 Annual Meeting.
Proxy Materials. We are furnishing proxy materials to our stockholders primarily via the internet instead of distributing printed copies of those materials to each stockholder. By doing so, we believe we can provide our stockholders with the information they need in a more timely manner than if we had elected to distribute printed materials, while reducing the environmental impact of (and lowering the costs associated with) the distribution of our proxy materials. On or about April 26, 2021, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders entitled to vote at the 2021 Annual Meeting and also provided access to our proxy materials over the internet.
By order of the Board of Directors,
Robert Dzielak | Chief Legal Officer and Secretary
Seattle, Washington
April 26, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY JUNE 9, 2021

The Notice of Annual Meeting, this Proxy Statement and 2020 Annual Report are available at
www.proxyvote.com.

Table of Contents

PROCEDURAL MATTERS	1
2021 Annual Meeting Information	1
2021 Annual Meeting Agenda and Voting Recommendations	2
Record Date	2
Quorum	2
Voting Rights	2
Solicitation of Proxies	3
Voting Your Shares	3
Votes Required and Voting Impact of Abstentions and Broker Non-Votes	4
Revocation of Proxies	5
Other Business	5
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	6
Board of Directors	6
Board Committees	8
Director Nominations	10
Communications with the Board	10
Compensation of Non-Employee Directors	10
Compensation Committee Interlocks and Insider Participation	13
Section 16(a) Beneficial Ownership Reporting Compliance	13
Code of Ethics	13
Human Capital	13
PROPOSAL 1: ELECTION OF DIRECTORS	15
Nominees	15
Required Vote	23
PROPOSAL 2: APPROVAL OF THE EXPEDIA GROUP, INC. 2013 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED AND THE EXPEDIA GROUP, INC. 2013 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN	24
Description of the Amended ESPPs	24
Required Vote	30
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	31
Required Vote	31
Audit Committee Report	31
Fees Paid to Our Independent Registered Public Accounting Firm	32
Audit Committee Review and Pre-Approval of Independent Registered Public Accounting Firm Fees	32
PROPOSAL 4: STOCKHOLDER PROPOSAL ON POLITICAL CONTRIBUTIONS AND EXPENDITURES	33
Required Vote	34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35
Beneficial Ownership Table	36
INFORMATION CONCERNING EXECUTIVE OFFICERS	38
COMPENSATION DISCUSSION AND ANALYSIS	39
Overview	39
Compensation Program Philosophy and Objectives	40

Expedia Group	i	2021 Proxy Statement

Expedia Group	ii	2021 Proxy Statement

Procedural Matters

Procedural Matters
This proxy statement is being furnished to holders of common stock and Class B common stock of Expedia Group, Inc., a Delaware corporation (“Expedia Group”, the “Company”, "we”, "us”, "our”), in connection with the solicitation of proxies by Expedia Group’s Board of Directors (the “Board” or the “Board of Directors”) for use at its 2021 Annual Meeting of Stockholders or any adjournment or postponement thereof (“2021 Annual Meeting”).
Expedia Group’s principal offices are located at 1111 Expedia Group Way W., Seattle, Washington 98119. This proxy statement and the accompanying materials are being made available to Expedia Group stockholders beginning on or about April 26, 2021.
2021 Annual Meeting Information
•Date and Time. The 2021 Annual Meeting will be held “virtually” through an audio webcast on June 9, 2021 beginning at 10:30 a.m., Pacific Time. There will be no physical meeting location. The meeting will only be conducted via an audio webcast.
•Access to the Audio Webcast of the 2021 Annual Meeting and Log in Instructions. As the 2021 Annual Meeting is being conducted via an audio webcast, there is no physical meeting location. The audio webcast of the 2021 Annual Meeting will begin promptly at 10:30 a.m, Pacific Time. Online access to the audio webcast will open approximately thirty minutes prior to the start of the 2021 Annual Meeting to allow time for you to log in and test your computer audio system. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the meeting during check-in or during the meeting, please call the technical support number that will be posted on the meeting platform login page.
To attend the 2021 Annual Meeting, log in at www.virtualshareholdermeeting.com/EXPE2021. You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials.
•Submitting Questions at the 2021 Annual Meeting. Once online access to the 2021 Annual Meeting is open, stockholders may submit questions, if any, on www.virtualshareholdermeeting.com/EXPE2021. You will need your unique control number included on your proxy card (printed in the box) or on the instructions that accompanied your proxy materials. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.
•Voting Your Shares at the 2021 Annual Meeting. Unless you hold your shares in the Company’s 401(k) plan, you may vote your shares at the 2021 Annual Meeting even if you have previously submitted your vote via proxy. For instructions on how to do so, see the section below titled “Voting Your Shares—Voting at the 2021 Annual Meeting.”

Expedia Group	1	2021 Proxy Statement

Procedural Matters
2021 Annual Meeting Agenda and Voting Recommendations

Proposal	Board Voting Recommendation	Page Reference (for more detail)

Election of 14 Directors	FOR EACH DIRECTOR NOMINEE	15
Approval of the Expedia Group, Inc. 2013 Employee Stock Purchase Plan, as amended and restated, and the Expedia Group, Inc. 2013 International Stock Purchase Plan, as amended and restated (together, the "Amended and Restated ESPP Plans"), including an amendment to increase the number of shares authorized for issuance thereunder by 1,000,000.	FOR	24
Ratification of appointment of Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for fiscal 2021	FOR	31
Stockholder proposal on political contributions and expenditures, if properly presented at the 2021 Annual Meeting	AGAINST	33

Record Date
The Board of Directors established the close of business on April 12, 2021 as the record date (the "Record Date") for determining the holders of Expedia Group common stock and Class B common stock entitled to notice of and to vote at the 2021 Annual Meeting. On the Record Date, 141,409,399 shares of common stock and 5,523,452 shares of Class B common stock were outstanding and entitled to vote at the 2021 Annual Meeting.
Quorum
Transaction of business at the 2021 Annual Meeting may occur if a quorum is present. The presence at the 2021 Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast at the meeting by holders of Expedia Group common stock and Class B common stock, voting together as a single class, constitutes a quorum on matters on which holders of Expedia Group common stock and Expedia Group Class B common stock vote together as a single class. When the holders of Expedia Group Class B common stock vote as a separate class, the presence at the 2021 Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast at the meeting by holders of Expedia Group Class B common stock constitutes a quorum with respect to such vote. In the election of the four directors whom the holders of Expedia Group common stock are entitled to elect voting as a separate class, the presence at the 2021 Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast at the meeting by holders of Expedia Group common stock constitutes a quorum. If a quorum is not present for a particular matter, it is expected that the 2021 Annual Meeting will be adjourned or postponed with respect to such matters for which there is not a quorum in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the 2021 Annual Meeting, all previously submitted proxies will be voted in the same manner as such proxies would have been voted at the original convening of the 2021 Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.
Stockholders who have not voted by proxy already and participate in the 2021 Annual Meeting online at www.virtualshareholdermeeting.com/EXPE2021 will be considered to be attending the meeting in person for purposes of determining whether a quorum has been met. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters as well. Shares of Expedia Group common stock and Class B common stock outstanding on the Record Date and represented by a properly executed proxy will be treated as present and entitled to vote at the 2021 Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Abstentions and broker non-votes are counted for purposes of determining a quorum.

Expedia Group	2	2021 Proxy Statement

Procedural Matters
Voting Rights
Expedia Group stockholders are entitled to one vote for each share of common stock and ten votes for each share of Class B common stock held as of the Record Date, voting together as a single voting class, in:
•the election of ten of the fourteen director nominees,
•the approval of the Amended and Restated ESPP Plans,
•the ratification of the appointment of Expedia Group’s independent registered public accounting firm for fiscal 2021, and
•the stockholder proposal on political contributions and expenditures, if properly presented at the 2021 Annual Meeting.
Expedia Group stockholders are entitled to one vote for each share of common stock held as of the Record Date in the election of the four director nominees that the holders of Expedia Group common stock are entitled to elect as a separate class pursuant to the Company’s amended and restated certificate of incorporation. There is no cumulative voting.
Solicitation of Proxies
Expedia Group will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of the Company, without additional compensation, may solicit proxies from stockholders by telephone, by by electronic means, by letter, by facsimile, in person or otherwise. Following the initial distribution of the Notice of Annual Meeting of Stockholders and related proxy materials, Expedia Group will request brokers, trusts, banks or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Expedia Group common stock and to request authority for the exercise of proxies. In such cases, Expedia Group, upon the request of the brokers, trusts, banks and other stockholder nominees, will reimburse such holders for their reasonable expenses.
Expedia Group has retained MacKenzie Partners, Inc. to distribute proxy solicitation materials to brokers, trusts, banks and other stockholder nominees and to assist in the solicitation of proxies from Expedia Group stockholders. The fee for such firm’s services is estimated not to exceed $15,000 plus reimbursement for reasonable out-of-pocket costs and expenses.
Voting Your Shares
Voting by Proxy Without Attending the 2021 Annual Meeting
You may direct how your shares are voted by proxy without attending the 2021 Annual Meeting. The manner in which your shares may be voted by proxy depends on the below manner by which you hold your shares:
•Registered stockholder: your shares are represented by certificates or book entries in your name on the records of the Company’s stock transfer agent;
•401(k) plan participant: your shares are held in the Company’s 401(k) plan for employees; or
•Beneficial stockholder: you hold your shares “in street name” through a broker, trust, bank or other nominee.
You may vote your shares by proxy in any of the following three ways:
•Using the Internet. Registered stockholders and 401(k) plan participants may vote using the internet by going to www.proxyvote.com and following the instructions. Beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees. You will be required to enter the control number that is included on your proxy card or other voting instruction form provided by your broker, trust, bank or other nominee. Online proxy voting via the internet is available 24 hours a day and will close 11:59 p.m., Eastern Time, on June 8, 2021 for shares held in a 401(k) plan and on 11:59 p.m., Eastern Time, on June 8, 2021 for shares held directly.
•By Telephone. Registered stockholders and 401(k) plan participants may vote, from within the United States, using any touch-tone telephone by calling 1-800-690-6903 and following the recorded instructions. Beneficial owners may vote, from within the United States, using any touch-tone telephone by calling the number specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees. You will be required to enter the control number that is included on your proxy card or other voting instruction form provided by your broker, trust, bank or other nominee. Telephone proxy

Expedia Group	3	2021 Proxy Statement

Procedural Matters
voting is available 24 hours a day and will close 11:59 p.m., Eastern Time, on June 8, 2021 for shares held in a 401(k) plan and on 11:59 p.m., Eastern Time, on June 8, 2021 for shares held directly.
•By Mail. Registered stockholders and 401(k) plan participants who received printed materials may submit proxies by mail by marking, signing and dating the printed proxy cards included with your proxy materials and mailing them in the accompanying pre-addressed envelopes. Beneficial owners who received printed materials may vote by marking, signing and dating the voting instruction forms provided and mailing them in the accompanying pre-addressed envelopes.
All proxies properly submitted and not revoked will be voted at the 2021 Annual Meeting in accordance with the instructions indicated thereon. If you are a stockholder of record and submit your proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote as the Board recommends on each of the proposals described in this proxy statement.
If you hold Expedia Group shares in the Company’s 401(k) plan, you must provide the plan trustee with instructions in order to vote these shares. The trustee of the Company’s 401(k) plan for employees, Fidelity Management Trust Company, will vote Expedia Group common stock credited to employee accounts in accordance with such employees’ voting instructions. The trustee will vote the 401(k) plan stock for which voting instructions are not received in the same proportion as the shares for which voting instructions are received.
Expedia Group is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains, or is submitted with, information from which the inspector of elections can determine that such proxy was authorized by the stockholder (Delaware General Corporation Law section 212(c)). The electronic voting procedures provided for the 2021 Annual Meeting are designed to authenticate each stockholder by use of a control number, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.
Voting at the 2021 Annual Meeting
Unless you hold your shares in the Company’s 401(k) plan, you may vote your shares at the 2021 Annual Meeting even if you have previously submitted your vote by proxy. If you virtually attend the Annual Meeting and want to vote in person, you can request that any previously submitted proxy not be used. To vote at the 2021 Annual Meeting, log in at www.virtualshareholdermeeting.com/EXPE2021. You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. If you are the beneficial owner of shares held through a broker, or other nominee, please follow the instructions provided by your broker, trustee or nominee.
Because shares held by participants in the Company’s 401(k) plan may be voted only by the trustee, these shares may not be voted during the 2021 Annual Meeting. You will, however, be able to attend the 2021 Annual Meeting via audio webcast and submit questions.
Votes Required and Voting Impact of Abstentions and Broker Non-Votes
Votes Required. Directors are elected by a plurality of the votes cast. All other proposals for consideration at the 2021 Annual Meeting require the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter for approval.
Abstentions. Abstentions are treated as shares entitled to vote and, as a result, have the same effect as a vote against any proposal for which the voting standard is based on the number of shares present and entitled to vote at the 2021 Annual Meeting (the proposal regarding approval of the Amended and Restated ESPP Plans, the independent registered public accounting firm proposal and the stockholder proposal regarding political contributions and expenditures), and have no impact on the vote on any proposal for which the vote standard is based on the votes cast at the meeting (the election of directors).
Broker non-votes. If you hold your shares in street name and want your shares to be voted on all matters at the 2021 Annual Meeting, you must instruct your broker, bank or other institution how to vote such shares. Absent your specific instructions, Nasdaq rules do not permit brokers and banks to vote your shares on a discretionary basis for non-routine corporate governance matters, such as the election of directors (resulting in a “broker non-vote”). Broker non-votes will have no effect on the outcome of any of the proposals to be voted on by stockholders at the 2021 Annual Meeting. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered:

Expedia Group	4	2021 Proxy Statement

Procedural Matters
•Non-Routine Items. The election of directors, the proposal regarding the approval of the Amended and Restated ESPP Plans and the stockholder proposal regarding political contributions are non-routine items and may NOT be voted on by your broker, bank or other nominee absent specific voting instructions from you. Although broker non-votes will be tabulated for these items, any broker non-vote with respect to each of these items will have no impact on its outcome as such broker non-vote is not considered entitled to vote.
•Routine Item. The ratification of Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for 2021 is a routine item. Generally, brokers, banks and other nominees that do not receive voting instructions may vote on this proposal in their discretion, and therefore, broker non-votes are not expected for this matter.
Revocation of Proxies
If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.
If you are a registered stockholder, you may revoke your proxy at any time before it is exercised at the 2021 Annual Meeting by (i) delivering written notice, bearing a date later than your proxy, stating that the proxy is revoked, (ii) submitting a later-dated proxy relating to the same stock by mail, telephone or the internet prior to the vote at the 2021 Annual Meeting, or (iii) attending the 2021 Annual Meeting and resubmitting your vote. Registered stockholders may also follow the instructions provided on the proxy card to submit a new proxy by telephone or via the internet.
Other Business
The Board of Directors does not presently intend to bring any business before the 2021 Annual Meeting other than the proposals discussed in this proxy statement and specified in the Notice of Annual Meeting of Stockholders. The Board has no knowledge of any other matters to be presented at the 2021 Annual Meeting other than those described in this proxy statement. If any other matters should properly come before the 2021 Annual Meeting, the persons designated as proxies will vote on them according to their best judgment.
Your vote is very important. Whether or not you plan to attend the 2021 Annual Meeting, please take the time to vote via the internet, by telephone or by returning your marked, signed and dated proxy card so that your shares will be represented at the 2021 Annual Meeting.

Expedia Group	5	2021 Proxy Statement

Corporate Governance and Board of Directors
Corporate Governance and Board of Directors
Board of Directors
The Board of Directors. The Company's business and affairs are overseen by its Board of Directors, which currently has fourteen members. There are currently two management representatives on the Board and, of the twelve remaining current directors, ten are independent. The Board has standing Audit, Compensation and Nominating Committees, each comprised solely of independent directors, as well as an Executive Committee. The following are changes to the Board’s composition that have occurred since the beginning of 2020:
•Victor Kaufman resigned, effective March 5, 2020;
•Greg Mondre and David Sambur were appointed to the Board, effective May 5, 2020;
•Beverly Anderson was elected to the Board, effective September 23, 2020;
•A. George “Skip” Battle resigned, effective January 8, 2021; and
•Patricia Menendez-Cambo was elected to the Board, effective April 5, 2021.
Mr. Mondre and Mr. Sambur were appointed to the Board pursuant to investment agreements dated as of April 23, 2020 with an affiliate of Apollo Global Management, Inc. (“Apollo”) and affiliates of Silver Lake Group, L.L.C. (“Silver Lake”), respectively (together, the “Investment Agreements”). The Investment Agreements raised proceeds in a private placement of shares of a newly created series A preferred stock and warrants to purchase Common Stock. Under the Investment Agreements, each of Apollo and Silver Lake is entitled to designate one representative to be elected to the Board and Apollo is also entitled to designate one non-voting observer to the Board.
During 2020, the Board of Directors met six times, and acted by unanimous written consent three times. Each director who was a member of the Board in 2020 attended at least 75% of the aggregate number of meetings of the Board and meetings of the committees on which the director served. Each director who was a member of the Board in 2020 attended the 2020 annual meeting of stockholders, which was held virtually.
Director Independence. The Board of Directors determined that ten of the Board’s current fourteen directors are “independent directors” as defined by the Nasdaq listing rules. The independent directors are Sam Altman, Beverly Anderson, Susan Athey, Chelsea Clinton, Jon Gieselman, Craig Jacobson, Patricia Menendez-Cambo, Greg Mondre, David Sambur and Julie Whalen. In making its independence determinations, the Board considered the applicable legal standards and any relevant transactions, relationships or arrangements, including Ms. Clinton’s service as a member of IAC/InterActiveCorp's (“IAC”) board of directors and legal services provided to a subsidiary of IAC by the law firm in which Mr. Jacobson is a partner. In addition to the satisfaction of the director independence requirements set forth in the Nasdaq listing rules, members of the Audit and Compensation Committees have also satisfied separate independence requirements under the current standards imposed by applicable SEC rules and Nasdaq listing rules for audit committee and compensation committee members. The Board of Directors also previously determined that Mr. Battle was an "independent director” as defined by the Nasdaq listing rules.
Board Leadership Structure. Our independent directors meet in regularly scheduled sessions, typically before or after each Board meeting. We do not have a lead independent director or any other formally appointed leader for these sessions. The independent membership of our Audit, Compensation and Nominating Committees ensures that directors with no ties to Company management are charged with oversight for all financial reporting and executive compensation related decisions made by Company management, as well as for recommending candidates for Board membership. At each regularly scheduled Board meeting, the Chairperson of each of these committees (as and if applicable) provides the full Board with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled Board meeting.
Mr. Diller serves as the Chairman and Senior Executive of the Company, and Mr. Kern serves as the Vice Chairman and Chief Executive Officer of the Company. The current leadership structure provides the Company with the benefit of Mr. Diller’s continued oversight of the Company’s strategic goals and vision, coupled with the benefit of a separate full-time Chief Executive Officer dedicated to focusing on the day-to-day management, as well as the Company’s strategic goals and vision. At this time, the Company believes that this leadership structure is the most appropriate one for the Company and its stockholders.

Expedia Group	6	2021 Proxy Statement

Corporate Governance and Board of Directors
Board’s Role in Risk Oversight. As part of its general oversight duties, the Board of Directors oversees the Company’s risk management. The Chairman/Senior Executive, Vice Chairman/Chief Executive Officer, Chief Financial Officer/Chief Strategy Officer and Chief Legal Officer attend quarterly Board meetings and discuss operational risks with the Board. Management also provides quarterly reports and presentations on strategic risks to the Board. Between quarterly meetings, the Chief Financial Officer/Chief Strategy Officer and Chief Legal Officer meet regularly with the Executive Committee, and the members are informed of any immediate risks at such meetings.
In addition, the Audit Committee is responsible for discussing with management the Company’s major financial risks and the steps management has taken to monitor and control such risks, including the Company’s risk assessment and risk management policies. The Audit Committee also has oversight responsibility for the Company’s foreign exchange risk management policy and investment management policy. In fulfilling its responsibilities, the Audit Committee receives regular reports from the Chief Financial Officer/Chief Strategy Officer, Chief Legal Officer, Vice President of Internal Audit, most senior officer having responsibility for technology infrastructure and security, Chief Accounting Officer and Treasurer. The Vice President of Internal Audit reports directly to the Audit Committee and provides quarterly (or more frequent) reports on the results of internal audits and investigations. The Audit Committee also reviews and approves the annual internal audit plan. The Chair of the Audit Committee makes regular reports to the Board.
Board Diversity. The Board believes that it is essential to have directors who represent a wide range of perspectives, skills and experiences to reach the best outcomes. As such, the Board is committed to increasing the diversity of its members in identity representation, geography and expertise. In each of 2019, 2020 and 2021, a female member was appointed to the Board, increasing the current overall female representation on the Board to 35%. Additionally, three of the 14 current directors identify as a member of a racially, ethnically or other underrepresented group.

Expedia Group	7	2021 Proxy Statement

Corporate Governance and Board of Directors
Board Committees
The Audit, Compensation and Nominating Committees operate under written charters adopted by the Board of Directors. These charters are available on the “Corporate Governance” page of the “Investors” section of the Company’s corporate website at www.expediagroup.com. The following table sets forth the members of each standing committee.

Name	Audit Committee	Compensation Committee	Executive Committee	Nominating Committee

Barry Diller			■
Peter Kern			■
Samuel Altman(1)
Beverly Anderson(1)(2)
Susan Athey(1)
Chelsea Clinton(1)		£		■
Jon Gieselman(1)
Craig Jacobson(1)	■	■		£
Dara Khosrowshahi
Patricia Menendez-Cambo(1)(3)	■
Greg Mondre(1)(4)
David Sambur(1)(4)
Alex von Furstenberg
Julie Whalen(1)	£

■	Member	£	Chair
(1)Independent director.
(2)Ms. Anderson was elected to the Board, effective September 23, 2020.
(3)Ms. Menendez-Cambo was elected to the Board and appointed to the Audit Committee, effective April 5, 2021.
(4)Mr. Mondre and Mr. Sambur were appointed to the Board, effective May 5, 2020.
Audit Committee. The Audit Committee of the Board of Directors currently consists of three independent directors: Mr. Jacobson, Ms. Menendez-Cambo and Ms. Whalen. Ms. Whalen is the Chair of the Audit Committee. The Board has determined that (i) each of the directors serving on our Audit Committee is independent within the meaning of SEC and Nasdaq rules and is able to read and understand fundamental financial statements as required by Nasdaq rules, and (ii) each of Ms. Whalen and Ms. Menedez-Cambo is an “audit committee financial expert,” as defined under the SEC rules.
The Audit Committee operates pursuant to a written charter adopted by the Board, under which the Audit Committee is granted the responsibilities and authority necessary to comply with Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is appointed by the Board to assist the Board with a variety of matters discussed in detail in its charter, including monitoring: (1) the integrity of the Company’s financial reporting process, (2) the independent registered public accounting firm’s qualifications and independence, (3) the performance of Company’s internal audit function and the independent registered public accounting firm and (4) the Company’s compliance with legal and regulatory requirements.

Expedia Group	8	2021 Proxy Statement

Corporate Governance and Board of Directors
The Audit Committee met eight times in 2020. The formal report of the Audit Committee with respect to the year ended December 31, 2020, is set forth under the heading “Audit Committee Report” below.
Compensation Committee. The Compensation Committee of the Board of Directors currently consists of two directors: Ms. Clinton, who is also Chair, and Mr. Jacobson. In 2020, the Compensation Committee met seven times and acted by unanimous written consent three times.
The Board has affirmatively determined that each member of the Compensation Committee member satisfies the independence requirements for Compensation Committee members under the standards imposed by the rules of the SEC and Nasdaq and neither Ms. Clinton nor Mr. Jacobson has ever been an employee of Expedia Group.
The Compensation Committee is responsible for, among other matters, (1) administering and overseeing the Company’s executive compensation program, including salary matters, bonus plans and stock compensation plans, (2) approving grants of equity awards, (3) oversight of the Company’s succession plans relating to members of the Company’s senior management team other than the Chief Executive Officer, (4) oversight and administration of compensation-related policies applicable to the Company’s senior management, and (5) oversight and guidance on the Company’s strategic inclusion and diversity initiatives and establishing the Company’s general compensation philosophy and oversight of compensation and benefits programs. A description of the Company’s processes and procedures for the consideration and determination of executive compensation is included in section below titled “Compensation Discussion and Analysis”.
Compensation Consultant Independence. During 2020, management retained Compensia, Inc., a compensation consulting firm (“Compensia”), as its independent consultant to conduct a review of Expedia Group’s compensation peer groups, and to compile data from proxy statements and other SEC filings of peer companies regarding compensation for certain executive officer positions and provided Compensia instruction and direction consistent therewith. Compensia also advised the Compensation Committee in connection with the following: (i) performance-based restricted stock unit awards granted in 2020 to Mr. Kern, Mr. Dzielak, Mr. Hart, and Mr. Soliday; (ii) modifications to certain stock option awards in 2020; and (iii) employment and compensation arrangements for Mr. Kern. Additionally, Compensia generally provides updates to the Compensation Committee and the Nominating Committee on best practices and emerging trends, regulatory issues and director pay. The Compensation Committee considered various factors bearing upon Compensia’s independence including, but not limited to, the amount of fees received by Compensia from Expedia Group as a percentage of Compensia’s total revenue, Compensia’s policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact Compensia’s independence. After reviewing these and other factors, the Compensation Committee determined that Compensia was independent and that its engagement did not present any conflicts of interest.
Compensation Policies and Practices Risk Assessment. Consistent with SEC disclosure requirements, management has assessed compensation policies and practices for Company employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Nominating Committee. The Nominating Committee of the Board of Directors currently consists of two independent directors: Ms. Clinton and Mr. Jacobson. The Board has affirmatively determined that each member of the Nominating Committee is independent under Nasdaq rules. The Nominating Committee functions pursuant to a written charter adopted by the Board of Directors. The Nominating Committee is appointed by the Board to assist the Board by: (i) identifying, reviewing and evaluating individuals qualified to become Board members; (ii) recommending director nominees for the next annual meeting of stockholders and nominees to fill vacancies on the Board as necessary; and (iii) making recommendations with respect to the compensation and benefits of directors. In 2020, the Nominating Committee met once and acted by written consent once.
Executive Committee. The Executive Committee of the Board of Directors currently consists of two directors: Mr. Diller and Mr. Kern. In 2020, the Executive Committee met once and acted by unanimous written consent seven times. The Executive Committee has all the power and authority of the Board of Directors, except those powers specifically reserved to the Board by Delaware law.
Other Committees. On December 3, 2019, the Board formed a Special Litigation Committee, to investigate and evaluate claims raised in a consolidated action captioned “In re Expedia Group Stockholders Litigation” and filed against the Company and all then-current and one former member of the Board (the “Litigation”). The Board appointed Ms. Whalen and Mr. Gieselman, both of whom are independent, non-management members of the Board, and neither of whom served on the Board at the time of the challenged transaction, to serve on the Special Litigation Committee. On October 23, 2020, the Special Litigation Committee filed a motion to dismiss the action along with a report of its investigation which remains subject to judicial review.

Expedia Group	9	2021 Proxy Statement

Corporate Governance and Board of Directors
Mr. Gieselman stepped down from the Special Litigation Committee, effective March 23, 2021.
Director Nominations
The Nominating Committee identifies, reviews and evaluates individuals qualified to become Board members, consistent with criteria established by our Board, and recommends candidates for nomination and election to the Board. The Nominating Committee may use any methods it deems appropriate to identify candidates for Board membership, including recommendations from current Board members and recommendations from stockholders. The Nominating Committee may also engage outside search firms, consultants and other advisers, at the Company’s expense, to identify, screen and/or evaluate suitable candidates. The Nominating Committee uses the same process to evaluate director nominees recommended by stockholders as it does to evaluate nominees identified by other sources.
The Board does not have specific requirements for eligibility to serve as a director of Expedia Group. However, in evaluating candidates, regardless of how recommended, the Nominating Committee considers whether the professional and personal ethics and values of the candidate are consistent with those of Expedia Group, whether the candidate’s experience and expertise would be beneficial to the Board in rendering service to Expedia Group, including in providing a mix of directors that represent a diversity of experiences, characteristics, attributes, skills and backgrounds, including diversity with respect to race, gender, geography, and areas of expertise. The Nominating Committee has any search firm that it engages include women and minority candidates in the pool from which the Nominating Committee selects director candidates. The Nominating Committee also considers whether the candidate is willing and able to devote the necessary time and energy to the work of the Board, and whether the candidate is prepared and qualified to represent the best interests of Expedia Group’s stockholders.
The Board does not have a formal policy regarding the consideration of director candidates recommended by stockholders, as historically the Company has not received such recommendations. However, the Board would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to Expedia Group, Inc., 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the individual making the recommendation as a stockholder and provide evidence of such stock ownership, and provide a brief summary of the candidate’s qualifications and experience under the criteria noted above, as well as consent by the candidate to serve as a director if elected. Any director candidate recommendations will be reviewed by the Corporate Secretary and the Chairman and, if deemed appropriate, forwarded to the Nominating Committee for further review. If the Nominating Committee believes that the candidate fits the profile of a qualified director nominee as described above, the recommendation will be shared with the entire Board.
Communications with the Board
Expedia Group stockholders who wish to communicate with the Board of Directors or a particular director may send such communication to Expedia Group, Inc., 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or just certain specified directors. The Corporate Secretary will then review such correspondence and forward it to the Board, or to the specified director(s), if deemed appropriate. Communications that are primarily commercial in nature, that are not relevant to stockholders or other interested constituents or that relate to improper or irrelevant topics will generally not be forwarded to the Board or to the specified director(s).
Compensation of Non-Employee Directors
The Board of Directors, based on recommendations from the Nominating Committee, has primary responsibility for establishing non-employee director compensation arrangements, which have been designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align directors’ interests with those of our stockholders. Pursuant to the Investment Agreements, Mr. Mondre and Mr. Sambur are not entitled to compensation for service as Board members.
Effective as of April 1, 2020, due to the impact of the COVID-19 pandemic, the members of the Board unanimously approved the suspension of cash payments to non-employee directors, other than with respect to the payment of a quarterly retainer to members of the Special Litigation Committee. The Board lifted the suspension of cash payments effective January 1, 2021.

Expedia Group	10	2021 Proxy Statement

Corporate Governance and Board of Directors
Expedia Group employees do not receive compensation for serving as a director. Other than Mr. Mondre and Mr. Sambur, each non-employee director of Expedia Group who served on the Board during 2020 was entitled to receive the following compensation, subject to the suspension of cash payments described above:
•an annual retainer of $45,000, paid in equal quarterly installments;
•a grant of RSUs with a value of $250,000 (based on the closing price of Expedia Group’s common stock on the Nasdaq Stock Market on the day prior to the grant), upon such director’s initial election to office or at the time such director first became eligible to receive compensation for service as a director, and annually thereafter on June 1, such RSUs to vest in three equal installments commencing on the first anniversary of the grant date and such RSUs to be entitled to dividends declared and paid on the underlying shares of common stock during the vesting period. In the event of a change in control as defined in the Fifth Amended and Restated Expedia Group, Inc. 2005 Stock and Annual Incentive Plan (the “Expedia Group 2005 Plan”), the RSUs shall vest automatically in full as set forth in the “Form of Expedia Group, Inc. 2020 Restricted Stock Unit Agreement (Directors)” included as an exhibit to the Company's most recent Annual Report on Form 10-K.
•an annual retainer of $20,000 for each member of the Audit Committee (including the Chair) and $15,000 for each member of the Compensation Committee (including the Chair);
•an additional annual retainer of $10,000 for the Chair of the Audit Committee and $10,000 for the Chair of the Compensation Committee; and
•a quarterly retainer of $20,000 for each member of the Special Litigation Committee.
Members of the Nominating Committee did not receive additional compensation for their service on such committee in 2020. Expedia Group reimburses directors for all reasonable expenses incurred to attend Board and committee meetings.
On September 23, 2020, to further align non-employee director compensation to Company peers and to reflect evolving committee responsibilities, the Nominating Committee recommended to the Board, and the Board approved, amendments to the compensation arrangements for non-employee directors including: (i) an increase to the retainer for the Audit and Compensation Committee Chair position to $15,000; (ii) the implementation of an annual retainer of $17,500 for Nominating Committee members; and (iii) the removal of dividend equivalent rights for future director RSU awards. The amended cash compensation arrangements become effective January 1, 2021 when the payment of cash compensation was reinstated.
Director Stock Ownership Guidelines
The Board of Directors has adopted stock ownership guidelines for directors to further align the interests of the directors with the interests of the stockholders of the Company. The director stock ownership guidelines apply to all directors except directors who are also subject to the Company’s Executive Stock Ownership Guidelines (“Covered Directors”). In 2020, the Board amended the director stock ownership guidelines.
Covered Directors are encouraged to hold a number of shares of Expedia Group common stock during their tenure equal to five times the annual cash retainer (currently $45,000, with the current holding requirement thereby equal to $225,000). Covered Directors have five years to attain the holding requirement. If the annual cash retainer is increased during a Covered Director’s service, the Covered Director shall have five years from the date of the increase in the annual cash retainer to acquire the additional stock. Based on the closing price of the Company’s common stock on April 12, 2021 each Covered Director held shares of Expedia Group common stock with a value greater than $225,000, except Ms. Whalen, who was elected to the Board in June 2019; Ms. Anderson, who was elected to the Board in September 2020; and Ms. Menendez-Cambo, who was elected to the Board in April 2021. Mr. Mondre and Mr. Sambur do not receive compensation for their service on the Board and are not subject to the stock ownership guidelines.
Non-Employee Director Deferred Compensation Plan
Under the Company's Director Deferred Compensation Plan, non-employee directors may defer all or a portion of their directors’ fees. Eligible directors who defer their directors’ fees may elect to have such deferred fees (i) applied to the purchase of share units, representing the number of shares of Expedia Group common stock that could have been purchased on the date such fees would otherwise be payable, or (ii) credited to a cash fund. If any dividends are paid on Expedia Group common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the average “bank prime loan” rate for such year identified in the U.S. Federal Reserve Statistical Release. Upon termination of service

Expedia Group	11	2021 Proxy Statement

Corporate Governance and Board of Directors
as a director of the Company, a director will receive (1) with respect to share units, such number of shares of Expedia Group common stock as the share units represent, and (2) with respect to the cash fund, a cash payment. Payments upon termination will be made in either one lump sum or up to five installments, as elected by the eligible director at the time of the deferral election. Mr. Khosrowshahi elected to defer 100% of his 2020 director fees and Ms. Clinton elected to defer 50% of her 2020 director fees.
Hedging Policy
The Expedia Group, Inc. Securities Trading Policy prohibits directors from engaging in short sales with respect to Expedia Group securities or the purchase, sale or issuance of options or rights relating to Expedia Group securities. This prohibition extends to various forms of hedging or monetization transactions.
2020 Director Compensation
As employee directors, Mr. Diller and Mr. Kern did not receive compensation for service as directors for 2020, and Mr. Mondre and Mr. Sambur are not entitled to compensation for service as directors pursuant to the Investment Agreements. Ms. Menendez-Cambo did not join the Board until 2021; therefore, no compensation was paid to her in 2020. The following table shows compensation information for all other directors, including former directors and a director emeritus, who received compensation for their Board of Directors service during 2020.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)

Samuel Altman	11,250	249,965	—	261,215
Beverly Anderson(4)	—	248,843	—	248,843
Susan Athey(12)	11,250	249,965	—	261,215
Chelsea Clinton(5)(12)	17,500	249,965	—	267,465
Jon Gieselman(6)	91,250	249,965	—	341,215
Craig Jacobson(7)	20,000	249,965	—	269,965
Dara Khosrowshahi(12)	11,250	249,965	—	261,215
Greg Mondre	—	—	—	—
David Sambur	—	—	—	—
Alex von Furstenberg(12)	11,250	249,965	—	261,215
Julie Whalen(8)	96,250	249,965	—	346,215
Jonathan Dolgen(9)	12,500	—	—	12,500
A. George “Skip” Battle(10)	18,750	249,965	—	268,715
Victor Kaufman(11)	8,036	—	—	8,036
(1)This column reports the amount of cash compensation earned in 2020 for Board and committee service, including amounts deferred at the director’s election.
(2)Reflects aggregate grant date fair value of awards granted in the year indicated, computed in accordance with FASB ASC Topic 718, and in accordance with the assumptions described in the “Stock-Based Compensation” section of “Note 2 - Significant Accounting Policies” in the notes to consolidated financial statements in the Company’s most recent Annual Report on Form 10-K. The grant date fair value of awards reflects an estimate as of the grant date and may not correspond to the actual value that will be recognized by the directors. Stock awards consist of RSUs valued using the closing price of Expedia Group common stock on the Nasdaq Stock Market on the first trading day immediately preceding the grant date.
(3)As of December 31, 2020, each of Ms. Athey, Ms. Clinton, Mr. Battle, Mr. Jacobson, Mr. Khosrowshahi and Mr. von Furstenberg had 5,283 RSUs outstanding, Ms. Anderson had 2,660 RSUs outstanding, Mr. Altman had 4,415 RSUs outstanding at December 31, 2020, Mr. Dolgen had 2,138 RSUs outstanding, Mr. Gieselman had 4,799 RSUs outstanding and Ms. Whalen had 4,532 RSUs outstanding. Mr. Khosrowshahi also had 450,000 stock options outstanding at December 31, 2020.
(4)Ms. Anderson was elected to the Board on September 23, 2020.

Expedia Group	12	2021 Proxy Statement

Corporate Governance and Board of Directors
(5)Ms. Clinton was Chair of the Compensation Committee and a member of the Nominating Committee during 2020.
(6)Mr. Gieselman was a member of the Special Litigation Committee during 2020.
(7)Mr. Jacobson was a member of each of the Audit, Compensation and Nominating Committees during 2020.
(8)Ms. Whalen was Chair of the Audit Committee and a member of the Special Litigation Committee during 2020.
(9)Mr. Dolgen served as a director emeritus during 2020.
(10)Mr. Battle resigned from the Board, effective January 8, 2020.
(11)Mr. Kaufman resigned from the Board, effective March 5, 2020.
(12)Ms. Clinton elected to defer 50% of her director fees in 2020 and Mr. Khosrowshahi elected to defer 100% of his director fees in 2020 pursuant to the Director Deferred Compensation Plan. Mr. von Furstenberg previously elected to defer his 2015, 2016, 2017 and 2018 director fees pursuant to the Director Deferred Compensation Plan and each of Ms. Athey, Ms. Clinton and Mr. Khosrowshahi previously elected to defer 2018 director fees pursuant to the Director Deferred Compensation Plan. At December 31, 2020, Ms. Athey held a total of 389.253 share units, Ms. Clinton held a total of 882.465 share units, Mr. Khosrowshahi held a total of 959.637 share units and Mr. von Furstenberg held a total of 1,546.11 share units.
Compensation Committee Interlocks and Insider Participation
In 2020, the Board of Directors had a Compensation Committee, consisting of Ms. Clinton and Mr. Jacobson for the entire year. During the one-year period ended December 31, 2020, neither Ms. Clinton nor Mr. Jacobson, was an officer or employee of Expedia Group, formerly an officer of Expedia Group, or an executive officer of an entity for which an executive officer of Expedia Group served as a member of the Compensation Committee or as a director.
Section 16(a) Beneficial Ownership Reporting Compliance
Pursuant to Section 16(a) of the Exchange Act, Expedia Group officers and directors and persons who beneficially own more than 10% of a registered class of Expedia Group’s equity securities are required to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) with the SEC. Such persons are required by the rules of the SEC to furnish Expedia Group with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to the Company and/or written representations that no additional forms were required, we believe that all of the Company’s directors, officers and 10% beneficial holders complied with all of the reporting requirements applicable to them with respect to transactions during 2020, except that a Form 4 was filed on an untimely basis for each of the following transactions (1) the grant of restricted stock unit awards on June 1, 2020 to Mr. Altman, Ms. Athey, Mr. Battle, Ms. Clinton, Mr. Gieselman, Mr. Jacobson, Mr. Khosrowshahi, Mr. von Furstenberg and Ms. Whalen and 2) the grant of restricted stock unit and performance stock unit awards to Mr. Hart on November 12, 2020.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics for Directors and Senior Financial Officers (the “Code of Ethics”) that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller, and is a “code of ethics” as defined by applicable rules of the SEC. The Code of Ethics is posted on our corporate website at www.expediagroup.com/Investors under the “Corporate Governance” tab. If we make any substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to our Chief Executive Officer, Chief Financial Officer, or Chief Accounting Officer and Controller, we will disclose the nature of the amendment or waiver on that website or in a report on Form 8-K filed with the SEC.
Human Capital Management
People, Company Culture and Total Rewards
At Expedia Group, our mission is to power global travel for everyone, everywhere. We believe travel is a force for good, and we are committed to making it more accessible and enjoyable for everyone. As of December 31, 2020, we have a team of 19,100 employees across more than 50 countries focused on using our extensive data and technology to create amazing travel experiences. As of December 31, 2020, more than one third of our people work in technology roles.
We aim to go above and beyond to take care of our people – giving them opportunities to grow and develop, and provide benefits that allow them to fuel their passion for travel and resources to help them take care of their well-being. While the competition for talent is fierce, particularly in the United States and Seattle, where our headquarters are located, we believe we offer something different: An opportunity to strengthen connections, broaden horizons and bridge divides through travel. We know the power of travel and understand the amazing things we can achieve by making it more accessible to everyone. And we are focused on attracting and retaining the best and brightest people to help us do that. To that end, we offer competitive compensation and differentiated benefits, including healthcare and retirement programs, wellness and travel reimbursement, an employee assistance

Expedia Group	13	2021 Proxy Statement

Corporate Governance and Board of Directors
program, an employee stock purchase program, time-off programs, volunteer days off, a transportation program, onsite medical care and travel discounts, among others.
Inclusion and Diversity
To best serve our employees, customers, partners and community, we aim to build inclusive and diverse workplaces that prioritize and value a sense of belonging, respect, voice and equal opportunity with initiatives such as:
•Employee-led Inclusion Business Groups, which are employee resource groups focused on promoting awareness related to race, ethnicity, sexual orientation, military status, disability and gender, as well as allyship for underrepresented identities;
•Learning programs addressing bias and exclusive practices within traditional recruitment, hiring and marketing processes;
•An employee onboarding program that includes a robust focus on intercultural awareness, ally skills and our Inclusion Business Groups;
•Employment and hiring targets for women to occupy 50% of roles at all levels by the end of 2025 and for 25% of U.S. external hires to come from racially and ethnically underrepresented groups by the end of 2021;
•The utilization of employee surveys and external benchmarking to understand and address identity-based trends in order to set clear goals, create strategies and measure progress for increased headcount, hiring, compensation, advancement and retention of underrepresented employee groups; and
•Programs with our travel partners to focus on underserved travelers and drive industry engagement related to inclusion and diversity, and participation in outreach related to these efforts in local and global communities.
COVID-19 Response
The COVID-19 pandemic has led to an unprecedented disruption to the global travel industry. As the impact of the pandemic spread globally in 2020, our employees banded together and responded quickly to widespread travel cancellations and significant spikes in customer support call volumes. At the same time, substantially all of our offices were closed to protect the health of our employees who transitioned to working from their homes. Subsequently, we have opened certain of our global offices where it is safe to do so. We continue to actively monitor regional health guidance from local governments as it pertains to potential office openings and closures. The impact of the global pandemic also resulted in further headcount reductions through the course of 2020, as well as the implementation of furloughs and reduced work week programs for select, impacted volume-based teams. We also took a number of actions to provide additional support to our employees during the pandemic, including:
•A temporary, voluntary reduced work week program for employees who are parents and caregivers or who have other personal needs;
•The expansion of our wellness reimbursement program, which provides reimbursement for certain health and wellness expenses, to allow employees to use the benefit for the purchase of home office equipment, virtual mental and emotional health services and online education;
•Recognizing the current limitations on travel and the need for greater wellness assistance, we provided employees with the flexibility to use our travel reimbursement benefit program for health and wellness expenses;
•The creation of a COVID-19 Resource Center, providing quick access to important resources for employees working from home, including mental and physical health resources, access to our employee assistance program, regular updates from our Inclusion & Diversity Team, social discussion forums and updates on office closings and re-openings; and
•The launch of our Junior Journeys and a YMCA partnership, focused on connecting employees who are caregivers to resources that provide needed support for children, including homework help, IT support and storytelling.

Expedia Group	14	2021 Proxy Statement

Proposal 1

Election of Directors

Board of Director Nominees
At the 2021 Annual Meeting, a board of 14 directors will be elected to hold office for a term ending on the date of the next annual meeting of stockholders or until each such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s death, removal or resignation). All of the nominees, other than Ms. Anderson and Ms. Menendez-Cambo, were elected as directors by stockholders at the 2020 annual meeting of stockholders and are being presented for re-election at the 2021 Annual Meeting. The directors below are recommended by the Nominating Committee and nominated by the Board of Directors to be elected as directors at the 2021 Annual Meeting. Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected.
Expedia Group’s amended and restated certificate of incorporation provides that the holders of the Company’s common stock, acting as a single class, are entitled to elect a number of directors equal to 25% percent of the total number of directors, rounded up to the next whole number of directors, which is currently four directors. The Board has designated Ms. Anderson, Mr. Jacobson, Ms. Menendez-Cambo and Ms. Whalen as nominees for the positions on the Board to be elected at the 2021 Annual Meeting by the holders of Expedia Group common stock, voting as a separate class (together, the “Common Stock Nominees”), and Mr. Altman, Ms. Athey, Ms. Clinton, Mr. Diller, Mr. Gieselman, Mr. Kern, Mr. Khosrowshahi, Mr. Mondre, Mr. Sambur and Mr. von Furstenberg as nominees for the positions on the Board to be elected at the 2021 Annual Meeting by the holders of Expedia Group common stock and Class B common stock, voting together as a single class (the “Combined Stock Nominees”). Although management does not anticipate that any of the nominees named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute nominee designated by the Board.
The name and certain background information regarding each nominee, as of April 12, 2021, are set forth below. Except as noted, there are no family relationships among directors or executive officers of Expedia Group. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills, each nominee has demonstrated business acumen and an ability to exercise sound judgment. Several of our director-nominees also have extensive management experience in complex organizations.
Our Board of Directors unanimously recommends that you vote FOR each of these director nominees.

Expedia Group	15	2021 Proxy Statement

Proposal 1

Chairman of the Board & Senior Executive Director Since | 2005 Age | 79
Mr. Diller has been the Chairman of the Board and Senior Executive of Expedia Group since the completion of the Company’s spin-off from IAC/InterActiveCorp (“IAC”) on August 9, 2005 (the “IAC/Expedia Group Spin-Off”). Mr. Diller held the positions of Chairman of the board and Chief Executive Officer of IAC and its predecessors since August 1995 and ceased serving as Chief Executive Officer in November 2010. Mr. Diller served as Special Advisor to TripAdvisor, Inc., an online travel company, from April 2013 through March 2017, was TripAdvisor’s Chairman of the board and Senior Executive from December 2011, when it was spun off from the Company (the “TripAdvisor Spin-Off”), until December 2012, and served as a member of its board of directors until April 2013. Mr. Diller served as the non-executive Chairman of the board of Ticketmaster Entertainment, Inc. from 2008 to 2010, when it merged with Live Nation, Inc. to form Live Nation Entertainment, Inc. Mr. Diller served as the non-executive Chairman of the board of Live Nation Entertainment, Inc. from January 2010 to October 2010 and was a member of its board of directors until January 2011. He also served as Chairman of the board and Chief Executive Officer of QVC, Inc. from December 1992 through December 1994 and as the Chairman of the board and Chief Executive Officer of Fox, Inc. from 1984 to 1992. Prior to joining Fox, Inc., Mr. Diller served for ten years as Chairman of the board and Chief Executive Officer of Paramount Pictures Corporation. Mr. Diller served as a member of the board of directors of Graham Holdings Company (formerly The Washington Post Company) from November 2013 through January 2017. Mr. Diller currently serves on the boards of the Coca-Cola Company and MGM Resorts International. Mr. Diller is also a member of The Business Council, and serves on the Dean’s Council of The New York University Tisch School of the Arts, the Board of Councilors for the School of Cinema-Television at the University of Southern California, the Advisory Board for the Peter G. Peterson Foundation and as Chairman of Little Island.

Board Membership Qualifications: As result of his involvement with Expedia Group both while it was operated within IAC and since the IAC/Expedia Group Spin-Off, Mr. Diller has a great depth of knowledge and experience regarding Expedia Group and its businesses. Mr. Diller has extensive management experience, broad international exposure and emerging market experience and innovation and technology experience, including through his service as Chief Executive Officer of media and interactive commerce companies, as well as experience as a director serving on other public company boards, including as Chairman. Mr. Diller also is a significant stockholder of Expedia Group.

Expedia Group	16	2021 Proxy Statement

Proposal 1

Vice Chairman & Chief Executive Officer Director Since | 2005 Age | 53	Mr. Kern has been a director of Expedia Group since completion of the IAC/Expedia Group Spin-Off, has served as Vice Chairman of Expedia Group since June 2018, and has served as Chief Executive Officer of Expedia Group since April 2020. Mr. Kern served on the board of directors of Tribune media Company from October 2016 through the completion of Tribune Media’s merger with Nextstar Media Group, Inc. in September 2019, and served as Tribune Media’s Chief Executive Officer from March 2017 through September 2019. Mr. Kern is a Managing Partner of InterMedia Partners VII, LP, a private equity firm. Prior to joining InterMedia, Mr. Kern was Senior Managing Director and Principal of Alpine Capital LLC. Prior to Alpine Capital, Mr. Kern founded Gemini Associates in 1996 and served as President from its inception through its merger with Alpine Capital in 2001. Prior to founding Gemini Associates, Mr. Kern was at the Home Shopping Network and Whittle Communications. Mr. Kern also currently serves as Chairman of the board of directors of Hemisphere Media Group, Inc., a publicly-traded Spanish-language media company and as Chairman of the Supervisory Board of trivago N.V., a majority-owned subsidiary of Expedia Group, as well as on the boards of several private companies. Mr. Kern holds a B.S. degree from the Wharton School at the University of Pennsylvania.

Board Membership Qualifications: Through his extensive background in private equity and as a director of both public and private companies, as well as prior experience in senior executive positions, Mr. Kern has a high level of financial and management expertise and background in analyzing investments and strategic transactions.

Director Since | 2019 Age | 35	Mr. Altman has been a director of Expedia Group since September 2019. He is the Chief Executive Officer and a member of the board of directors of OpenAI, an organization dedicated to ensuring artificial intelligence benefits all of humanity. From February 2014 through March 2019, he served as President of Y Combinator, a provider of advice and seed financing for startups. Earlier in his career, Mr. Altman, co-founded Loopt, Inc., a provider of mobile location-based services, and served as its Chief Executive Officer until it was acquired by Green Dot Corporation in March 2012, after which he held a number of senior executive positions at Green Dot, including Executive Vice President, Mobile Products and Technology, through December 2013, and served as a member of its board of directors from March 2013 through April 2016. Mr. Altman has also been the General Partner of Hydrazine Capital, an early-stage venture capital firm, since April 2012. He has invested in a number of private companies, including Reddit, Inc., which operates a social sharing and aggregation website, and Helion Energy, Inc. and Oklo, Inc., which are both developing clean energy solutions. He currently serves on the board of directors of all three companies and as Chairman of Helion and Oklo.

Board Membership Qualifications: Mr. Altman has extensive technology experience and expertise, including in the mobile technology and artificial intelligence fields. He also brings valuable perspectives from his work with companies that are implementing rapid technological changes.

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Proposal 1

Director Since | 2020 Age | 57	Ms. Anderson has been a director of Expedia Group since December 2020. She has served as the President of Global Consumer Solutions at Equifax since December 2019, where she is responsible for the strategy, development, growth and profitability of direct and indirect businesses serving consumers with credit, identity and financial education products and services. Prior to joining Equifax, Ms. Anderson was the Executive Vice President of Cards and Retail Services at Wells Fargo where she led consumer credit cards, co-brand cards, loyalty solutions, retail finance, digital payments and enablement capabilities, having previously held leadership roles managing auto loans, personal lines and loans, servicing, loan operations, collections and fraud operations since joining Wells Fargo in February 2012. Ms. Anderson currently serves as co-president of the African-American Alumni Association and received the Kenneth A. Powell Award for Professional Achievement from the HBS African-American Student Union in 2019. She also serves as a Board member of the Equifax Foundation. Ms. Anderson is a former chair of the Card Policy Council of the American Banker Association and a former Board Chair of the Council of Urban Professionals. Black Enterprise named Ms. Anderson one of its Most Powerful Women in Corporate America in 2019. She was recently name of one of the Top 20 Women in Digital Commerce by CardLinx. Ms. Anderson graduated summa cum laude with a BS in Business from Florida A&M University and received her MBA with distinction from Harvard Business School.

Board Membership Qualifications: Ms. Anderson provides valuable expertise as a leader of consumer-facing businesses, as well as her extensive knowledge of, and experience in, consumer finance and payments matters.

Director Since | 2015 Age | 50	Professor Athey has been a director of Expedia Group since December 2015. Professor Athey is the Economics of Technology Professor at Stanford Graduate School of Business. Her research and teaching cover the economics of the internet and digital marketplaces, marketplace design, auctions, platform businesses, online advertising, artificial intelligence, and statistical methods for causal inference. She previously taught at the economics departments at MIT, Stanford and Harvard. In 2007, Professor Athey received the John Bates Clark Medal, awarded by the American Economic Association to “that American economist under the age of forty who is adjudged to have made the most significant contribution to economic thought and knowledge.” She was elected to the National Academy of Science in 2012 and to the American Academy of Arts and Sciences in 2008. She serves on the board of directors of Ripple, a financial services technology startup; Rover, peer-to-peer pet care marketplace; Turo, a peer-to-peer car rental marketplace; and Innovations for Poverty Action, a non-profit. Professor Athey has also been a director of LendingClub Corporation since March 2018. Professor Athey received her bachelor’s degree from Duke University in economics, computer science, and mathematics and her Ph.D. in economics from Stanford. She holds an honorary doctorate from Duke University.

Board Membership Qualifications: Professor Athey brings to our Board significant experience as leading expert in the field of economics of the internet and technology, having advised governments and businesses on marketplace design, platform strategy, and artificial intelligence, which are directly relevant to Expedia Group’s businesses. Professor Athey’s unique perspectives assist the Board of Directors in developing strategies for Expedia Group.

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Proposal 1

Director Since | 2017 Age | 41	Ms. Clinton has been a director of Expedia Group since March 2017. She is a best-selling author and advocate for the advancement of women and children around the world. Ms. Clinton has served as Vice Chair of the Clinton Foundation since March 2013, where her work emphasizes improving global and domestic health, creating service opportunities and empowering the next generation of leaders. Prior to assuming this role, Ms. Clinton served as a member of the Board of Directors of the Clinton Foundation from September 2011. Ms. Clinton has also served as a member of the Board of Directors of the Clinton Health Access Initiative since September 2011. Ms. Clinton also teaches at the Columbia University Mailman School of Public Health. From March 2010 through May 2013, Ms. Clinton served as an Assistant Vice Provost at New York University, where she focused on interfaith initiatives and the university’s Global Expansion Program. From November 2011 to August 2014, Ms. Clinton also worked as a special correspondent for NBC news. Prior to these efforts, Ms. Clinton worked as an associate at McKinsey & Company, a consulting firm, from August 2003 to October 2006, and as an associate at Avenue Capital Group, an investment firm, from October 2006 to November 2009. Ms. Clinton also currently serves on the Board of Directors of IAC, The School of American Ballet, Clover Health and Nurx Inc. and HiddenLight Productions; the Board of Overseers of the Weill Cornell Medical College and the Columbia University Mailman School of Public Health; the Board of Trustees of the Africa Center; and as Co-Chair of the Advisory Board of the Of Many Institute at New York University. She is also a Co-Founder and Partner of Metrodera Ventures and currently serves as an advisor to LiveSafe, Inc. Ms. Clinton holds a B.A. from Stanford, an MPH from Columbia’s Mailman School of Public Health and both an MPhil and a Doctorate in International Relations from Oxford University.

Board Membership Qualifications: Ms. Clinton’s broad public policy experience, keen intellectual acumen and youthful perspective enhance the diversity of experience, backgrounds and opinions represented on the Board.

Director Since | 2019 Age | 52	Mr. Gieselman has been a director of Expedia Group since December 2019. Mr. Gieselman has served as Vice President of Services Marketing at Apple, Inc. since May of 2016, where he is responsible for the global marketing and sales functions for Apple’s Services Support Group, which includes Apple Music and iTunes. From October 2015 through January 2016, Mr. Gieselman served as Senior Vice President of Marketing at DirecTV, Inc., a direct broadcast satellite service provider having previously served in senior marketing roles at Sears Holding Corporation, Home Shopping Network and Ray-Ban Sunglasses. Mr. Gieselman holds a B.A. from Boston College and an M.B.A. from St. John Fisher College. He was inducted into the American Advertising Federation’s Advertising Hall of Achievement in 2008.

Board Membership Qualifications: Mr. Gieselman provides valuable expertise in the fields of marketing, advertising and sales, as well as significant experience leading global marketing organizations.

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Proposal 1

Director Since | 2007 Age | 68	Mr. Jacobson has been a director of Expedia Group since December 2007. Mr. Jacobson is a founding partner at the law firm of Hansen, Jacobson, Teller, Hoberman, Newman, Warren, Richman, Rush, Kaller & Gellman, L.L.P., where he has practiced entertainment law for the past 33 years. Mr. Jacobson is currently a member of the board of directors of Charter Communications, Inc., Oaktree Specialty Lending Corporation and Oaktree Strategic Income Corporation, having previously served as a director of Tribune Media Company (from December 2010 until its merger with Nexstar Media Group, Inc. in September 2019), of Ticketmaster (from August 2008 until its merger with Live Nation, Inc. in January 2010), as well as of privately-held companies Aver Media, a Canadian lending institution and Eventful Inc., a digital media company. Mr. Jacobson was a co-founder of New Form Digital, formerly a venture with Discovery Communications, focusing on short form digital content and Whisper Advisors, a boutique investment banking/advisory company.

Board Membership Qualifications: Mr. Jacobson has extensive legal and business knowledge and experience in corporate governance matters. Mr. Jacobson also has significant financial knowledge gained during his years practicing law and advising media companies, as well as his service as a director serving on public and private company boards.

Director Since| 2005 Age | 51	Mr. Khosrowshahi has been a director of Expedia Group since completion of the IAC/Expedia Group Spin-Off. Mr. Khosrowshahi has served as the Chief Executive Officer of Uber Technologies, Inc. since August 2017. Previously, Mr. Khosrowshahi served as the Chief Executive Officer and President of Expedia Group from the completion of the IAC/Expedia Group Spin-Off until August 2017. Mr. Khosrowshahi served as the Chief Executive Officer of IAC Travel, a division of IAC, from January 2005 to the IAC/Expedia Group Spin-Off date. Prior to his tenure as Chief Executive Officer of IAC Travel, Mr. Khosrowshahi served as Executive Vice President and Chief Financial Officer of IAC from January 2002 to January 2005, as IAC’s Executive Vice President, Operations and Strategic Planning, from July 2000 to January 2002 and as President, USA Networks Interactive, a division of IAC, from 1999 to 2000. Mr. Khosrowshahi joined IAC in 1998 as Vice President of Strategic Planning and was promoted to Senior Vice President in 1999. Mr. Khosrowshahi worked at Allen & Company LLC from 1991 to 1998, where he served as Vice President from 1995 to 1998. Mr. Khosrowshahi also served as director of TripAdvisor, Inc., from the TripAdvisor Spin-Off until February 2013 and The New York Times Company from May 2015 to September 2017.

Board Membership Qualifications: Mr. Khosrowshahi possesses in-depth experience with and knowledge of the online travel industry gained through his prior service as Chief Executive Officer of IAC Travel, as Chief Executive Officer of Expedia Group and as a director of TripAdvisor, Inc. and trivago N.V. Mr. Khosrowshahi also has a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

Expedia Group	20	2021 Proxy Statement

Proposal 1

Director Since | 2021 Age | 54
Ms. Menendez-Cambo has been a director of Expedia Group since April 2021. Ms. Menendez-Cambo has served as Deputy General Counsel of SoftBank Group International and General Counsel of the SoftBank Latin America Fund since May 1, 2019 and General Counsel of the SoftBank Opportunity Fund since July 2020. Prior to joining SoftBank, Ms. Menendez-Cambo served in various leadership roles at the law firm of Greenberg Traurig, LLP, including as Vice Chair and as a member of the firm's Executive Committee. Ms. Menendez-Cambo holds a J.D. degree from the University of Pennsylvania Carey Law School and a B.B.A (Bachelor of Business Administration) degree from the University of Miami.

Board Membership Qualifications: Ms. Menendez-Cambo has extensive experience as a trusted legal advisor on corporate and M&A matters, a high level of expertise generally regarding governance and other corporate legal matters, and has taken a leadership role on inclusion, diversity and gender equity matters.

Director Since | 2020 Age | 46
Mr. Mondre has been a director of Expedia Group since May 2020. He is Co-CEO of Silver Lake, a global technology investment firm. Mr. Mondre joined Silver Lake in 1999 as a founding principal and was previously Managing Partner and Managing Director from January 2013 to December 2019. Prior to joining Silver Lake, Mr. Mondre was a principal at Texas Pacific Group, where he focused on private equity investments across a wide range of industries, with a particular focus on technology. He serves on the board of directors of Motorola Solutions, Inc. and GoodRx Holdings, Inc. Previously, he served on the boards of GoDaddy Inc. from May 2014 to February 2020 and Sabre Corporation from March 2007 to December 2018. Mr. Mondre graduated from The Wharton School of the University of Pennsylvania with a B.S. in Economics.

Board Membership Qualifications: Mr. Mondre was designated as a director-nominee by Silver Lake, which currently has the right to designate one individual to be nominated for election to Expedia Group’s Board of Directors pursuant to the Silver Lake Investment Agreement. Mr. Mondre has expertise in financial matters. He also has experience and perspective as an investor and board member of numerous technology companies, including public companies.

Expedia Group	21	2021 Proxy Statement

Proposal 1

Director Since | 2020 Age | 41
Mr. Sambur has been a director of Expedia Group since 2020. He is a Co-Lead Partner of Apollo Global Management, having joined in 2004. Prior to joining Apollo, Mr. Sambur was a member of the Leveraged Finance Group of Salomon Smith Barney Inc. Mr. Sambur currently serves on the board of directors of Sherwood Holdings I, Inc. (parent of Shutterfly), Nugs.net Enterprises, Inc., PlayAGS, Inc., Camaro Parent, LLC (parent of CareerBuilder), Aspen Holdco, LLC (parent of Coinstar, LLC), Constellation Club Holdings, Inc. (parent of ClubCorp), Dakota Holdings, Inc. (parent of Diamond Resorts International, Inc.), ecoATM Parent, LLC, Gamenet Group S.p.A, Inception TopCo, Inc,. (Parent of Rackspace), Redwood Holdco, LLC (parent of Redbox Automated Retail LLC), Terrier Media Holdings, Inc. (d/b/a Cox Media Group) and Terrier Gamut Holdings, Inc. Mr. Sambur also served on the boards of Caesars Entertainment Corporation from November 2010 to April 2019, Hexion Holdings LLC from 2010 to 2016, MPM Holdings Inc. from 2014 to 2016, and Verso Corporation from 2008 to 2016. Mr. Sambur graduated summa cum laude and Phi Beta Kappa from Emory University with a BA in economics.

Board Membership Qualifications: Mr. Sambur was designated as a director-nominee by Apollo, which currently has the right to designate one individual to be nominated for election to Expedia Group’s Board of Directors pursuant to the Apollo Investment Agreement. Mr. Sambur has experience in financing, analyzing, investing in and advising companies, including as a board member of numerous private and public companies.

Director Since | 2015 Age | 51
Mr. von Furstenberg has been a director of Expedia Group since December 2015. Mr. von Furstenberg currently serves as Chief Investment Officer of Ranger Global Advisors, LLC (“Ranger”), a family office focused on value-based investing, which he founded in June 2011. Prior to founding Ranger, Mr. von Furstenberg founded Arrow Capital Management, LLC, a private investment firm focused on global public equities, where he served as Co-Managing Member and Chief Investment Officer since 2003. Mr. von Furstenberg has served as a member of the board of directors of IAC since 2008, Liberty Expedia from November 2016 until it merged with Expedia in June 2019, La Scogliera, an Italian financial holding company, from December 2016 to September 2020 and served as a member of the board of directors of W.P. Stewart & Co. Ltd., a Bermuda based asset management firm, until the company was acquired in December 2013. Since 2001, he has acted as Chief Investment Officer of Arrow Investments, Inc., the private investment office that serves his family. Mr. von Furstenberg also serves as a partner and Co-Chairman of the board of Diane von Furstenberg Studio, LLC. In addition to the philanthropic work accomplished through his position as a director of The Diller-von Furstenberg Family Foundation, Mr. von Furstenberg also serves on the board of directors of Friends of the High Line.

Board Membership Qualifications: Mr. von Furstenberg has private investment and board experience, which the Board of Directors believes give him particular insight into capital markets and investment strategy, as well as a high level of financial literacy. Mr. von Furstenberg is Mr. Diller’s stepson.

Expedia Group	22	2021 Proxy Statement

Proposal 1

Director Since | 2019 Age | 50	Ms. Whalen has been a director of Expedia Group since June 2019. Ms. Whalen is the Executive Vice President and Chief Financial Officer of Williams-Sonoma, Inc., a global specialty retailer, where she is responsible for overseeing Williams-Sonoma’s global financial departments including controllership, corporate financial planning and analysis, tax, treasury, investor relations, risk management and internal audit and has shared accountability of the brand finance functions. She joined Williams-Sonoma in 2001 in the corporate financial planning organization and progressed through positions of increasing responsibility from Vice President, Corporate Controller to Senior Vice President and Treasurer, and was appointed Executive Vice President and Chief Financial Officer in 2012. Ms. Whalen began her career in public accounting with KPMG Peat Marwick LLP. Ms. Whalen is a Certified Public Accountant and holds both a B.S. in accounting and a J.D. from Pepperdine University.

Board Membership Qualifications: Ms. Whalen has extensive experience in public company finance, accounting and SEC reporting matters. As a senior leader of another large public company, she also brings corporate governance, risk management, investor relations and operational expertise to our board.

Required Vote
At the 2021 Annual Meeting, stockholders will be asked to elect 14 members to the Board of Directors, each to hold office for a term ending on the date of the next annual meeting of stockholders or until each such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s death, removal or resignation). The election of the Combined Stock Nominees requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Expedia Group common stock and Class B common stock, present in person or represented by proxy, voting together as a single class. The election of the Common Stock Nominees requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Expedia Group common stock, present in person or represented by proxy, voting as a separate class.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

Expedia Group	23	2021 Proxy Statement

Proposal 2

Approval of Expedia Group, Inc. 2013 Employee Stock Purchase Plan, as Amended and Restated and Expedia Group, Inc. 2013 International Employee Stock Purchase Plan, as Amended and Restated

We believe that encouraging additional stock ownership in Expedia Group, Inc. (“Expedia Group” or the “Company”) by our employees is an effective method of further aligning the interests of employees and Expedia Group stockholders. We intend to encourage employee stock ownership by adopting the Expedia Group, Inc. 2013 Employee Stock Purchase Plan, as Amended and Restated (the “Amended U.S. ESPP”), and the Expedia Group, Inc. 2013 International Employee Stock Purchase Plan, as Amended and Restated (the “Amended International ESPP”). The Amended U.S. ESPP amends and restates the Expedia, Inc. 2013 Employee Stock Purchase Plan (the “U.S. ESPP”) and the Amended International ESPP amends and restates the Expedia, Inc. 2013 International Employee Stock Purchase Plan (the “International ESPP”). We refer to the U.S. ESPP and the International ESPP collectively as the “ESPPs” and the Amended U.S. ESPP and the Amended International ESPP collectively as the “Amended ESPPs” or the “plans.”
We are asking stockholders to approve the Amended ESPPs, including to increase the number of shares available for issuance and extend the term of the Amended ESPPs so that they will remain in effect indefinitely until terminated by our Board of Directors (the “Board”) or the share reserve is depleted. The Amended ESPPs have been adopted by the Board, subject to stockholder approval. If the Amended ESPPs are approved at the Annual Meeting, they will become effective as of the start of the first exercise period under the plans that occurs on or after the date of such stockholder approval.
If the Amended ESPPs are not approved by stockholders, then the Amended ESPPs will not become effective and the ESPPs will continue in full force and effect until the end of their term in 2023, or if earlier, the date that their share reserve is depleted.
Description of the Amended ESPPs
The principal features of the Amended ESPPs are summarized below. The Amended U.S. ESPP and the Amended International ESPP share a single share pool and are otherwise substantially identical, except that that the Amended U.S. ESPP is intended to be a tax-qualified plan for employees in the United States, while the Amended International ESPP is not a tax-qualified plan for U.S. tax purposes and is primarily used for employees outside the United States. We encourage you to read the entire proposed Amended U.S. ESPP and Amended International ESPP, which are attached as Appendices A and B, respectively, to this Proxy Statement, for the full statement of their legal terms and conditions. If there is any conflict or inconsistency between this summary and the provisions of the Amended ESPPs, the provisions of the Amended ESPPs will govern.
Material Changes to the ESPPs
The following summary highlights the proposed material changes to the Amended U.S. ESPP and/or the Amended International ESPP. The Amended ESPPs also include other administrative, clarifying and conforming changes.
•Increase in Authorized Shares: The Board has authorized an additional 1,000,000 shares for issuance under the Amended ESPPs.

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Proposal 2
•Term of the Amended ESPPs: The term of the Amended ESPPs is extended, such that the plans will remain in effect indefinitely while shares remain available thereunder, until such date as the Board determines to terminate the Amended ESPPs.
•Pricing Mechanism: The Amended ESPPs provide the Company with flexibility to adopt a “look-back” pricing mechanism that, if adopted, would enable participants to purchase shares at a discounted price that is calculated based on 85% of the lower of the fair market value of the Company’s stock at the beginning versus at the end of an exercise period (rather than applying the discount solely to the fair market value of the stock on the exercise date), in which case the maximum length of an exercise period under the plans will be 27 months.
•Exercise Periods: The Amended ESPPs expand the Company’s discretion to adopt different exercise periods to allow for the possibility of overlapping exercise periods and exercise periods consisting of multiple purchase periods.
•Expansion of Eligible Entities: The Amended International ESPP expands the types of employer entities that may be designated as participating in the plan at a 50% ownership level beyond corporations, such that employees of designated partnerships, joint ventures or other entities in which the Company holds at least a 50% ownership interest may participate in the plan.
•Eligibility: The Amended International ESPP allows individuals who are executive officers of the Company to participate in the plan, unless the Committee (as defined below) acts to exclude them as it has done for current offerings.
Request for Increase in Share Reserve for the Amended ESPPs
Taking into account the 352,850 shares remaining available for issuance under the ESPPs as of March 15, 2021, and in order to have an appropriate number of shares available for future offerings, on recommendation of the Compensation Committee of the Board, the Board approved an increase in the number of shares reserved for issuance under the Amended ESPPs of 1,000,000 shares. Accordingly, an aggregate of 1,352,850 shares will be available for issuance under the Amended ESPPs as of the effective date of the Amended ESPPs, less any shares purchased under the ESPPs on the purchase date in May 2021.
The number of additional shares reserved for issuance under the Amended ESPPs was determined by the Board by considering the historical number of shares purchased under the ESPPs in the past two fiscal years. The Board also considered the Company’s expectation that the additional shares should last approximately five years. However, the additional shares could last for a longer or shorter period of time based on various factors which cannot be predicted, including the growth of our employee population, future ESPP offering practices, our stock price and prevailing market conditions. In the event that more shares are required for the Amended ESPPs in the future, the prior approval of our stockholders will be required.
The Board believes that the interests of the Company and its stockholders will be advanced if the Company can continue to offer employees the opportunity to acquire or increase their ownership interests in the Company. We believe that the number of shares remaining available for issuance under the ESPPs will not be sufficient in light of the expected levels of ongoing participation in the ESPP. Accordingly, we are asking stockholders to approve increasing the number of shares available under the ESPPs.
Overview; Eligibility
The Amended ESPPs are broad-based plans offering almost all of our employees and the employees of our designated subsidiaries the opportunity to buy shares of common stock at a 15% discount from the prevailing fair market value, or at a potentially larger discount if the Company implements a look-back pricing mechanism, as further described below. The Amended U.S. ESPP is designed to meet the requirements of Section 423 of the Internal Revenue Code (the “Code”).
Generally, all of our employees and the employees of our designated U.S. subsidiaries will be eligible to participate in the Amended U.S. ESPP, except that the Committee has discretion to exclude certain categories of employees, as permitted by Section 423 of the Code. Broadly, these categories include (i) employees who have not completed at least two years of service since their last hire date, (ii) employees who customarily work not more than 20 hours per week, (iii) employees who are highly compensated employees under the Code, or are within certain subsets of highly compensated employees; and (iv) non-U.S. employees with respect to whom participation in the Amended U.S. ESPP would violate local law or the terms of the Amended U.S. ESPP. As of March 15, 2021, approximately 7,985 employees, including all executive officers except Mr. Diller, were eligible to participate in the U.S. ESPP.

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Proposal 2
Generally, all employees of our designated non-U.S. subsidiaries will be eligible to participate in the Amended International ESPP, except that the Committee may determine that an employee will not be eligible to participate if: (i) the employee is a “section 16 officer” under Rule 16a-1(f) or an “executive officer” under Rule 3b-7, in each case under the U.S. Securities Exchange Act of 1934, (ii) the employee is not employed in a country designated by the Board or Committee for purposes of the Amended International ESPP, or (iii) the Committee otherwise determines to exclude the employee. As of March 15, 2021, approximately 2,485 employees were eligible to participate in the International ESPP.
Notwithstanding the above general eligibility rules, no employee may participate in the Amended ESPPs if it would result in such employee holding five percent or more of the total combined voting power or value of all classes of stock of the Company or a related corporation for purposes of Section 423 of the Code.
Shares Authorized for Issuance
An aggregate of 1,500,000 shares of our common stock were initially reserved for issuance under the ESPPs as of their inception on March 15, 2013. If stockholders approve this proposal, the total number of shares authorized and reserved for issuance under the Amended ESPPs since the inception of the plans will be 2,500,000, of which approximately 1,352,850 shares will remain available for issuance as of the effective date of the Amended ESPPs (less any shares purchased under the ESPPs on the purchase date in May 2021).
The shares to be issued under the Amended ESPPs may be authorized and unissued shares (which will not be subject to preemptive rights), treasury shares or shares purchased on the open market or by private purchase or any combination of the foregoing. Any shares issued under the Amended U.S. ESPP or the Amended International ESPP will reduce on a share-for-share basis the number of shares available for subsequent issuance under the Amended ESPPs. If an outstanding option under the Amended U.S. ESPP or the Amended International ESPP expires or is terminated or canceled, the shares allocable to the unexercised portion of such option will again be available for issuance under the Amended ESPPs. Upon the occurrence of certain events that affect our capitalization, appropriate adjustments will be made to the number and kind of shares that may be issued in the aggregate under the Amended ESPPs, and to the number and kind of shares and exercise price per share under each outstanding option under the Amended ESPPs.
Administration
The Amended ESPPs will be administered by a committee consisting of one or more directors appointed by the Board (the “Committee”) or by the Board and will generally be administered by the Compensation Committee of the Board . Among other things, the Committee has authority to interpret the Amended ESPPs, adopt agreements, forms, and other instruments relating to the plans, determine which subsidiaries shall be designated to participate in the plans, adopt rules for administering the plans, adjudicate disputes, address administrative errors, retain third party administrators and make all other determinations necessary or advisable for the administration of the Amended ESPPs.
With regards to the Amended International ESPP, the Committee may also adopt rules or procedures relating to the operation and administration of the Amended International ESPP to accommodate specific requirements of local laws and procedures for non-U.S. jurisdictions.
All decisions and actions of the Committee will be final and conclusive. Subject to limitations of applicable laws or rules, the Committee may delegate its administrative responsibilities and powers under the Amended ESPPs to any of our employees or group of employees or any of our subsidiaries.
Exercise Price for the Shares
Under the Amended ESPPs, participating employees are granted options to purchase shares of common stock at a price that is generally equal to 85% of the stock’s fair market value on the date on which the option is exercised to purchase shares under the ESPPs. However, the Committee has the authority under the Amended ESPPs to increase the applicable percentage used to calculate the exercise price on a particular exercise date before the commencement of an exercise period. The Committee also has the authority under the Amended ESPPs to implement a “look-back” pricing mechanism, under which the exercise price will be calculated based on the fair market value of the stock on either the first or last day of an exercise period, whichever is lower. The Amended ESPPs generally define “fair market value” as the closing price reported for our common stock on the Nasdaq Stock Market on the date for which fair market value is being determined (or the preceding trading date if the market is closed on such determination date). On March 15, 2021, the closing price of our common stock on the Nasdaq was $177.10.

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Proposal 2
Exercise and Purchase Periods
In general, the Amended ESPPs are implemented by a series of consecutive exercise periods that consist of single purchase period. Generally, exercise periods are approximately three-month periods beginning on (i) March 1 of each year and ending on the last day of May of such year, (ii) June 1 of each year and ending on the last day of August of such year, (iii) September 1 of each year and ending on the last day of November of such year, or (iv) December 1 of each year and ending on the last day of February of the following year, until the U.S. ESPP or the International ESPP, as applicable, terminates. At the end of each exercise period, the options that were granted at the beginning of the exercise period and outstanding under the Amended ESPPs are exercised to purchase shares of common stock at the exercise price. The Committee has the authority under the Amended ESPPs to make changes to the occurrence, duration or frequency of exercise periods, including to establish additional or alternative sequential or overlapping exercise periods, a number of purchase periods within an exercise period, a different duration for one or more exercise periods or purchase periods, or different commencement or ending dates for such exercise periods. In no event may an exercise period under the Amended U.S. ESPP exceed 27 months in a case where the Committee implements a look-back pricing mechanism (as described above), or five years in the absence of such a pricing mechanism. In addition, if the Committee establishes different or overlapping exercise periods under the Amended ESPPs, the Committee may structure the exercise periods so that if the fair market value of the Company’s stock on the first trading day of the exercise period is higher than the fair market value of the stock on the first trading day of any subsequent exercise period, the Company will automatically enroll any participating employees in the subsequent exercise period and terminate their participation in the original exercise period.
Plan Contributions
Prior to the beginning of an exercise period, an eligible employee may elect to participate in the exercise period by authorizing after-tax “plan contributions” to be deducted from his or her compensation during the exercise period. Employees may authorize plan contributions in multiples of 1%, up to a maximum of 15%, of their compensation during the exercise period to be deducted and used to purchase shares under the Amended ESPPs at the end of the exercise period, or such other maximum amount as may be designated by the Committee. Plan contributions will be credited to the participant’s individual bookkeeping account during an exercise period. These accounts will not bear interest unless required by applicable law. A participant will automatically continue to participate in each succeeding exercise period at the same plan contribution rate, unless the participant elects to change the rate of his or her plan contributions for a succeeding exercise period or elects to withdraw from an exercise period. If a participant withdraws from an exercise period, all plan contributions credited to such participant’s account and not yet used to purchase shares will be returned to the participant as soon as administratively practicable, and such participant’s unexercised options to purchase shares pursuant to the Amended ESPPs will be automatically terminated. Plan contributions will not resume on behalf of such participant unless he or she enrolls in a subsequent exercise period. A participant may not increase or decrease his or her rate of contribution during an exercise period; however, the Committee has the authority to change the foregoing rule related to increases and decreases in plan contributions under the Amended ESPPs.
We may decrease a participant’s rate of plan contributions to comply with any applicable law, including, in the case of the U.S. ESPP, Section 423 of the Code. The Board may at any time with notice to participants terminate an exercise period then in progress and provide in its discretion that the outstanding balance of plan contributions credited to participant accounts and not yet used to purchase shares will either be used to purchase shares on an early exercise date established by the Board or distributed to the applicable participants.
Purchase of Shares
On the first day of each exercise period in which a participant is enrolled, the participant will be granted an option to purchase shares on the last day of the exercise period, which we refer to as the “exercise date.” Unless a participant has elected to withdraw from an exercise period, or otherwise ceased to participate in the Amended U.S. ESPP or the Amended International ESPP, his or her option will be automatically exercised on the exercise date to purchase the number of whole shares of common stock that can be purchased at the exercise price for such exercise period with the participant’s plan contributions accumulated during the then-current exercise period prior to such exercise date and retained in the participant’s account as of such exercise date. The Committee may also permit the purchase of whole and fractional shares upon exercise on an option, commencing with the first exercise period that begins after the date of such Committee authorization.
However, no participant may purchase during an exercise period a number of shares with a fair market value on the first day of the exercise period that exceeds $25,000 in fair market value. Additionally, no participant may purchase more than $25,000 of common stock (using the fair market value of the common stock on the first day of the exercise period with respect to which such shares are purchased) under the Amended ESPPs (and any other employee stock purchase plan of the Company or a subsidiary) per

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Proposal 2
calendar year. Any portion of a participant’s option remaining unexercised after the end of an exercise period will expire immediately upon the end of such exercise period. Any cash balance remaining in a participant’s account following any exercise date will be refunded to the participant as soon as practicable after such exercise date, unless the amount remaining is less than the amount necessary to purchase a whole share of common stock, in which case the remaining amount may either be refunded or applied to purchase shares in the subsequent exercise period.
If the aggregate number of shares to be purchased by all participants under the Amended ESPPs on an exercise date exceeds the number of shares remaining available for issuance, a pro rata allocation of the remaining shares will be made in as uniform a manner as practicable and as the Committee determines to be equitable, disregarding any fractional shares resulting from such pro rata allocation to any participant unless otherwise determined by the Committee.
We may require that purchased shares be deposited directly into a brokerage account established for the participant at a brokerage firm designated by us (called the “ESPP Brokerage Account”). The Committee has the discretion to determine whether shares deposited into the ESPP Brokerage Account must be held in such account for a minimum period of time following the exercise date on which the shares are purchased before the participant may sell or otherwise dispose of such shares.
Termination of Employment
Generally, if a participant’s employment terminates for any reason, he or she may not make further plan contributions, his or her right to purchase shares of common stock during the then-current exercise period will immediately terminate and any cash credited to his or her account will be, as determined by the Committee, (i) promptly refunded or (ii) used to purchase shares on the next exercise date, with any cash balance remaining in the participant’s plan account following such exercise date being promptly refunded to the participant. All shares held in such participant’s ESPP Brokerage Account will remain in such ESPP Brokerage Account, unless such participant sells or transfers such shares, and continue to be subject to any applicable holding period that may be established by the Committee as described above (however, any applicable holding period will not apply in the event of the participant’s death). Under the Amended U.S. ESPP, unless otherwise determined by the Committee, a transfer of a participant’s employment between or among the Company and a subsidiary or subsidiaries will be treated as a termination of such participant’s employment only if the subsidiary to which the participant transfers is not a designated subsidiary under the Amended U.S. ESPP. Under the Amended International ESPP, any transfer of a participant’s employment to the Company or a subsidiary will be treated as a termination of such participant’s employment, regardless of whether such subsidiary is a designated subsidiary under the Amended International ESPP.
Company Transaction, Dissolution or Liquidation
If a company transaction, as defined in the Amended ESPPs, such as a merger, occurs, then, in the Committee’s discretion, either (i) each option under the Amended ESPPs will be assumed or an equivalent option will be substituted by our successor corporation or its parent corporation, unless the Committee determines in its discretion to shorten the then-current exercise period by setting a new exercise date, in which case each option will be exercised automatically on such new exercise date; or (ii) the Amended ESPPs will terminate, in which case any shares held in ESPP Brokerage Accounts and all plan contributions credited to participant accounts and not yet used to purchase shares will be distributed to the applicable participant.
In the event of any proposed dissolution or liquidation of the Company, then immediately prior to the consummation of such proposed action, any outstanding exercise period will terminate, and any shares held in ESPP Brokerage Accounts, and all plan contributions credited to participant accounts and not used to purchase shares will be distributed to each applicable participant, unless otherwise provided by the Committee.
Amendment and Termination of the Amended ESPPs
The Board of Directors or the Committee may amend or suspend the Amended ESPPs at any time, but such amendment may generally not materially adversely affect the previously accrued rights of any participant with respect to any option without such participant’s consent, and notice must be provided to participants prior to any such suspension and prior to the termination of any such suspension. Stockholder approval is required for any amendment that would require stockholder approval to the extent necessary to comply with Section 423 of the Code, in the case of the Amended U.S. ESPP, or under any other applicable law, regulation or rule. Unless extended or modified by the Board, the Amended ESPPs will terminate upon the earliest of (i) the exercise date at which participants become entitled to purchase a number of shares greater than the number of shares remaining available for issuance under the Amended ESPPs or (ii) such other date as is determined by the Board in its discretion. Upon any termination of the Amended ESPPs, any exercise period then in progress will be treated as terminated and the Board may provide

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Proposal 2
in its discretion that the outstanding balance of plan contributions credited to participant accounts and not yet used to purchase shares will either be used to purchase shares on an earlier exercise date established by the Board or distributed to the applicable participants, and any shares held in the ESPP Brokerage Accounts may be distributed to the applicable participants.
New Plan Benefits
The benefits to be received by those employees who are eligible to participate in the Amended ESPPs are not determinable, since the amounts of future purchases by participants are based on elective participant contributions and also depend on the value of Expedia Group’s shares of common stock. No options have been granted, and no shares of common stock have been issued, with respect to the share increase for which stockholder approval is sought under this proposal.
Certain U.S. Federal Income Tax Consequences
The following is a brief summary of certain significant United States Federal income tax consequences under the Code, as in effect on the date of this summary, applicable to the Company and employees in connection with participation and purchase of shares of common stock under the Amended U.S. ESPP. This summary is not intended to be exhaustive and, among other things, does not describe state, local or non-U.S. tax consequences, or the effect of gift, estate or inheritance taxes.
The amounts deducted from the salary of an employee who participates in the Amended U.S. ESPP will constitute ordinary income taxable to the employee.
The grant of an option under the Amended U.S. ESPP will not have any U.S. federal income tax consequences to either the employee or the Company or any of its affiliates. The purchase of common stock under the Amended U.S. ESPP also will not have any immediate U.S. federal income tax consequences to the employee. Any determination of U.S. federal income tax consequences will depend on whether the shares purchased are disposed of after the expiration of one year after the date those shares are transferred to the employee and two years after the date of grant of the option (referred to below as the “holding periods”). If the holding periods are met, 15% of the fair market value of the shares of common stock on the first day of the exercise period, or, if less, the excess, if any, of the fair market value of the common stock at the time of such disposition or death over the total exercise price of the shares, will be treated as ordinary income and any additional gain will be treated as long-term capital gain. Neither the Company nor any affiliate employing the participant will be entitled to any U.S. federal income tax deduction with respect to the amount treated as long-term capital gain or as ordinary income as a result of the rules described above for shares disposed of after expiration of the holding periods. If the shares are disposed of prior to the expiration of the holding periods (a “disqualifying disposition”), generally the excess of the fair market value of those shares on the exercise date over the aggregate exercise price will be ordinary income at the time of such disqualifying disposition, and the Company will be entitled to a U.S. federal tax deduction in a like amount. Any disposition proceeds in excess of the value of the shares at the exercise date will result in capital gain (or loss) to the participant and will not be deductible to us.
Non-U.S. Income Tax Consequences
As noted above, the Amended International ESPP is not intended to qualify under Section 423 of the Code. The income tax consequences to participants in the Amended International ESPP will vary by country. Generally, those participants will be subject to income tax (and social security liability) at the time shares of common stock are purchased under the Amended International ESPP on the excess of the fair market value of those shares on the exercise date over the total exercise price of the shares.
Past Participation in the ESPPs
The table below sets forth the number of shares of common stock purchased by participating employees since the inception of the ESPPs through March 15, 2021. Non-employee directors are not eligible for participation in the ESPPs. No associate of a non-employee director, nominee for election as a director or executive officer has purchased shares under the ESPPs and no participating employee has purchased five percent or more of the total amount of shares of common stock purchased under the ESPPs.

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Proposal 2

Name and Position	Aggregate Number of Shares Purchased

Barry Diller, Chairman and Senior Executive	0
Peter Kern, Vice Chairman and Chief Executive Officer	0
Robert Dzielak, Chief Legal Officer	0
Eric Hart, Chief Financial Officer and Chief Strategy Officer	0
Lance Soliday, Senior Vice President, Chief Accounting Officer and Controller	0
All current executive officers as a group	0
All current directors who are not executive officers as a group	0
All current and former employees, excluding current executive officers as a group	1,147,150

Required Vote
At the 2021 Annual Meeting, stockholders will be asked to approve the Amended U.S. ESPP and the Amended International ESPP, including an amendment to increase the number of shares authorized for issuance under the Amended ESPPs by 1,000,000 and to extend the term of the plans so that they will remain in effect indefinitely until terminated by the Board or the share reserve is depleted. This proposal requires the affirmative vote of a majority of the voting power of the shares of Expedia Group common stock and Class B common stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE EXPEDIA GROUP, INC. 2013 EMPLOYEE STOCK PLAN, AS AMENDED AND RESTATED, AND THE EXPEDIA GROUP, INC. 2013 INTERNATIONAL EMPLOYEE STOCK PLAN, AS AMENDED AND RESTATED.

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Proposal 3

Ratification of Appointment of Independent Registered Public Accounting Firm

Ernst & Young LLP was Expedia Group’s independent registered public accounting firm for the fiscal year ended December 31, 2020. The Audit Committee of the Board of Directors has also appointed Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
Selection of Expedia Group’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders for ratification. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. If the stockholders fail to vote on an advisory basis in favor of the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP and may retain that firm or another firm without resubmitting the matter to Expedia Group stockholders. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Expedia Group and its stockholders.
A representative of Ernst & Young LLP is expected to be present at the 2021 Annual Meeting, and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.
Required Vote
At the 2021 Annual Meeting, stockholders will be asked to ratify the appointment of Ernst & Young LLP as Expedia Group’s independent registered public accounting firm for 2021. This proposal requires the affirmative vote of a majority of the voting power of the shares of Expedia Group common stock and Class B common stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS EXPEDIA GROUP’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.
Audit Committee Report
The Audit Committee operates pursuant to a written charter adopted by the Board that is evaluated annually and available in the Corporate Governance section of our corporate website at www.expediagroup.com. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, the public reporting process and establishing and maintaining an effective system of internal control over financial reporting. The Company’s independent registered public accounting firm is engaged to audit and express opinions on the conformity of the Company’s financial statements to generally accepted accounting principles and applicable rules and regulations, and the effectiveness of the Company’s internal control over financial reporting.
In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements and related footnotes for the year ended December 31, 2020, together with the results of the assessment of the internal control over financial reporting, with management and Ernst & Young LLP. The Audit Committee has also discussed with Ernst & Young LLP the matters that are required to be discussed under Public Company Accounting Oversight Board ("PCAOB") standards. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP as required by PCAOB rules, and has discussed with Ernst & Young LLP, their independence from the Company and its management. Finally, the Audit Committee has

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considered Ernst & Young LLP’s provision of audit and non-audit services to the Company and concluded that the provision of such services is compatible with Ernst & Young LLP’s independence.
Relying on the reviews and discussions referred to above, the Audit Committee unanimously recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.
Members of the Audit Committee: Julie Whalen (Chair) & Craig Jacobson
Fees Paid to Our Independent Registered Public Accounting Firm
The following table sets forth aggregate fees for professional services rendered by Ernst & Young LLP for the years ended December 31, 2020 and 2019.

	2020 $	2019 $

Audit Fees(1)	14,705,000	14,607,000
Audit-Related Fees(2)	465,000	62,000
Total Audit and Audit-Related Fees	15,170,000	14,669,000
Tax Fees(3)	1,296,000	1,394,000
Other Fees(4)	18,000	33,000
Total Fees	16,484,000	16,096,000
(1)Audit Fees include fees and expenses associated with the annual audit of the Company’s consolidated financial statements and internal control over financial reporting, statutory audits, reviews of the Company’s periodic reports, accounting consultations, reviews of SEC registration statements and consents and other services related to SEC matters. 2020 and 2019 Audit Fees include $2,975,000and $2,728,000, respectively, in fees and expenses paid by trivago N.V., a Nasdaq-listed majority-owned subsidiary of the Company, associated with financial statement audit and review services provided to trivago N.V.
(2)Audit-Related Fees include fees and expenses for due diligence in connection with acquisitions, and related accounting consultations.
(3)Tax fees generally include fees related to tax compliance and return preparation, and tax planning and advice. 2020 and 2019 tax fees include $1,291,000 and $1,324,000 of international tax structuring advisory fees, respectively.
(4)Other Fees include fees and expenses for professional education offerings to the Company’s employees, as well as access to Ernst & Young LLP’s online research tools.
Audit Committee Review and Pre-Approval of Independent Registered Public Accounting Firm Fees
The Audit Committee has considered the audit and non-audit services provided by Ernst & Young LLP as described above and believes that they are compatible with maintaining Ernst & Young LLP’s independence as the Company’s independent registered public accounting firm.
The Audit Committee has adopted a policy governing the pre-approval of all audit and permitted non-audit services performed by the Company’s independent registered public accounting firm to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence from the Company and its management. Unless a type of service to be provided by the Company’s independent registered public accounting firm has received general pre-approval from the Audit Committee, it requires specific pre-approval by the Audit Committee. The payment for any proposed services in excess of pre-approved cost levels requires specific pre-approval by the Audit Committee.
Pursuant to its pre-approval policy, the Audit Committee may delegate its authority to pre-approve services to one or more of its members, and has currently delegated this authority to its Chairperson, subject to a limit of $500,000 per approval. The decisions of the Chairperson of the Audit Committee (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to management. All audit and permitted non-audit services provided to Expedia Group and listed in the table above were pre-approved by the Audit Committee in accordance with the pre-approval policy described herein.

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Proposal 4

Stockholder Proposal on Political Contributions and Expenditures

The Company is not responsible for the content of this stockholder proposal or supporting statement.
The stockholder proposal set forth below was submitted to the Company by Friends Fiduciary Corporation, 1700 Market Street, Suite 1535, Philadelphia, PA 19103, who has provided certification indicating that, as of December 21, 2020 it was the beneficial owner of at least $2,000 worth of shares of common stock, and that it intends to hold at least $2,000 worth of these shares through the date of the 2021 Annual Meeting. Friends Fiduciary Corporation has advised the Company that it intends to present the following stockholder proposal at the 2021 Annual Meeting. The proposal is printed exactly as it was submitted.
“Resolved, that the shareholders of Expedia Group, Inc., (“Expedia Group” or “Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:
1.Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.
2.Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:
a.The identity of the recipient as well as the amount paid to each; and
b.The title(s) of the person(s) in the Company responsible for decision-making.
The report shall be represented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.
Supporting Statement
As long-term shareholders of Expedia Group, we support transparency and accountability in corporate electoral spending. Disclosure is in the best interest of the Company and its shareholders. The Supreme Court recognized this in its 2010 Citizens United decision, which said “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”
Publicly available records show Expedia Group has contributed at least $2.25 million in corporate funds since the 2010 election cycle (CQMoneyLine: http://moneyline.cq.com; National Institute on Money in State Politics: http://www.followthemoney.org).
Expedia publicly discloses a policy on corporate political spending but this is deficient because Expedia Group does not disclose:
•Direct contributions to candidates, parties, and committees;
•Direct contributions to §527 organizations;
•Payments to trade associations that the recipient organization may use for election-related purposes, disaggregated by recipient; and,
•Payments to influence the outcome of ballot measures.

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Proposal 4
Relying on publicly available date does not provide a complete picture of the company’s electoral spending. For example, the Company’s payments to trade associations that may be used for election-related activities are undisclosed and unknown. This proposal asks the company to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations, which may be used for electoral purposes. This would bring our Company in line with a growing number of leading companies, including Intuit, Inc., Salesforce.com Inc., and Host Hotels & Resorts, Inc., which present this information on their websites.
The Company’s Board and shareholders need comprehensive disclosure to fully evaluate the use of corporate assets in elections. We urge your support for this critical governance reform.
Board of Directors’ Statement in Opposition
The Board has considered the proposal and while the Board generally supports the proposal’s stated objectives of transparency and accountability, it believes adoption of the proposal is unnecessary and would not be in the best interests of the Company or our stockholders.
The Board believes the Company has a responsibility to its stockholders, employees and customers to be engaged in the political process to both protect and promote shared interests. In March 2020, the Board adopted a Political Participation Policy (the “Policy”), covering political contributions, board oversight, and trade associations. In accordance with this Policy, in March 2021, the Executive Committee of the Board reviewed management’s first annual report on overall strategic priorities for political contributions, industry association affiliations, policy statements and certain political contributions made during the prior calendar year. Additionally, the Company is fully committed to complying with all applicable campaign finance laws and public disclosure requirements. However, requiring disclosure of all corporate political contributions, including those made indirectly through trade associations, as requested in this proposal, could place the Company at a competitive disadvantage by revealing its strategies and priorities. Parties with interests adverse to the Company likewise participate in the political process. Accordingly, any expanded disclosure by the Company, above what is required by law and equally applicable to all similar parties engaged in public debate, could benefit those parties while harming the interests of the Company and our stockholders.
Furthermore, the Board believes that producing the report requested by this proposal would be burdensome and an unnecessary use of the Company’s resources without a commensurate benefit.
On three prior occasions, our stockholders have voted AGAINST a substantially similar proposal, in each case by a significant majority, indicating support for the Board’s view that disclosure by the Company, over and above that required by existing governmental regulation and public disclosure requirements, could harm the interests of the Company and our stockholders and undermine our responsibility to our stockholders to be engaged in the political process to both protect and promote shared interests.
In summary, the Board opposes this proposal because the Board believes it already complies with much of what has been requested in the proposal and that the Policy adopted by the Board provides appropriate oversight of political spending.
Required Vote
If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the voting power of the shares of Expedia Group common stock and Class B common stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL REGARDING DISCLOSURE OF CORPORATE POLITICAL CONTRIBUTIONS AND EXPENDITURES.

Expedia Group	34	2021 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners and Management
Beneficial Ownership Table
The following table presents information as of April 12, 2021 relating to the beneficial ownership of Expedia Group’s capital stock by (i) each person or entity known to the Company to own beneficially more than 5% of the outstanding shares of Expedia Group’s common stock and Class B common stock, (ii) each current director of Expedia Group (all of whom are director nominees), (iii) each named executive officer, and (iv) all executive officers and current directors of Expedia Group (all of whom are director nominees), as a group. As of April 12, 2021, there were 141,409,399 and 5,523,452 shares of Expedia Group common stock and Class B common stock, respectively, outstanding.
For each beneficial owner listed, the number of shares of Expedia Group common stock and the percentage of each such class listed assumes the conversion or exercise of any Expedia Group equity securities owned by such owner that are or will become exercisable, and the vesting of any Expedia Group stock options and/or RSUs that will vest, within 60 days of April 12, 2021, but does not assume the conversion, exercise or vesting of any such equity securities owned by any other owner. Shares of Expedia Group Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of Expedia Group common stock. The percentage of votes for all classes of Expedia Group’s capital stock is based on one vote for each share of common stock and ten votes for each share of Class B common stock.

Expedia Group	35	2021 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

	Common Stock		Class B Common Stock
Beneficial Owner	Shares	%	Shares	%	Percent (%) of Votes (All Classes)

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	14,218,775(1)	10.1	—	—	7.2
Melvin Capital Management LP. 535 Madison Avenue, 22nd Floor New York, NY 10022	13,427,339(2)	9.5	—	—	6.8
D1 Capital Partners L.P. 9 West 57th Street, 36th Floor New York, NY 10019	12,107,561(3)	8.6	—	—	6.2
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	8,907,792(4)	6.3	—	—	4.5
Barry Diller	6,092,100(5)	4.1	5,523,452(6)	100.0	28.3
Peter Kern	97,767(7)	*	—	—	*
Samuel Altman	21,683(8)	*	—	—	*
Beverly Anderson	0	*	—	—	*
Susan Athey	4,453(9)	*	—	—	*
Chelsea Clinton	8,229(10)	*	—	—	*
Jon Gieselman	4,268(11)	*	—	—	*
Craig Jacobson	34,933(12)	*	—	—	*
Dara Khosrowshahi	554,022(13)	*	—	—	*
Patricia Menendez-Cambo	0	*	—	—	*
Greg Mondre	0	*	—	—	*
David Sambur	0	*	—	—	*
Alex von Furstenberg	451,985(14)	*	439,552(15)	8.0	2.2
Julie Whalen	2,434(16)	*	—	—	*
Robert Dzielak	394,590(17)	*	—	—	*
Eric Hart	97,955(18)	*	—	—	*
Lance Soliday	40,321(19)	*	—	—	*
All current executive officers and directors (all of whom are nominees) as a group (17 persons)	7,365,188(20)	5.0	5,523,452	100.00	28.8
•The percentage of shares beneficially owned does not exceed 1% of the class.
(1)Based on information filed on Amendment No. 9 to Schedule 13G with the SEC on February 10, 2021 by The Vanguard Group, reporting shared voting power over 220,560 shares of common stock, sole dispositive power over 13,630,558 shares of common stock and shared dispositive power over 588,217 shares of common stock.
(2)Based on information filed on Amendment No. 2 to Schedule 13G with the SEC on February 16, 2021 by Melvin Capital Management LP reporting shared voting power and shared dispositive power over 13,427,339 shares of common stock.

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Security Ownership of Certain Beneficial Owners and Management
(3)Based on information filed on Schedule 13G with the SEC on February 16, 2021 by D1 Capital Partners L.P. reporting shared voting power and shared dispositive power over 12,107,561 shares of common stock.
(4)Based on information filed on Amendment No. 4 Schedule 13G with the SEC on January 29, 2021 by BlackRock, Inc. reporting sole voting power over 7,609,142 shares of common stock and sole dispositive power over 8,907,792 shares of common stock.
(5)Consists of (i) 13,656 shares of common stock held directly, (ii) options to purchase 550,000 shares of common stock held by Mr. Diller that are exercisable within 60 days of April 12, 2021 and 4,992 RSUs that will vest within 60 days of April 12, 2021; (iii) 5,083,900 shares of Class B common stock that are convertible to common stock on a one-for-one basis and held directly by Mr. Diller; and (iv) 439,552 shares of Class B common stock that are convertible to common stock on a one-for-one basis and held by The Diller Foundation d/b/a The Diller - von Furstenberg Family Foundation (the “Family Foundation”), on whose board of directors Mr. Diller and certain of his family members serve as directors. Excludes shares of common stock and options to purchase shares of common stock held by Mr. Diller’s spouse, as to which Mr. Diller disclaims beneficial ownership.
(6)The total number of shares of Expedia Group Class B common stock outstanding includes: (i) 5,083,900 shares of Class B common stock held directly by Mr. Diller; and (iv) 439,552 shares of Class B common stock held by the Family Foundation.
(7)Consists of 95,492.723 (unrounded) shares of common stock held by Mr. Kern, 91,626.723 of which were pledged as part of collateral to secure a loan account to Morgan Stanley Private Bank, N.A. as of April 12, 2021, and 2,274 RSUs that will vest within 60 days of April 12, 2021. Mr. Kern also holds 231,316 American Depository Shares of trivago N.V., including options to purchase 199,655 American Depository Shares of trivago N.V. that are exercisable within 60 days of April 12, 2021, which represents less than 1% of the outstanding Class A shares of trivago N.V.
(8)Consists of 20,635 shares of common stock beneficially owned by Mr. Altman, 20,000 of which are held by Altman Holdco, LLC, and 1,048 RSUs that will vest within 60 days of April 12, 2021.
(9)Consists of 1,992 shares of common stock held by Ms. Athey, and 2,461 RSUs that will vest within 60 days of April 12, 2021.
(10)Consists of 5,768 shares of common stock held by Ms. Clinton, and 2,461 RSUs that will vest within 60 days of April 12, 2021.
(11)Consists of 3,220 shares of common stock held by Mr. Gieselman and 1,048 RSUs that will vest within 60 days of April 12, 2021.
(12)Consists of 32,472 shares of common stock held by Mr. Jacobson, and 2,461 RSUs that will vest within 60 days of April 12, 2021.
(13)Consists of 351,561 shares of common stock held by Mr. Khosrowshahi (including 21,910 shares of common stock held by a trust as to which Mr. Khosrowshahi disclaims beneficial ownership), 315,865 of which were pledged as collateral to secure a revolving line of credit account to Morgan Stanley Bank, N.A. and as well as options to purchase 200,000 shares of common stock that are exercisable within 60 days of April 12, 2021 and 2,461 RSUs that will vest within 60 days of April 12, 2021.
(14)Consists of 9,972 shares of common stock held by Mr. von Furstenberg, 2,461 RSUs that will vest within 60 days of April 12, 2021 and 439,552 shares of Class B common stock that are convertible to common stock on a one-for-one basis and held by the Family Foundation over which Mr. von Furstenberg has certain voting and disposition authority.
(15)Consists of 439,552 shares of Class B common stock held by the Family Foundation.
(16)Consists of 693 shares of common stock held by Ms. Whalen, and 1,741 RSUs that will vest within 60 days of April 12, 2021.
(17)Consists of 40,364 shares of common stock held by Mr. Dzielak, options to purchase 351,004 shares of common stock that are exercisable within 60 days of April 12, 2021 and 3,222 RSUs that will vest within 60 days of April 12, 2021.
(18)Consists of 10,055 shares of common stock held by Mr. Hart, options to purchase 85,296 shares of common stock that are exercisable within 60 days of April 12, 2021 and 2,604 RSUs that will vest within 60 days of April 12, 2021.
(19)Consists of 7,364 shares of common stock held by Mr. Soliday, options to purchase 32,291 shares of common stock that are exercisable within 60 days of April 12, 2021, and 666 RSUs that will vest within 60 days of April 12, 2021.
(20)Consists of (i) 593,245 shares of common stock; (ii) 5,523,452 shares of Class B common stock that are convertible to common stock on a one-for-one basis; (ii) options to purchase 1,218,591 shares of common stock that are exercisable within 60 days of April 12, 2021; and (iii) 29,900 RSUs that will vest within 60 days of April 12, 2021.

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Executive Officers
Information Concerning Executive Officers
Background information about each of Expedia Group’s executive officers who does not also serve as a director of Expedia Group is provided below, as of April 12, 2021.

Name	Age	Position With Expedia Group, Inc.

Robert Dzielak	50	Chief Legal Officer and Secretary
Eric Hart	45	Chief Financial Officer and Chief Strategy Officer
Lance Soliday	48	Senior Vice President, Chief Accounting Officer and Controller

Robert Dzielak has served as Expedia Group’s Chief Legal Officer and Secretary since March 2018, previously serving as its Executive Vice President, General Counsel and Secretary since April 2012. Mr. Dzielak had previously served as Senior Vice President and acting General Counsel since October 2011. Since joining the Company as Assistant General Counsel in April 2006 and through his service as Vice President and Associate General Counsel between February 2007 and October 2011, Mr. Dzielak held primary responsibility for the worldwide litigation portfolio of the Company and its brands. Prior to joining Expedia Group, Mr. Dzielak was a partner at the law firm of Preston, Gates and Ellis, LLP (now K&L Gates LLP), where his practice focused on commercial and intellectual property litigation. Mr. Dzielak received his J.D. from The John Marshall Law School. Mr. Dzielak is currently a member of the Supervisory Board of trivago, N.V.
Eric Hart has served as the Chief Financial Officer of Expedia Group since April 2020, overseeing Expedia Group’s accounting, financial reporting and analysis, investor relations, treasury, internal audit, tax, and real estate teams. Mr. Hart had served as acting Chief Financial Officer since December 2019 and also served as Expedia Group’s Chief Strategy Officer since November 1, 2019 with responsibility for the Company’s strategy and business development, as well as global M&A and investments. Prior to assuming the Chief Strategy Officer position, Mr. Hart served as the General Manager of the Company’s CarRentals.com brand for nearly three years. Prior to that, he oversaw corporate strategy for the Company, leading some of the Company’s largest acquisitions. Before joining Expedia Group, Mr. Hart spent time as a Vice President at Lake Capital, as a Project Leader at Boston Consulting Group, and as a Consultant at Accenture. Mr. Hart holds a bachelor’s degree from Georgia State University and a Master’s in Business Administration from University of Chicago Booth School of Business. Mr. Hart is currently a member of the Supervisory Board of trivago, N.V.
Lance Soliday has served as Expedia Group’s Senior Vice President, Chief Accounting Officer and Controller since February 2017, and as Vice President, Chief Accounting Officer and Controller from September 2011 until February 2017 and, prior to that, as Senior Director, Financial Reporting since February 2009. Mr. Soliday has previously served as the Company’s Director, Financial Reporting since December 2006 and Director, Accounting Research since joining the Company in May 2006. Prior to joining Expedia Group, Mr. Soliday held various roles in the finance departments of Amazon.com and Microsoft Corporation. Previously, Mr. Soliday was an accountant with Deloitte & Touche LLP. Mr. Soliday received his bachelor’s degree from Central Washington University and is a certified public accountant.

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Compensation Discussion and Analysis
Compensation Discussion and Analysis
Overview
2020 Named Executive Officers. This Compensation Discussion and Analysis describes Expedia Group’s executive compensation program as it relates to the following individuals who are “named executive officers” of Expedia Group for the fiscal year ended December 31, 2020:

Name	Position With Expedia Group, Inc.

Barry Diller	Chairman and Senior Executive
Peter Kern	Vice Chairman and Chief Executive Officer
Robert Dzielak	Chief Legal Officer and Secretary
Eric Hart	Chief Financial Officer and Chief Strategy Officer
Lance Soliday	Senior Vice President, Chief Accounting Officer and Controller
2020 Chief Executive Officer and Chief Financial Officer Changes. On April 22, 2020, the Board of Directors appointed Mr. Kern to serve as Vice Chairman/Chief Executive Officer and appointed Mr. Hart to serve as Chief Financial Officer. Prior to that, Mr. Diller and Mr. Kern had been jointly presiding over the Company's day to day operations as Chairman/Senior Executive and Vice Chairman/Senior Executive, respectively, and Mr. Hart had been serving as the Acting Chief Financial Officer, since December 2019.
COVID-19 Pandemic
During 2020, the COVID-19 pandemic severely restricted the level of economic activity around the world with an unprecedented impact on the Company and the global travel industry in general. In light of the disruption caused by the COVID-19 pandemic, the Compensation Committee and management made certain decisions and adjustments, including those listed below, to executive officer compensation as well as broad-based employee compensation and benefits during 2020. In making these decisions, the Compensation Committee and management endeavored to take a thoughtful and cautious approach, considering factors such as: (i) retention of key talent; (ii) management of cash costs; and (iii) alignment of pay and performance with the long-term interests of the Company's stockholders. The adjustments and decisions to compensation and benefits in 2020 related to the COVID-19 pandemic's impact were as follows:
•the Chairman chose to forego 100% of his salary effective March 9, 2020 through the remainder of the year;
•reduction of base salaries for other senior executives, including all executive officers except Mr. Soliday, by 25% for the period of May 1, 2020 through October 31, 2020;
•modification of performance-based stock options held by certain senior executives to provide for time-based vesting, as further explained below in “Equity Compensation - Modification of Performance-Based Stock Options”;
•extension of the term of outstanding stock options by one year for executive officers and other employees whose stock options were due to expire in 2021, as further explained below in “Equity Compensation - Modification of Outstanding Stock Options”;
•suspension of matching contributions into the 401(k) from June 1, 2020 through November 30, 2020;
•grant of 2020 annual bonuses as restricted stock units (“RSUs”) in lieu of cash; and

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Compensation Discussion and Analysis
•postponement of amending compensation arrangements for Mr. Kern and Mr. Hart related to their respective appointments to Chief Executive Officer and Chief Financial Officer, while the Company was focused on its response to the COVID-19 pandemic.
Compensation Program Philosophy and Objectives
Expedia Group’s executive compensation program is designed to attract, motivate, retain and reward highly skilled executives with the business experience and acumen that we believe are necessary for achievement of Expedia Group’s long-term business objectives. We support a pay for performance culture where employees are rewarded for individual, business and overall company success. The executive compensation program is designed to reward short- and long-term performance and to align the financial interests of executive officers with the interests of our stockholders. To that end, we believe that compensation packages provided to executive officers should generally include performance-based opportunities and a significant longer-term equity-based component. We evaluate both performance and compensation levels to ensure that:
•Expedia Group maintains its ability to attract and retain outstanding employees in executive positions;
•the compensation provided to Expedia Group’s executives remains competitive with the compensation paid to similarly situated executives at comparable companies; and
•Expedia Group’s compensation programs are applied in an internally consistent manner and fall within pre-established cash and equity compensation budgets.
Role of the Compensation Committee
The Compensation Committee of the Company’s Board of Directors has primary responsibility for establishing the compensation of the Company's executive officers. The Compensation Committee is appointed by the Board of Directors and each member satisfied the independence requirements for Compensation Committee members under the current standards imposed by the rules of the SEC and Nasdaq. For additional details regarding the Compensation Committee, please see “Board Committees - Compensation Committee.”
Role of Executive Officers
Expedia Group management participates in reviewing and refining Expedia Group’s executive compensation program. In the first quarter of 2020, Mr. Diller and Mr. Kern met with the Compensation Committee to discuss their views on corporate performance, individual executive officer performance, and compensation packages for the executive team. Mr. Diller and Mr. Kern reviewed with the Compensation Committee the performance of Expedia Group and each named executive officer, other than themselves, and made recommendations with respect to the appropriate base salary, annual bonus and grants of long-term equity incentive awards. Mr. Diller met separately with the Compensation Committee to discuss his own compensation and Mr. Kern's performance and compensation in his then-role as Vice Chairman and Acting Co-Chief Executive Officer. The Compensation Committee then discussed each recommendation, with each of Mr. Diller and Mr. Kern absent when his respective compensation was discussed. After considering these recommendations and other considerations discussed below, the Compensation Committee determined the annual compensation package for each executive officer. In the first quarter of 2021, a similar process was followed with respect to approval of the executive officers' annual bonuses for 2020.
Role of Compensation Consultants
In connection with the Company’s annual compensation review meetings in each of 2020 and 2021, Compensia, Inc., (“Compensia”) an independent compensation consulting firm, was retained to conduct an independent review of the applicable compensation peer group for positions held by executive officers and to compile data from proxy statements and other SEC filings of peer companies regarding compensation for executive officer positions, where available. Compensia also advised the Compensation Committee in connection with the following, which are discussed below in the section titled “Compensation Program Elements-Equity Compensation” and “2021 Compensation Events”: (i) performance-based restricted stock unit awards granted in 2020 to Mr. Kern, Mr. Dzielak, Mr. Hart and Mr. Soliday; (ii) modifications to certain stock option awards in 2020; and (iii) employment and compensation arrangements for Mr. Kern. Additionally, Compensia generally provides updates to the Compensation Committee on best practices and emerging trends, regulatory issues and director pay. Expedia Group also regularly uses non-customized survey or other data from a number of compensation consulting firms. A more detailed description of the compensation peer group review and use of survey and other data provided by compensation consultants is included below in the section titled “Role of Peer Groups, Surveys and Benchmarking.”

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Compensation Discussion and Analysis
Role of Stockholder Say-on-Pay Votes
Expedia Group provides its stockholders with the opportunity to cast a triennial advisory vote on executive compensation (“say-on-pay”), which reflects the preference expressed by our stockholders in 2017 with respect to the frequency of the say-on-pay vote. At Expedia Group’s annual meeting of stockholders held in June 2020, 94% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes that the vote reflected stockholder support of Expedia Group’s approach to executive compensation, and, as such, any changes to our compensation program in 2021 are not necessarily based on the 2020 vote. Stockholders will again have an opportunity to cast a say-on-pay vote, including with respect to the frequency of the say-on-pay vote, at the 2023 Annual Meeting. Expedia Group management continues to engage in dialogue with many of the Company’s largest stockholders, including discussions in 2020 with nine of our largest stockholders regarding governance and compensation matters, and the Compensation Committee will continue to consider stockholder feedback and the results of the Company’s say-on-pay votes when making future compensation decisions for the Company’s executive officers.
Role of Peer Groups, Surveys and Benchmarking
Multiple data sources are considered when reviewing compensation information to ensure that the data reflect compensation practices of relevant companies in terms of size, industry and geographic location. Among other factors, the following information, when available, is considered when establishing compensation for executive officers:
•Data regarding compensation for comparable executive officer positions from recent proxy statements and other SEC filings of peer companies, which include:
◦direct industry competitors,
◦non-industry companies with which Expedia Group commonly competes for talent (including both regional and national competitors), and
◦data regarding compensation levels for all our employees; and
•Data from salary and equity compensation surveys that include companies of a similar size, based on market capitalization, revenues and other factors.
In light of his role as both Chairman and Senior Executive of Expedia Group, a separate peer group comprised of executives in broadly comparable roles is considered with respect to Mr. Diller’s compensation.
When available, competitive market compensation paid by other peer group companies is considered, but the Compensation Committee does not attempt to maintain a certain target percentile within the peer group or otherwise rely solely on such data. Management and the Compensation Committee strive to incorporate flexibility into the compensation programs and the assessment process to respond to and adjust for the evolving business environment and the value delivered by the executive officers.
In addition, we review each of our peer groups annually. For both 2020 and 2021, we engaged Compensia to conduct an initial review and make recommendations regarding peer group changes. In each case, the Compensation Committees then considered any proposed changes prior to approving the peer groups for the upcoming year.

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Compensation Discussion and Analysis
2020 Peer Groups
In connection with the Compensation Committee’s approval of executive officer base salary and equity compensation during 2020, which is discussed below in the sections titled “Compensation Program Elements-Base Salary” and “Compensation Program Elements-Equity Compensation,” data regarding compensation for comparable executive officer positions at the following peer companies were considered:
EXECUTIVE OFFICER PEER GROUP (OTHER THAN CHAIRMAN/SENIOR EXECUTIVE):

Activision Blizzard, Inc.	Lumen Technologies
Alliance Data Systems Corporation.	Marriott International Inc.
Booking Holdings, Inc.	Royal Caribbean Cruises Ltd.
Carnival Corporation & plc	TripAdvisor, Inc.
Discovery, Inc.	Twitter, Inc.
eBay, Inc.	Uber Technologies, Inc.
Electronic Arts Inc.	ViacomCBS Inc.
Hilton Worldwide Holdings, Inc.	VMware, Inc.
Intuit Inc.	Zillow Group, Inc
Live Nation Entertainment, Inc.

CHAIRMAN/SENIOR EXECUTIVE PEER GROUP:

Best Buy Co., Inc.	Host Hotels & Resorts, Inc.
Carnival Corporation & plc	Hyatt Hotels
Charles Schwab	Marriott International, Inc.
Chipotle Mexican Grill, Inc.	News Corporation
DISH Network Corporation

2021 Peer Groups
In connection with the Compensation Committee’s approval of executive officer cash bonuses for 2020, which were approved in the first quarter of 2020 and are discussed below in the section titled “Compensation Program Elements-Annual Bonuses,” the Compensation Committee considered data from the same peer groups other than the following changes:
•The removal of Best Buy Co., Inc. and Chipotle Mexican Grill, Inc. due to recent Chair transitions out of the role and a lack of updated compensation data; and
•The addition of Caesars Entertainment, Inc., The Estee Lauder Companies Inc., Fox Corporation and Intuit Inc. as each had a comparable executive chair role and to ensure that the peer group remains robust.
Compensation Program Elements
General
The primary elements of the executive compensation program have historically been base salary, bonus, equity compensation and, in certain instances, perquisites and other benefits. The Compensation Committee reviews these elements in the first quarter of each year in light of Company and individual performance, recommendations from management and other relevant information, including prior compensation history and outstanding long-term compensation arrangements. Management and the Compensation

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Compensation Discussion and Analysis
Committee believe that there are multiple, dynamic factors that contribute to success at an individual and business level and have therefore avoided adopting strict formulas and relied primarily on a discretionary approach that allows the Compensation Committee to set executive compensation levels on a case-by-case basis, taking into account all factors the Compensation Committee considers relevant.
Following recommendations from management, the Compensation Committee may adjust compensation for executive officers at other times during the year including when executives are hired or appointed, when there are significant changes in their responsibilities, in connection with their entry into new or extended employment agreements, or under other circumstances that the Compensation Committee considers appropriate.
Base Salary
Base salary represents the fixed portion of an executive officer’s compensation and is intended to provide compensation for expected day-to-day performance. An executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience, and salary levels of other executives within Expedia Group and similarly situated executives at comparable companies.
Base salary is typically reviewed annually, at the time of the executive’s hire, promotion or expansion in responsibilities, or entry into a multi-year employment agreement, at which time management makes recommendations to the Compensation Committee based on consideration of a variety of factors, including:
•the executive’s total compensation relative to other executives in similarly situated positions;
•individual performance of the executive;
•the executive’s responsibilities, prior experience, including any additional compensation such as signing bonuses or relocation benefits;
•the terms of the executive’s employment agreement, if any;
•general economic conditions and specific company financial performance;
•competitive compensation market data, when available; and
•the recommendations of the Vice Chairman/Chief Executive Officer, or Chairman/Senior Executive other than in connection with their own compensation
2020 Annual Compensation Review. In February 2020, the Compensation Committee approved an increase in Mr. Soliday’s base salary from $339,488 to $350,000, reflecting a standard market-based increase, and an increase to Mr. Hart's base salary from $425,000 to $550,000 reflecting his additional responsibilities as acting Chief Financial Officer and Chief Strategy Officer. On November 12, 2020, the Compensation Committee approved a further increase in Mr. Hart's base salary to $700,000 in recognition of his expanded performance since his confirmation to the role of Chief Financial Officer in April 2020. As noted above, this increase had been postponed in light of the COVID-19 pandemic. Mr. Dzielak's base salary remained unchanged from 2019 to 2020. Beginning May 1, 2020 through October 31, 2020, base salaries for Mr. Dzielak and Mr. Hart were reduced by 25% in response to the impact of the COVID-19 pandemic.
As discussed above, in light of the impact of the COVID-19 pandemic, Mr. Diller elected to forego his $465,000 base salary, effective March 9, 2020, through the remainder of the year. Mr. Kern did not receive a base salary in 2020. However, see “2021 Compensation Events” regarding changes to Mr. Kern’s compensation, including base salary, approved in 2021.
Annual Bonuses
Historically, annual cash bonuses have been granted to executives to recognize and reward an individual’s annual contribution to Company performance with respect to the prior year. In connection with the impact of the COVID-19 pandemic on the Company's performance and a restructuring of the Company's overall compensation program, management recommended and the Compensation Committee agreed to grant the earned 2020 annual bonus as a one-time RSU award with a value equivalent to 50% of each executive's target bonus and an additional time-based vesting requirement to further strengthen our retention objectives

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Compensation Discussion and Analysis
and align executive interests with those of our stockholders (the “2020 Annual Bonus Awards”). In addition, beginning in 2021, the Company is discontinuing the annual cash bonus as further explained in “2021 Compensation Events.”
In 2020 and prior years, bonus target percentages for executive officers, other than the Chairman/Senior Executive and Vice Chairman/Chief Executive Officer, have been established by the Compensation Committee, based on the recommendation of management, at the time of the executive’s hire, promotion, expansion in responsibilities, or entry into a multi-year employment agreement, and generally take into account the scope of an executive’s responsibilities and comparative market data.
Bonus target percentages for executives other than the Chairman/Senior Executive and Vice Chairman/Chief Executive Officer are generally reviewed by the Vice Chairman and Chief Executive Officer with the approval of the Chairman/Senior Executive and the Compensation Committee.
At the time of the Compensation Committee’s approval of the 2020 Annual Bonus Awards to executive officers in February 2021, Mr. Dzielak and Mr. Hart each had a target bonus of 100% of their respective base salaries and Mr. Soliday had a target bonus of 50% of his base salary. Mr. Diller does not have a target bonus percentage as his base salary tends to be lower than executives in comparable roles and any annual bonus payments to him would be highly variable. Mr. Kern historically had not received a salary or cash bonus.
When approving annual bonuses for executive officers, including with respect to the 2020 Annual Bonus Awards, the Compensation Committee takes into account a variety of factors, including:
•Expedia Group’s business and financial performance, including the impact of the COVID-19 pandemic with respect to 2020;
•the executive’s target bonus percentage, if any;
•the executive’s individual performance;
•the terms of the executive’s employment agreement or separation arrangements, if applicable;
•the overall funding of the bonus pool;
•amount of bonus relative to other Company executives;
•general economic conditions;
•competitive compensation market data, when available; and
•the recommendations of the Chairman/Senior Executive and Vice Chairman/Chief Executive Officer, which do not include recommendations regarding their own compensation.
2020 Annual Bonus Awards
On February 25, 2021, the Compensation Committee approved the 2020 Annual Bonus Awards for Mr. Dzielak, Mr. Hart and Mr. Soliday relating to performance in 2020. As noted above, recognizing the impact of the COVID-19 pandemic on the Company's performance and as part of the changes to overall compensation structure for 2021, the Compensation Committee determined that it would be appropriate to deliver 2020 annual bonuses to executives as a one-time award of RSUs at 50% of each executive's target bonus previously determined by the Compensation Committee. Consistent with his compensation structure both since his appointment as Vice Chairman and his subsequent appointment as Chief Executive Officer, Mr. Kern did not receive a 2020 bonus and Mr. Diller indicated to the Compensation Committee that he did not wish to be considered for an annual bonus for 2020 in light of the impact of the COVID-19 pandemic.
The Compensation Committee considered a variety of factors when approving 2020 Annual Bonus Awards, including the factors noted above, with a particular focus on the impact of the COVID-19 pandemic on the Company's business and financial performance, the overall change to compensation structure for 2021 and the importance of retaining key executive talent. The Compensation Committee also took into account the relative contributions made during the year by each named executive officer who received a 2020 Annual Bonus Award, including: (i) with respect to Mr. Dzielak, his consistent executive leadership in a time of significant change at senior management levels and disruption to the travel industry due to the COVID-19 pandemic while continuing to oversee the Company’s legal and regulatory functions in a dynamic and evolving landscape, (ii) with respect to Mr.

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Compensation Discussion and Analysis
Hart, his strong leadership stabilizing the Company's financial position during the COVID-19 pandemic including a number of capital transactions throughout 2020, and (iii) with respect to Mr. Soliday, his solid performance overseeing the Company’s worldwide accounting function, especially during the COVID-19 pandemic. Based on the totality of these considerations, the Compensation Committee determined that it would be appropriate to grant the 2020 Annual Bonus Awards to each of the named executive officers at a value representing 50% of each officer's respective target bonus percentage with 100% of the award vesting on December 1, 2021.
The following table reflects 2020 bonus target percentages (taking into account salary and bonus target percentage changes during 2020) and shows the value and number of RSUs subject to the 2020 Annual Bonus Award for each named executive officer:

	Target Bonus Percentage	Target Bonus Value	2020 Annual Bonus Award Value	2020 Annual Bonus Award - Number of RSUs(1)

Barry Diller	—	—	—	—
Peter Kern	—	—	—	—
Robert Dzielak	100%	$700,000	$350,000	2,500
Eric Hart	100%	$466,667	$233,333	1,667
Lance Soliday	50%	$171,124	$87,062	622
(1)The number of RSUs subject to the 2020 Annual Bonus Award reflects the amount in the column titled “2020 Annual Bonus Award Value” divided by the 30-day trailing average stock price through February 17, 2021.

The value of the 2020 Annual Bonus Awards described above are reflected in the “Bonus” column of the table titled “2020 Summary Compensation Table” in the section below titled “Executive Compensation.”
Long-Term Equity Compensation
Long-term equity compensation is designed to align executive compensation with the interests of our stockholders and the long-term performance of Expedia Group and is an important employee retention tool because the equity awards generally vest over a multi-year period, subject to continued service by the award recipient. Equity awards also link compensation to financial performance because the value of equity awards ultimately depends on Expedia Group’s stock price and in some cases, vesting of the awards is also subject to performance conditions. The Company typically grants equity awards to executive officers upon hire, promotion, in connection with the Company’s annual compensation review or entry into a multi-year employment agreement.
Historically, the Company had utilized both stock options and RSUs, primarily with time-based vesting, and from time-to-time subject to performance conditions. In 2020, to further strengthen the alignment of equity compensation to Company performance, the Company adopted broad-based awards of performance-based restricted stock units (“PSUs”) to senior executives, including Mr. Kern, Mr. Hart and Mr. Dzielak, who received 50% of their 2020 annual equity compensation awards in the form of PSUs and the additional 50% in traditional time-based vesting RSUs, and Mr. Soliday, who received 25% of his 2020 annual equity compensation award in the form of PSUs and the additional 75% in traditional time-based vesting RSUs. The Company took a similar approach for fiscal year 2021, granting a mix of PSUs and RSUs to certain senior executives, including Mr. Hart, Mr. Dzielak and Mr. Soliday.
We expect to continue to evaluate the appropriate form of equity-based incentive awards as market conditions evolve.
Annual Review Equity Award Process. Management generally recommends annual equity awards in the first quarter of each year when the Compensation Committee meets to make determinations regarding annual bonuses for the last completed fiscal year and to set compensation levels for the current fiscal year. The meeting at which the Compensation Committee approves these awards is generally scheduled several months in advance and timed to occur after the public disclosure of Expedia Group’s prior year financial statements.
The Compensation Committee reviews various factors considered by management when establishing Expedia Group’s equity grant pool, which for 2020 included:

Expedia Group	45	2021 Proxy Statement

Compensation Discussion and Analysis
•Expedia Group’s 2019 business and financial performance;
•potential dilution rates, taking into account projected headcount changes and employee turnover;
•non-cash compensation as a percentage of adjusted EBITDA;
•equity compensation utilization by peer companies;
•general economic and business conditions, including early impacts of the COVID-19 pandemic; and
•competitive compensation market data regarding individual executive award values.
For specific grants to executive officers, management makes recommendations based on a variety of factors, including:
•individual performance, scope of role and future potential of the executive;
•the overall size of the equity grant pool;
•individual award value relative to other Company executives for purposes of assessing internal pay equity;
•the grant date and realizable value of previous grants and amount of outstanding unvested equity awards;
•competitive compensation market data, where comparable; and
•the recommendations of the Chairman/Senior Executive and Vice Chairman/Chief Executive Officer, as applicable other than in connection with their own compensation.
The annual corporate performance factors relevant to setting 2020 bonus amounts, while considered, are generally less relevant in determining the type and level of annual review equity awards, as these awards tend to be more forward looking, and are a longer-term retention and reward instrument relative to our 2020 annual bonuses.
February 2020 Annual Review Equity Awards for Executive Officers. In February 2020, the Company completed its 2020 annual compensation review process and each of the named executive officers other than Mr. Diller received a portion of their annual review equity award in RSUs (50% for Mr. Kern, Mr. Hart and Mr. Dzielak and 75% for Mr. Soliday) and the remaining portion in PSUs with the following vesting schedules and, with respect to the PSUs, the following performance conditions:
•The RSUs vest over four total years with 25% on February 15, 2021 and an additional 6.25% on the 15th day of the second month of each of the next 12 fiscal quarters.
•The PSUs vest in two tranches over three total years with 50% on February 15, 2022 and 50% on February 2023, subject in both cases to the satisfaction of performance conditions. For each tranche, there is a target number of PSUs with the ultimate settlement of each tranche depending upon the compound annual stock price growth rate using the closing price of the Company’s common stock on the beginning date determined by the Compensation Committee and an ending price based on a 30-day trailing average through December 31, 2021 for 50% of the PSUs and through December 31, 2022 for the remaining 50% of the PSUs.
The following are the payout percentages for the PSU awards, with payout percentages between points determined by linear interpolation:

Compound Annual Growth Rate	Payout %

<5%	0% for Mr. Kern 50% for Executives other than Mr. Kern
5%	50%
10%	100%
15% or higher	150%

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Compensation Discussion and Analysis
At Mr. Diller's request, he did not receive an equity award grant in 2020. In connection with the annual review stock awards granted to the named executive officers, the Compensation Committee reviewed, with input from Mr. Diller and Mr. Kern in the case of Mr. Dzielak, Mr. Hart and Mr. Soliday, and Mr. Diller in the case of Mr. Kern, the individual performance of each executive and the factors described above in relation to the establishment of the Expedia Group-wide equity grant pool and specific equity award grants.
Modification of Outstanding Stock Options. On May 15, 2020, the Compensation Committee approved a one-year extension of the term for certain outstanding stock options held by employees, including Mr. Diller, Mr. Dzielak, Mr. Hart and Mr. Soliday, that were due to expire in 2021.
In making the modification, the Committee considered the impact of the COVID-19 pandemic on the travel industry generally and the uncertainty of the length and severity of the COVID-19 pandemic, as well as the Company’s operations and financial results.
Modification of Performance-Based Stock Options. On November 12, 2020, the Compensation Committee approved modifications to outstanding performance-based stock option awards granted to certain senior executives, including Mr. Dzielak. The performance-based stock options were granted on March 2, 2018 (in the case of Mr. Dzielak, 51,280 performance-based stock options were granted) and vest 50% subject to the satisfaction of a stock price goal of $200 on September 15, 2021 and the remaining 50% subject to the satisfaction of a stock price goal of $180 on September 30, 2021, with satisfaction of the stock price goal in each case measured on the basis of the average of the closing prices of the Company’s common stock for either the six- or twelve-month period immediately preceding the applicable vest date (the “2018 Performance Options”). The Committee determined that it was appropriate to modify the 2018 Performance Options such that in the event that the stock price goal is not satisfied for the $180 target, 50% of the 2018 Performance Options will vest on February 15, 2022, representing a 4.5 month extension of vesting beyond the performance measurement period, and in the event the stock price goal is not satisfied for the $200 target, the remaining 50% of the 2018 Performance Options will vest on February 15, 2023, representing a 17 month extension of vesting beyond the performance measurement period, subject in each case to continued employment. All other terms and conditions of the 2018 Performance Options remain intact.
In approving the modifications to the 2018 Performance Options, the Committee took into account the factors described in the section above titled “Modification of Outstanding Stock Options”, as well as the following factors: (i) the likelihood that the goals would be unattainable given the stock price at the time of modification; (ii) a desire to continue to retain and motivate the Company’s leadership team in light of ongoing uncertainty; (iii) the increased retention benefit to the Company that extended vesting periods provide; and (iv) the continued post-modification alignment of the awards with long-term stockholder interests given the extended vesting period.
The 2020 annual review equity awards granted to the named executive officers as well as the equity award modifications described above are reflected in the tables titled “Summary Compensation Table” and “2020 Grants of Plan-Based Awards” in the section below titled “Executive Compensation.”
Other Compensation
In addition to the primary elements of compensation (base salary, annual bonus awards and long-term equity awards) described above, the named executive officers may also receive compensation in the following forms:
•401(k) Match: All U.S.-based Expedia Group employees, including executives, who participate in Expedia Group’s 401(k) Retirement Program are eligible for Company matching contributions. Expedia Group matches 50% of each dollar a participant contributes, up to the first 6% of eligible compensation, subject to applicable Internal Revenue Service limits.
•Personal Use of Corporate Aircraft: Executives may receive benefits attributable to the personal use of certain aircraft, including aircraft jointly owned by Expedia Group and IAC. Pursuant to Company policy, Mr. Diller is required to travel on corporate aircraft for business and personal purposes, and the Company’s Chief Executive Officer and other senior executives are encouraged to travel on corporate aircraft for business and personal purposes when doing so would serve the interests of the Company. In addition to serving general security interests, this means of travel permits Mr. Diller and other executives to travel non-stop and without delay, to remain in contact with Expedia Group while traveling, to change plans quickly in the event Company business requires, and to conduct confidential Company business while flying, be it telephonically, by email or in person. These interests are furthered on both business and personal flights, as Mr. Diller and other executives typically provide services to Expedia Group while traveling in either case. Nonetheless, the incremental

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Compensation Discussion and Analysis
cost to Expedia Group of each executive’s travel for personal purposes during 2020 is reflected as compensation from Expedia Group, and is taken into account in establishing each executive’s overall compensation package.
In addition, in light of Mr. Diller’s senior role at both companies, Expedia Group and IAC have agreed to share certain expenses associated with the provision of personal benefits to Mr. Diller, including the use of automobiles for personal purposes and certain office space and IT equipment used by individuals who work for Mr. Diller personally. Expedia Group and IAC each cover 50% of the costs, which reflects the current allocation of actual time spent by Mr. Diller between the two companies.
Other Executive Compensation Practices and Policies
Stock Ownership Policy
To further align the interests of Expedia Group senior management and Expedia Group stockholders, the Company adopted a Stock Ownership Policy (the “Stock Ownership Policy”) in 2009 that specified a fixed number of shares that the Chief Executive Officer and members of the Company’s senior leadership team other than the Chairman (the “Designated Executives”) are expected to accumulate and hold. In July 2020, the Compensation Committee approved certain amendments to the Stock Ownership Policy, including to the policy’s minimum stockholding targets (the “Stock Targets”), which were amended to maintain program rigor and provide a closer correlation with equity opportunity and peer group benchmark data. Under the amended policy, the Stock Targets are:
•the lesser of 6x base salary or 100,000 shares for the Chief Executive Officer; and
•the lesser of 3x base salary or 40,000 shares for all other Designated Executives.
The Stock Targets are established on the date an executive is first appointed as Chief Executive Officer or becomes a Designated Executive and annually thereafter on June 30 (a “Measurement Date”), based on the average closing price of the Company’s stock from January 1 to June 30 of the applicable year. Under the amended policy, shares owned outright plus a number of shares equal to 50% of the value of “in-the-money” vested stock options on the Measurement Date count toward compliance with the Stock Targets, but unexercised stock options and unvested RSUs and PSUs do not count toward compliance with the Stock Targets.
The Stock Ownership Policy also includes stock retention provisions. If a Designated Executive has not met their Stock Target on the most recent measurement date, they are required to retain 25% of the net shares received from any exercised options or any vested RSUs or PSUs until a subsequent measurement date on which they have met their Stock Target (the “Holdback”). The Compensation Committee has discretion to increase the Holdback percentage if an executive’s progress toward their Stock Target is not satisfactory.
Based on the most recent measurement date of June 30, 2020, the following Stock Targets are in effect for the named executive officers:

	Current Stock Target	Target Met?

Peter Kern	100,000	No, holdback in effect
Robert Dzielak	24,917	Yes
Eric Hart	19,578	No, holdback in effect
Lance Soliday	12,458	No, holdback in effect

Hedging & Pledging Policy
The Expedia Group Securities Trading Policy prohibits employees, including executive officers and directors, from engaging in short sales with respect to Expedia Group securities or the purchase, sale or issuance of options or rights relating to Expedia Group securities. This prohibition extends to various forms of hedging or monetization transactions. While not prohibited, pledges of Expedia Group securities by employees, including executive officers and directors, require pre-approval by the Company’s legal department.

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Compensation Discussion and Analysis
Incentive Compensation Clawback Policy
In March 2018, the Board of Directors adopted, and delegated authority to the Compensation Committee to administer, an Incentive Compensation Clawback Policy that applies to compensation granted to current and former executives after January 1, 2018. The Incentive Compensation Clawback Policy provides that in the event of either (i) a material accounting restatement resulting from material noncompliance with financial reporting requirements, or (ii) misconduct that involves a material violation of law or the Company’s policies resulting in significant harm to the Company, the Compensation Committee is authorized to recover any excess incentive compensation that was received by certain employees, including current and former executive officers, taking into account such factors as the Compensation Committee deems appropriate. In addition, equity award agreements for all employees, including the named executive officers, provide for the recovery of equity-based compensation realized during the two years prior to an employee’s termination of employment for cause.
Tax Deductibility of Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s applicable named executives. Prior to the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), this limitation did not apply to compensation that met the tax code requirements for “qualifying performance-based” compensation. Following enactment of the Tax Act, compensation paid to our applicable executive officers in excess of $1 million is not deductible, subject to an exception for specified compensation provided pursuant to a binding written contract in effect as of November 2, 2017 that meets the requirement for grandfathered treatment. Additionally, under applicable Internal Revenue Service rules, the personal use of corporate aircraft leads to a disallowance of the deduction by Expedia Group for tax purposes of certain airplane-related costs. The Compensation Committee intends to continue to consider the potential impact of Section 162(m) of the Code on compensation decisions, but believes that stockholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses.
Change in Control
Under the Expedia Group 2005 Plan, the named executive officers are entitled to accelerated vesting of equity awards in the event of a change in control of Expedia Group. Under the prior version of the Expedia Group 2005 Plan, executive officers were eligible for single-trigger acceleration upon a change in control, regardless of whether the awards were converted, assumed, substituted or continued by the surviving entity. On June 10, 2020, based on a recommendation from the Board of Directors, shareholders approved changes to the Expedia Group 2005 Plan that limit the circumstances entitling executive officers to accelerated vesting of future equity awards in the event of a change in control. Equity awards granted after June 10, 2020 to executive officers are eligible for single-trigger acceleration upon a change in control only to the extent such award is not converted, assumed, substituted or continued by the surviving entity, or eligible for double-trigger acceleration in the event an executive officer is terminated other than for cause or disability or terminates for good reason within two years following the change in control. See “Potential Payments Upon Termination or Change in Control” for additional details regarding the impact of a change in control event on executive officer compensation.
Severance
On February 25, 2021, Expedia Group entered into an employment agreement with Mr. Kern and on the same date he received long-term stock option and RSU equity awards. Severance provisions included in Mr. Kern’s employment agreement impacting his 2021 long-term equity awards are described in the section below titled “2021 Compensation Events – Chief Executive Officer Compensation.”
Employment Agreements.
As of December 31, 2020, each of Mr. Dzielak and Mr. Hart had employment agreements with Expedia Group pursuant to which, in the event of a qualifying termination and subject to the executive executing a release of claims agreement:
•Expedia Group will continue to pay base salary to Mr. Dzielak for 12 months, except that Expedia Group may, at its sole discretion, choose to extend the payment period to 18 months (whether 12 or 18 months, the “Dzielak Continuation Period”), and to Mr. Hart for 12 months, in each case payable in equal biweekly installments and provided that such payments will be offset by any amount earned by the executive from another employer during the relevant period;

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Compensation Discussion and Analysis
•Expedia Group will consider in good faith the payment of discretionary bonuses on a pro rata basis for the year in which termination of employment occurs, payable in a lump sum at the time such annual bonus would otherwise have been paid;
•Expedia Group will pay an amount equal to COBRA health insurance coverage for a period of 12 months for Mr. Hart, and for the Dzielak Continuation Period for Mr. Dzielak, in each case payable in a lump sum;
•except as described below with respect to certain long-term incentive stock option awards, all equity holdings that otherwise would have vested during the 12-month period following termination of employment will accelerate, provided that equity awards that vest less frequently than annually will be treated as though such awards vested annually; and
•Mr. Dzielak and Mr. Hart will have 18 months following the date of termination to exercise any vested stock options (including stock options accelerated pursuant to the terms of the executive’s employment agreement) or, if earlier, through the scheduled expiration date of the options.
Non-Competition & Non-Solicitation Provisions. Mr. Dzielak and Mr. Hart will be restricted from competing with the Company and from soliciting Company employees and business partners during a period following termination of their employment for any reason. The applicable non-compete and non-solicitation period for Mr. Dzielak is the Dzielak Continuation Period and for Mr. Hart it is 12 months.
Offset Provisions. Any cash payments made in connection with the severance provisions described above will be offset by any cash amounts earned from other employers during the applicable time period.
Equity Award Agreements. Upon an executive’s termination of employment by the Company without cause (other than by reason of death or disability) or resignation by the executive for good reason, certain equity awards vest on a pro-rated basis for each full month from the date of grant to the applicable termination date (or, in the case of Mr. Kern only, the first anniversary of the termination date) and, in the case of such equity awards subject to satisfaction of a stock price goal, subject to the achievement of such stock price goal. Equity awards with special monthly pro-rated severance provisions include:
•performance-based options granted to Mr. Dzielak on March 2, 2018;
•cliff-vest options granted to Mr. Dzielak on March 2, 2018;
•cliff-vest RSUs granted to Mr. Kern on August 17, 2018 and March 7, 2019; and
•PSUs granted to Mr. Kern on February 28, 2020.
The foregoing arrangements are intended to attract and retain qualified executives who may have other employment alternatives that may appear to them to be less risky absent these arrangements.
Death or Disability. All outstanding Company equity awards, including those held by the named executive officers, provide for the accelerated vesting of unvested equity awards in the event of a termination of employment due to death or disability (as such termination is described in the Expedia Group 2005 Plan), provided that the aggregate value of all such accelerated awards held by an employee upon his or her death or disability may not exceed $1,000,000.
2021 Compensation Events
In addition to the 2020 compensation matters discussed above, the Company believes that the following subsequent compensation actions taken in 2021 are relevant to an understanding of its overall compensation approach.
Chief Executive Officer Compensation
On February 25, 2021, Expedia Group entered into an Employment Agreement (the “Employment Agreement”) with Mr. Kern, which was effective as of February 25, 2021 and has a term that expires on April 22, 2024 (“Term”), after which Mr. Kern is expected to continue to serve as the Company's Executive Vice Chairman at least through June 1, 2026.
Compensation. Under the terms of the Employment Agreement, Mr. Kern receives an annualized base salary of $1,000,000. In addition, Mr. Kern received a one-time payment of $728,000, representing base salary from April 22, 2020, his first day as sole Chief Executive Officer of the Company, through February 25, 2021, during which time Mr. Kern did not receive any base salary.

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Compensation Discussion and Analysis
The one-time payment reflects a 25% reduction from May 1, 2020 through October 31, 2020, that the Company instituted in response to the impact of the COVID-19 pandemic.
Severance. Under the terms of the employment agreement, upon a termination of Mr. Kern’s employment by the Company without cause (other than by reason of his death or disability) or by Mr. Kern for good reason, subject to his execution and non-revocation of a release and compliance with the restrictive covenants described below:
•Expedia Group will continue to pay his base salary through the longer of (i) the completion of the Term, subject to a maximum of 36 months and (ii) twelve months; provided that such payments will be offset by any amount earned by Mr. Kern from another employer during such time period;
•except as otherwise provided in any applicable individual award agreement, including with respect to the equity grants made on February 25, 2021 described below (the “New Equity Awards”), which have special vesting terms, equity awards held by Mr. Kern that otherwise would have vested during the twelve-month period following termination of employment will accelerate; provided that any equity awards that vest less frequently than annually shall be treated as though such awards vested annually;
•except as described below with respect to the New Equity Awards, Mr. Kern will have eighteen months following the date of termination to exercise any vested stock options granted by the Company (including stock options accelerated pursuant to the terms of the Employment Agreement) or, if earlier, through the scheduled expiration date of the options; and
•Expedia Group will pay Mr. Kern in a lump sum an amount equal to 12 months of monthly premiums of group health plan continuation coverage under COBRA at the level of coverage in which Mr. Kern participated.
Restrictive Covenants. Mr. Kern will be restricted from competing with the Company and from soliciting Company employees and business partners during the eighteen-month period following his termination of employment for any reason.
Equity Grants. In connection with Mr. Kern entering into the Employment Agreement, the Compensation Committee approved the following long-term equity awards to Mr. Kern:
•stock options (“Option Award”) to purchase 2,275,000 shares of Company common stock (“Shares”), with a strike price equal to the fair market value on the grant date of $157.18 and a seven-year term that cliff vests on June 1, 2024, subject to Mr. Kern’s continued employment with the Company through the vesting date;
•a restricted stock unit award (“RSU Award”) covering 1,000,000 Shares that vests as set forth below, subject to Mr. Kern’s continued employment with the Company through the applicable vesting date:

Tranche	Vesting Date	Number of Shares Covered

Tranche 1 RSUs	June 1, 2024	500,000
Tranche 2 RSUs	June 1, 2025	250,000
Tranche 3 RSUs	June 1, 2026	250,000

Upon a termination of Mr. Kern’s employment by the Company without cause, by Mr. Kern for good reason or due to Mr. Kern’s death or disability, subject to his execution and non-revocation of a release and compliance with the restrictive covenants described above, the Option Award and the RSU Award will vest with respect to the number of Shares set forth in the tables below and the vested portion of the Option Award will remain exercisable until the earlier of the two-year anniversary of the termination date and the end of the seven-year term.

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Compensation Discussion and Analysis
Option Award

Termination Date
Before June 1, 2021	June 1, 2021 through May 31, 2022	June 1, 2022 through May 31, 2023	June 1, 2023 through May 31, 2024

1,137,500	1,706,250	2,275,000	2,275,000

RSU Award

	Termination Date
	Before June 1, 2021	June 1, 2021 through May 31, 2022	June 1, 2022 through May 31, 2023	June 1, 2023 through May 31, 2024	June 1, 2024 through May 31, 2025	June 1, 2025 through May 31, 2026

Tranche 1 RSUs	250,000	375,000	500,000	500,000	N/A	N/A
Tranche 2 RSUs	100,000	150,000	200,000	250,000	250,000	N/A
Tranche 3 RSUs	83,333	125,000	166,666	208,611	250,000	250,000

Mr. Kern is not currently expected to receive additional equity compensation during the term of the Employment Agreement, though the Compensation Committee retains the discretion to grant equity awards as it deems appropriate, including to Mr. Kern.
Summary of 2021 Compensation Program Changes
In the first quarter of 2021, the Company implemented changes to the overall employee compensation program, including for executive officers. Beginning on April 1, 2021, each executive officer and bonus-eligible employee received an increase in base salary, which, for senior executives, including Mr. Hart, Mr. Dzielak and Mr. Soliday, is equivalent to a percentage of each individual's 2020 bonus target. The Company also adopted a new vesting schedule for annual equity grants that provides for immediate quarterly vesting. The Company intends to continue using equity as a long-term component of compensation and specifically, for executive officers and certain leadership positions, the Company intends to continue using a mix of RSUs and PSUs for annual equity awards. These compensation program changes were generally aimed at recruiting, motivating and retaining key talent in a competitive and challenging environment, as well as minimizing the cost of cash compensation to the Company.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in the Company’s 2021 proxy statement.
Members of the Compensation Committee: Chelsea Clinton (Chair) & Craig Jacobson

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Executive Compensation
Executive Compensation
2020 Summary Compensation Table
The table below contains information about compensation awarded to our named executive officers for the fiscal years ended December 31, 2020, 2019 and 2018.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)

Barry Diller Chairman and Senior Executive	2020	85,846	—	—	126,000	577,848	789,694
	2019	465,000	—	5,093,844	—	833,228	6,392,072
	2018	465,000	2,500,000	—	—	652,100	3,617,100
Peter Kern Vice Chairman and Chief Executive Officer	2020	—	—	4,047,285	—	153,401	4,200,686
	2019	—	—	1,879,500	—	45,000	1,924,500
	2018	43,764	—	6,809,927	—	45,000	6,898,691
Eric Hart Chief Financial Officer and Chief Strategy Officer	2020	492,068	233,333	4,212,422	25,200	8,550	4,971,573
	2019	374,731	100,000	1,712,312	—	8,804	2,195,847
Robert Dzielak Chief Legal Officer and Secretary	2020	617,212	350,000	3,252,473	1,609,531	53,292	5,882,508
	2019	700,000	700,000	3,495,107	—	8,231	4,903,338
	2018	680,769	925,000	1,295,223	4,290,208	5,788	7,196,988
Lance Soliday Senior Vice President, Chief Accounting Officer and Controller	2020	351,156	87,062	474,706	11,340	7,813	932,077
	2019	337,587	127,000	458,401	—	9,568	932,556
	2018	327,754	175,000	—	437,747	6,202	946,703
(1)Reflects base salary earned during the relevant fiscal year. For additional detail see the section above titled “Compensation Discussion and Analysis—Compensation Program Elements—Base Salary.”
(2)For 2018 and 2019, reflects annual cash bonuses paid to named executive officers for performance in the relevant fiscal year. For 2020, reflects the aggregate grant date fair value of the 2020 Annual Bonus Awards that were granted as RSUs in lieu of cash, computed in accordance with FASB ASC Topic 718, and in accordance with the assumptions described in the “Stock-Based Compensation” section of “Note 2 - Significant Accounting Policies” in the notes to consolidated financial statements in the Company’s most recent Annual Report on Form 10-K. The grant date fair value of awards reflects an estimate as of the grant date and may not correspond to the actual value that will be recognized by the named executive officers.
(3)For 2018, 2019 and 2020, reflects aggregate grant date (or modification date) fair value of awards granted or modified in the year indicated, computed in accordance with FASB ASC Topic 718, and in accordance with the assumptions described in the “Stock-Based Compensation” section of “Note 2 - Significant Accounting Policies” in the notes to consolidated financial statements in the Company’s most recent Annual Report on Form 10-K. The grant date (or modification date) fair value of awards reflects an estimate as of the grant date (or modification date) and may not correspond to the actual value that will be recognized by the named executive officers. For 2020, the amounts include the fair value of the modifications to previously granted stock options, as described in “Equity Compensation - Modification of Performance-Based Stock Options” and “Equity Compensation - Modification of Outstanding Stock Options.”
(4)Additional information regarding certain components of amounts reflected in the “All Other Compensation” column is as follows:

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Executive Compensation

	Barry Diller	Peter Kern	Eric Hart	Robert Dzielak	Lance Soliday

Corporate Aircraft(a)	$515,050	$139,401	—	$44,642	—
401(k) Company Match(b)	—	—	$8,550	$8,650	$7,813
Miscellaneous(c)	$62,798	$14,000	—	—	—
(a)Reflects the incremental cost to Expedia Group for personal use of corporate aircraft jointly owned by each of Expedia Group and IAC (or charter aircraft in the event the jointly-owned aircraft are temporarily unavailable). In 2020, the incremental cost to Expedia Group for Mr. Diller, Mr. Kern and Mr. Dzielak’s personal use of these aircraft is based on the average variable operating cost to Expedia Group. Variable operating costs include fuel, certain maintenance costs, navigation fees, onboard catering, landing fees, crew travel expenses and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of hours such aircraft flew to derive an average variable cost per hour. This average variable cost per hour is then multiplied by the hours flown for personal use (for the jointly-owned aircraft, including repositioning flights, commonly referred to as “deadhead” flights), to derive the incremental cost. We do not include fixed costs that do not change based on usage, such as pilots’ salaries, purchase costs, insurance, scheduled maintenance and non-trip-related hangar expenses in the case of the jointly-owned aircraft. Executive officers occasionally have family members or other guests accompany them on business and personal trips, at minimal incremental cost to the Company. While travel by family members or other guests does not result in any incremental cost to the Company, such travel does result in the imputation of taxable income to such executive officers, the amount of which is calculated in accordance with applicable Internal Revenue Service regulations. See the section above titled “Compensation Discussion and Analysis- Compensation Program Elements-Other Compensation” for a description of the Company’s policy regarding the personal use of Company aircraft by executive officers.
(b)Represents matching contributions of Expedia Group under the Company’s 401(k) Retirement Savings Plan. Under this plan as in effect through December 31, 2020, Expedia Group matches $0.50 for each dollar a participant contributes, up to the first 6% of eligible compensation, subject to limits imposed by the Internal Revenue Code. The matching contributions were suspended from June 1, 2020 through November 30, 2020 due to the impact of the COVID-19 pandemic on the Company.
(c)For Mr. Diller, “Miscellaneous” represents the total amount of other benefits provided to Mr. Diller, none of which individually exceeded 10% of the total value of all perquisites and personal benefits. In connection with the IAC/Expedia Group Spin-Off, Expedia Group and IAC agreed that, in light of Mr. Diller’s senior role at both companies and his anticipated use of certain resources for the benefit of both companies, certain expenses associated with such usage would be shared between Expedia Group and IAC. Mr. Diller is provided with the use of certain automobiles for business and personal purposes and certain IAC-owned office space and IT equipment for use by certain individuals who work for Mr. Diller personally. In 2020, Expedia Group and IAC covered 50% and 50% of these costs, respectively. For Mr. Kern, “Miscellaneous” represents the cash compensation received for service on the trivago N.V. Supervisory Board in 2020.

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Executive Compensation
2020 Grants of Plan-Based Awards
During fiscal year 2020, the Compensation Committee approved PSU and RSU awards as well as modifications to certain outstanding stock option awards for the named executive officers as follows:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price or Base Price of Option Awards ($/Share)	Closing Market Price on Date of Grant ($/Share)	Estimated Future Payouts Under Equity Incentive Plan Awards(#)	Grant Date Fair Value of Awards ($)(5)

Barry Diller Modified Stock Options(1)	5/15/2020	100,000	78.52	66.76	—	126,000
Peter Kern Incremental Vesting RSUs(2)	02/28/2020	—	—	98.62	25,349	2,424,632
Peter Kern PSUs(3)	02/28/2020	—	—	98.62	25,350	1,622,654
Eric Hart Incremental Vesting RSUs(2)	02/28/2020	—	—	98.62	12,674	1,212,268
Eric Hart PSUs(3)	02/28/2020	—	—	98.62	12,675	1,110,899
Eric Hart Incremental Vesting RSUs(2)	11/12/2020	—	—	117.50	7,605	893,588
Eric Hart PSUs(3)	11/12/2020	—	—	117.50	7,604	995,668
Eric Hart Modified Stock Options(1)	5/15/2020	20,000	78.52	66.76	—	25,200
Robert Dzielak Incremental Vesting RSUs(2)	02/28/2020	—	—	98.62	17,744	1,697,214
Robert Dzielak PSUs(3)	02/28/2020	—	—	98.62	17,745	1,555,259
Robert Dzielak Modified Stock Options(1)	5/15/2020	65,000	78.52	66.76	—	81,900
Robert Dzielak Modified Stock Options(4)	11/12/2020	51,280	104.50	117.50	—	1,527,631
Lance Soliday Incremental Vesting RSUs(2)	02/28/2020	—	—	98.62	3,802	363,661
Lance Soliday PSUs(3)	02/28/2020	—	—	98.62	1,267	111,045
Lance Soliday Modified Stock Options(1)	5/15/2020	9,000	78.52	66.76	—	11,340
(1)Represents the number of shares of Expedia Group common stock subject to an award that was originally granted on February 26, 2014 and modified on May 15, 2020 in light of the disruptive impact of the COVID pandemic to provide for an extension of the term of the stock option by one year. The exercise price shown in the table was the closing price of the Company's common stock on the date of grant. The closing price of the Company's common stock on the modification date was $66.76.

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Executive Compensation
(2)Represents the number of shares of Expedia Group common stock to be issued upon satisfaction of the conditions to vesting, without taking into account shares withheld to cover taxes, if any. The Incremental Vesting RSUs awarded on February 28, 2020 to Mr. Kern, Mr. Hart, Mr. Dzielak and Mr. Soliday and on November 12, 2020 to Mr. Hart vested 25% on February 15, 2021 and will vest 6.25% on the 15th day of the second month of each of the next 12 fiscal quarters, subject to the executive’s continued employment with the Company.
(3)Represents the number of shares of Expedia Group common stock to be issued upon satisfaction of the conditions to vesting, without taking into account shares withheld to cover taxes, if any. The PSUs awarded on February 28, 2020 to Mr. Kern, Mr. Hart, Mr. Dzielak and Mr. Soliday and the PSUs awarded on November 12, 2020 to Mr. Hart vest in two tranches, 50% on February 15, 2022 and 50% on February 15, 2023, subject in both cases to the satisfaction of performance conditions. For each tranche, there is a target number of PSUs with the ultimate settlement of each tranche depending upon the compound annual stock price growth rate using the closing price of the Company’s common stock on the beginning date determined by the Compensation Committee and an ending price based on a 30-day trailing average through December 31, 2021 for 50% of the PSUs and through December 31, 2022 for the remaining 50% of the PSUs.
(4)Represents the number of shares of Expedia Group common stock subject to an award that was originally granted on March 2, 2018 and modified on November 12, 2020 in light of the disruptive impact of the COVID pandemic to provide for delayed time-based vesting in the event the performance conditions are not satisfied. Options vest in two equal installments: (a) 50% on September 15, 2021, subject to satisfaction of a stock price goal of $200, measured on the basis of the average of the closing prices of the Company’s common stock for either the six or twelve-month period immediately preceding September 15, 2021, or otherwise on February 15, 2023; and (b) 50% on September 30, 2021, subject to satisfaction of a stock price goal of $180, measured on the basis of the average of the closing prices of the Company’s common stock for either the six or twelve-month period immediately preceding September 30, 2021, or otherwise on February 15, 2022. The exercise price shown in the table was the closing price of the Company's common stock on the date of grant. The closing price of the Company's common stock on the modification date was $117.50.
(5)In the case of new grants, these amounts reflect an estimate of the grant date fair value, and in the case of modifications to prior grants, these amounts reflect an estimate of the incremental fair value of the modification, and in each case may not correspond to the actual value that will be recognized by the named executive officers.

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Executive Compensation
Outstanding Equity Awards at 2020 Year-End
The following table provides information regarding the holdings of stock options and RSUs by the named executive officers as of December 31, 2020. The market value of the RSUs is based on the closing price of Expedia Group common stock on the Nasdaq Stock Market on December 31, 2020, the last trading day of the year, which was $132.40.

		Option Awards				Stock Awards Equity Incentive Plan Awards

Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Barry Diller	02/26/2014	100,000(2)	—	78.52	02/26/2022	—	—
	02/27/2015	150,000(3)	—	91.75	02/27/2022	—	—
	02/25/2016	150,000(3)	—	105.13	02/25/2023	—	—
	02/28/2017	112,500	37,500(3)	119.04	02/28/2024	—	—
	02/28/2019	—	—	—	—	22,840(4)	3,024,016
Peter Kern	03/06/2017	74,135(5)	—	12.14	03/06/2024	—	—
	12/20/2017	83,680	41,840(5)	7.17	12/20/2024	—	—
	06/01/2018	—	—	—	—	689(6)	91,224
	08/17/2018	—	—	—	—	50,000(7)	6,620,000
	02/08/2019	—	—	—	—	13,773(8)	33,331
	03/07/2019	—	—	—	—	30,000(9)	3,972,000
	03/07/2019	—	—	—	—	20,000(9)	2,648,000
	02/28/2020	—	—	—	—	25,350(10)	3,356,340
	02/28/2020	—	—	—	—	25,349(4)	3,356,208
	03/11/2020	—	—	—	—	27,322(8)	66,119
Eric Hart	02/26/2014	20,000(2)	—	78.52	02/26/2022	—	—
	02/27/2015	18,000(3)	—	91.75	02/27/2022	—	—
	02/25/2016	20,000(3)	—	105.13	02/25/2023	—	—
	02/28/2017	9,782	3,261(3)	119.04	02/28/2024	—	—
	03/02/2018	9,502	9,502(3)	104.50	03/02/2025	—	—
	02/28/2019	—	—	—	—	2,284(4)	302,402
	12/06/2019	—	—	—	—	11,828(11)	1,566,027
	02/28/2020	—	—	—	—	12,675(10)	1,678,170

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		Option Awards				Stock Awards Equity Incentive Plan Awards

Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

	02/28/2020	—	—	—	—	12,674(4)	1,678,038
	11/12/2020	—	—	—	—	7,604(10)	1,006,770
	11/12/2020	—	—	—	—	7,605(4)	1,006,902
Robert Dzielak	02/26/2014	65,000(2)	—	78.52	02/26/2022	—	—
	02/27/2015	65,000(3)	—	91.75	02/27/2022	—	—
	02/25/2016	70,000(3)	—	105.13	02/25/2023	—	—
	02/28/2017	52,500	17,500(3)	119.04	02/28/2024	—	—
	03/02/2018	40,502	40,502(3)	104.50	03/02/2025	—	—
	03/02/2018	20,251	20,251(12)	104.50	03/02/2025	—	—
	03/02/2018	—	51,280(13)	104.50	03/02/2025	—	—
	03/02/2018	—	—	—	—	6,374(3)	843,918
	02/28/2019	—	—	—	—	10,278(4)	1,360,807
	12/06/2019	—	—	—	—	11,828(11)	1,566,027
	02/28/2020	—	—	—	—	17,745(10)	2,349,438
	02/28/2020	—	—	—	—	17,744(4)	2,349,306
Lance Soliday	02/27/2015	3,750(3)	—	91.75	02/27/2022	—	—
	02/25/2016	7,725(3)	—	105.13	02/25/2023	—	—
	02/28/2017	8,804	2,935(3)	119.04	02/28/2024	—	—
	03/02/2018	8,551	8,552(3)	104.50	03/02/2025	—	—
	02/28/2019	—	—	—	—	2,056(4)	272,214
	02/28/2020	—	—	—	—	1,267(10)	167,751
	02/28/2020	—	—	—	—	3,802(4)	503,385
(1)Represents the date on which the original grant was approved by the Compensation Committee or the Section 16 Committee, which was disbanded on July 26, 2019.
(2)Options, or RSUs, as the case may be, vest in four equal annual installments commencing on the first anniversary of the grant date.
(3)Options, or RSUs, as the case may be, vest in four equal installments commencing on February 15 in each of the first four years following the grant date.
(4)RSUs vest 25% on February 15 in the first year following the grant date and 6.25% each fiscal quarter thereafter until fully vested.
(5)Represents options to purchase American Depositary Shares of trivago N.V. granted pursuant to the trivago N.V. 2016 Omnibus Incentive Plan. Options vest or vested, as the case may be, in equal installments on each of the first three anniversaries of (i) January 3, 2017, for the option granted on March 6, 2017, or (ii) January 2, 2018, for the option granted on December 20, 2017.

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(6)RSUs vest in three equal installments commencing on the first anniversary of the grant date.
(7)RSUs vest in full on June 20, 2021.
(8)Represents RSUs subject to American Depositary Shares of trivago N.V. granted pursuant to the trivago N.V. 2016 Omnibus Incentive Plan. For the award granted on February 8, 2019, RSUs vest one-third on January 2, 2020 and vest one-twelfth each quarter thereafter until the award is fully vested. For the award granted on March 11, 2020, RSUs vest one-third on January 2, 2021 and vest one-twelfth each quarter thereafter until the award is fully vested. The market value of the RSUs is based on the closing stock price of trivago N.V. on December 31, 2020, which was $2.42.
(9)RSUs vest in full on February 28, 2022 subject to the satisfaction of a stock price performance goal of $180 for the RSU award subject to 30,000 shares and a stock price performance goal of $200 for the RSU award subject to 20,000 shares.
(10)PSUs vest in two tranches, 50% on February 15, 2022 and 50% on February 2023, subject in both cases to the satisfaction of performance conditions. For each tranche, there is a target number of PSUs with the ultimate settlement of each tranche depending upon the compound annual stock price growth rate using the closing price of the Company’s common stock on the beginning date determined by the Compensation Committee and an ending price based on a 30-day trailing average through December 31, 2021 for 50% of the PSUs and through December 31, 2022 for the remaining 50% of the PSUs.
(11)RSUs vest in two equal installments on December 15, 2021 and December 15, 2023.
(12)Options vest in two equal installments on March 2, 2020 and March 2, 2022.
(13)Options vest in two equal installments: (a) 50% on September 15, 2021, subject to satisfaction of a stock price goal of $200, measured on the basis of the average of the closing prices of the Company’s common stock for either the six or twelve-month period immediately preceding September 15, 2021, or otherwise on February 15, 2023; and (b) 50% on September 30, 2021, subject to satisfaction of a stock price goal of $180, measured on the basis of the average of the closing prices of the Company’s common stock for either the six or twelve-month period immediately preceding September 30, 2021, or otherwise on February 15, 2022.
2020 Option Exercises and Stock Vested
The following table provides information regarding Expedia Group stock options exercised by and Expedia Group RSU awards vested for the named executive officers during 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)

Barry Diller	100,000(4)	388,000	17,764	1,943,286
Peter Kern	—	—	1,268	100,781
Eric Hart	—	—	2,806	266,032
Robert Dzielak	25,232	333,512	11,180	1,265,727
Lance Soliday	15,750	705,875	1,598	174,801
(1)Represents the value of exercised options calculated by multiplying (i) the number of shares of Expedia Group’s common stock to which the exercise of the option related by (ii) the difference between the market price of Expedia Group’s common stock at exercise and the exercise price of the options.
(2)Represents the gross number of shares acquired upon vesting of RSUs without taking into account any shares that may be withheld to satisfy applicable tax obligations.
(3)Represents the value of vested RSUs calculated by multiplying the gross number of vested RSUs by the closing price of Expedia Group common stock on the Nasdaq Stock Market on the vesting date or if the vesting occurred on a day on which the Nasdaq Stock Market was closed for trading, the immediately preceding trading day.
(4)Mr. Diller exercised options to purchase 100,000 shares of Expedia common stock, of which 94,428 shares were withheld and concurrently cancelled by the Company to cover the exercise price, and 2,983 shares were withheld and concurrently cancelled to cover tax obligations, with a net delivery of 2,589 shares. These options were granted to Mr. Diller in March 2013. Mr. Diller exercised the options in 2020 because the options were scheduled to expire. Mr. Diller holds the net shares acquired upon exercise.

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Potential Payments Upon Termination or Change in Control
Certain of our employment agreements, compensation plans, and equity award agreements entitle some of our named executive officers to salary continuation, accelerated vesting of equity awards and other severance benefits in the event of a change in control of the Company and/or upon the termination of the executive’s employment with Expedia Group under specified circumstances. These plans and agreements are described below as they apply to our named executive officers.
Employment Agreement Severance Provisions
Qualifying Termination. As of December 31, 2020, each of Mr. Hart and Mr. Dzielak has an employment agreement with Expedia Group, pursuant to which, in the event of such executive’s termination of employment by the Company without cause (other than by reason of his death or disability) or by the executive for good reason (together, a “Qualifying Termination”) and subject to the executive executing a release of claims agreement:
•Expedia Group will continue to pay base salary to Mr. Hart and Mr. Dzielak for 12 months, except that Expedia Group may, at its sole discretion, choose to extend the payment period for Mr. Dzielak to 18 months (whether 12 or 18 months, the “Dzielak Continuation Period”), in each case payable in equal biweekly installments and provided that such payments will be offset by any amount earned by the executive from another employer during the relevant period;
•Expedia Group will pay an amount equal to COBRA health insurance coverage for a period of 12 months for Mr. Hart and for the Dzielak Continuation Period for Mr. Dzielak in each case payable in a lump sum;
•except as described below under “Dzielak Long-Term Equity Awards,” all equity holdings that otherwise would have vested during the 12-month period following termination of employment will accelerate, provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually; and
•Mr. Hart and Mr. Dzielak will have 18 months following the date of termination to exercise any vested stock options (including stock options accelerated pursuant to the terms of the executive’s employment agreement) or, if earlier, through the scheduled expiration date of the options.
In addition, Mr. Hart and Mr. Dzielak will be restricted from competing with the Company and from soliciting Company employees and business partners during a period following termination of their employment for any reason. For Mr. Hart the applicable period is 12 months, and in the case of Mr. Dzielak it is the Dzielak Continuation Period. Any cash payments made in connection with the severance provisions described above shall be offset by any cash amounts earned from another employer during the applicable time period.
As defined in the Hart and Dzielak employment agreements:
•“Good reason” means the occurrence of any of the following without the executive’s consent (i) the Company’s material breach of any material provision of the executive’s employment agreement, (ii) the material reduction in the executive’s title, duties or reporting responsibilities, (iii) a material reduction in the executive’s base salary, or (iv) the relocation of the executive’s principal place of employment more than 50 miles outside of the Seattle metropolitan area, in each case, following a requisite notice and cure period in favor of the Company; and
•“Cause” means the executive’s (i) plea of guilty or nolo contendere to, conviction for, or the commission of, a felony offense, (ii) material breach of a fiduciary duty owed to the Company or any of its subsidiaries, (iii) material breach of any of the covenants made pursuant to the executive’s employment agreement, (iv) willful or gross neglect of the material duties required by the executive’s employment agreement, or (v) knowing and material violation of any Company policy pertaining to ethics, legal compliance, wrongdoing or conflicts of interest, subject to certain qualifications.
On February 25, 2021, Expedia Group entered into an Employment Agreement with Mr. Kern, which was effective as of February 25, 2021 (the “Kern Employment Agreement”). In connection with the Kern Employment Agreement, Mr. Kern was granted (i) an award of 2,275,000 stock options and (ii) an award of 1,000,0000 RSUs (together, the “Kern Long-Term Equity Awards”). Additional detail regarding the terms of the Kern Employment Agreement and the Kern Long-Term Equity Awards, including relevant severance provisions with respect to each, are included above in the section titled “Compensation Discussion and Analysis–2021 Compensation Events—Chief Executive Officer Compensation.”

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Mr. Diller and Mr. Soliday do not have an employment agreement with the Company.
Death or Disability
All outstanding equity awards held by the named executive officers provide for the accelerated vesting of unvested equity in the event of a termination of employment due to death or disability (as such termination is described in the Expedia Group 2005 Plan), provided that the aggregate value of all such accelerated awards held by an executive upon his or her death or disability may not exceed $1,000,000.
Expedia Group 2005 Plan Change in Control Equity Acceleration
Equity granted before June 2020: Pursuant to the Expedia Group 2005 Plan, which was in effect prior to June 2020, in the event of a change in control, outstanding equity awards granted before June 2020 and held by employees with a title of Senior Vice President or above, including each of our named executive officers, will become fully vested and, in the case of options, fully exercisable (“Single Trigger Event”). With respect to a Single Trigger Event, any restrictions applicable to restricted stock and RSUs will lapse, and RSUs will be considered earned and payable in full and will be settled in cash or shares of Expedia Group common stock as promptly as practicable, except to the extent such settlement must be delayed pursuant to the rules and regulations of Section 409A of the Code.
The Expedia Group 2005 Plan defines a “change in control” as follows:
•another party, other than Mr. Diller, Liberty Expedia, or their respective affiliates, acquires the beneficial ownership of at least 50% of the Company’s outstanding voting stock, with certain exceptions;
•the members of the Board as of the date the Expedia Group 2005 Plan was adopted by the Board (the “incumbent Board members”) cease to constitute a majority of the Board (with replacement directors that are endorsed by a majority of the Company directors who are incumbent Board members generally counting as incumbent Board members);
•the Company consummates a merger, reorganization or consolidation with another party, or the sale or other disposition of all or substantially all of the Company’s assets or the purchase of assets or stock of another entity (“Business Combination”), unless (A) all or substantially all of the beneficial stockholders of the Company immediately prior to such Business Combination retain more than 50% of the combined voting power of the outstanding voting securities of the entity resulting from the Business Combination in substantially the same proportions as their ownership of voting stock immediately prior to such Business Combination, (B) no person (excluding Mr. Diller, Liberty Expedia and their respective affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from the Business Combination were incumbent Board members at the time of the initial agreement or Board action providing for such Business Combination; or
•the Company’s stockholders approve the complete liquidation or dissolution of the Company.
Equity granted after June 2020: On June 10, 2020, the Company’s stockholders approved amendments to the Expedia Group 2005 Plan (the “Amended 2005 Plan”). Pursuant to the Amended 2005 Plan, in the event of a change in control of the Company:
•If an equity award granted under the Amended 2005 Plan is not converted, assumed, substituted or continued by the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be, then immediately prior to the change in control such award, will become fully vested and, in the case of options, fully exercisable; and
•If an equity award granted under the Amended 2005 Plan is converted, assumed, substituted or continued by the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be, and if such award is held by an officer of the Company (and not the Company’s subsidiaries or affiliates) with a title of Senior Vice President or above, including each of our named executive officers, upon the executive’s termination of employment during the two-year period following such change in control by the Company other than for cause or disability or by the participant for good reason (as such terms are defined in the Amended 2005 Plan), outstanding equity awards held by such executive will become fully vested as described above with respect to a Single Trigger Event above.

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Pursuant to the Amended 2005 Plan, unless otherwise provided in the applicable award agreement or in another agreement with the applicable participant, the number or value of any award that is based on performance goals that will become fully exercisable and free of forfeiture restrictions upon occurrence of the events described in this section with respect to the Amended 2005 Plan, will be based on the applicable target number or value. The definition of “change in control” was not amended in connection with the approval of the Amended 2005 Plan.
Incremental Vesting Equity Awards
Other than new-hire grants or special equity awards, stock option and RSU awards granted to employees prior to 2019, including the named executive officers, have historically been subject to incremental vesting whereby 25% of the stock option or RSU award vests and, in the case of stock options, become exercisable in each of the four years following the grant, subject to continued service with the Company through each applicable vesting date (“Incremental Vesting Equity Awards”). RSU awards that were granted to employees in 2019 and 2020, including the named executive officers, are subject to 25% vesting in the first year following the grant and 6.25% each quarter thereafter until fully vested, except in the case of the awards granted to Mr. Hart and Mr. Dzielak in December 2019, which vest in two equal installments on December 15, 2021 and December 15, 2023.
Each of our named executive officers held Incremental Vesting Equity Awards that were unvested as of December 31, 2020. In the event of a change in control, these equity awards vest as described in the section above titled “Expedia Group 2005 Plan Change in Control Equity Acceleration”, and, if applicable, in the section above titled “Employment Agreement Severance Provisions” upon a Qualifying Termination.
Performance Stock Unit Awards
In 2020, senior executives of the Company were granted annual equity compensation awards in the form of performance-based restricted stock units (“PSUs”). The PSUs vest in two tranches, 50% on February 15, 2022 and 50% on February 2023, subject in both cases to the satisfaction of performance conditions. For each tranche, there is a target number of PSUs with the ultimate settlement of each tranche depending upon the compound annual stock price growth rate using the closing price of the Company’s common stock on the beginning date determined by the Compensation Committee and an ending price based on a 30-day trailing average through December 31, 2021 for 50% of the PSUs and through December 31, 2022 for the remaining 50% of the PSUs.
Each of our named executive officers other than Mr. Diller held PSUs that were unvested as of December 31, 2020. In the event of a change in control, these equity awards vest as described in the section above titled “Expedia Group 2005 Plan Change in Control Equity Acceleration", with the number of PSUs that vest calculated at the target level if the Change in Control occurs prior to the completion of fifty percent of the applicable performance period, or at the actual performance level through the date of the change in control, if after completion of fifty percent of the applicable performance period. In the event of a Qualifying Termination, unvested PSUs will be accelerated as described in the section above titled “Employment Agreement Severance Provisions,” if applicable.
Mr. Kern’s 2020 PSU award agreement also provided for equity acceleration in the event of a Qualifying Termination, consistent with the equity acceleration provisions described above except that for the purposes of Mr. Kern’s 2020 PSU award, “good reason” also includes Mr. Diller no longer serving as Chairman and Senior Executive Officer of the Company (or comparable positions of and executive leadership).
Other Kern Equity Awards
In addition to Incremental Vesting and PSU Equity Awards, as of December 31, 2020, Mr. Kern also held the following equity awards:
Initial RSU Award. In connection with his appointment as Vice Chairman of the Company, Mr. Kern was granted an award of 50,000 restricted stock units on August 17, 2018, with a vest date of June 20, 2021, subject to Mr. Kern’s continued employment with the Company (the “2018 Kern Cliff-Vest RSUs”).
2019 RSU Awards. On March 7, 2019, Mr. Kern was granted an award of 30,000 RSUs that are subject to Mr. Kern's continued employment with the Company and satisfaction of a stock price goal of $180 on February 28, 2022, and an award of 20,000 RSUs that are subject to Mr. Kern's continued employment with the Company and the satisfaction of a stock price goal of $200 on February 28, 2022 (the “2019 Kern Performance RSUs”).

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In the event of a Qualifying Termination, or as a result of Mr. Kern’s death or disability, the 2018 Kern Cliff-Vest RSUs and the 2019 Kern Performance RSUs will vest on a pro-rated basis for each full month from the date of grant to the first anniversary of the termination date, in the case of the 2019 Kern Performance RSUs, subject to the achievement of the applicable stock price goal. For the purposes of the 2018 Kern Cliff-Vest RSUs and the 2019 Kern Performance RSUs, “good reason” also includes Mr. Diller no longer serving as Chairman and Senior Executive Officer of the Company (or comparable positions of and executive leadership).
Director RSUs. Prior to his appointment as Vice Chairman of the Company, Mr. Kern was entitled to receive standard non-employee director compensation in accordance with the Company’s compensation policies and practices for the Board, which included annual grants of restricted stock units on June 1 that vest in equal installments on the first three anniversaries of the grant date, subject to Mr. Kern’s continued service as a member of the Board (the “Kern Director RSUs”). In the event of a Change in Control (as defined in the Expedia Group 2005 Plan), the Kern Director RSUs will vest in full. If Mr. Kern ceases to be a member of the Board of Directors or otherwise provide services to the Company, the Kern Director RSUs will be forfeited.
Other Dzielak Equity Awards
In addition to Incremental Vesting and PSU Equity Awards, as of December 31, 2020, Mr. Dzielak also held the following long-term stock option awards with an exercise price of $104.50:
•40,502 stock options that vest 50% on each of the second and fourth anniversaries of the date of grant, subject in all cases to the executive’s continued employment with the Company (the “2018 Dzielak Cliff-Vest Options”); and
•51,280 stock options, that are subject to Mr. Dzielak’s continued employment with the Company and, with 50% of the grant subject to the satisfaction of a stock price goal of $200 on September 15, 2021, and with the remaining 50% of the grant subject to the satisfaction of a stock price goal of $180 on September 30, 2021, with satisfaction of the stock price goal measured on the basis of the average of the closing prices of the Company’s common stock for either the six or twelve-month period immediately preceding the applicable vest date (the “2018 Dzielak Performance Options” and together with the 2018 Dzielak Cliff-Vest Options, the “2018 Dzielak Long-Term Stock Option Awards”).
On November 12, 2020, the 2018 Dzielak Performance Options were modified such that in the event that the stock price goal is not satisfied for the $180 target, 50% of the 2018 Dzielak Performance Options will vest on February 15, 2022, representing 4.5 month extension of vesting beyond the performance measurement period, and in the event the stock price goal is not satisfied for the $200 target, the remaining 50% of the 2018 Dzielak Performance Options will vest on February 15, 2023, representing a 17 month extension of vesting beyond the performance measurement period, subject in each case to Mr. Dzielak’s continued employment. All other terms and conditions of the 2018 Dzielak Performance Options remain intact.
In the event of a Qualifying Termination, the 2018 Dzielak Long-Term Stock Option Awards will vest either (i) on a pro-rated basis for each full month from the date of grant to the termination date, in the case of the 2018 Dzielak Performance Options, subject to the achievement of the applicable stock price goal, or (ii), if the stock price goals are not met, as described in the section above titled “Employment Agreement Severance Provisions.”
In the event of a Change in Control (as defined in the Expedia Group 2005 Plan), the 2018 Dzielak Long-Term Stock Option Awards will vest in full.
Estimated Potential Payments Upon Termination or Change in Control
The table below describes and quantifies certain amounts that would become payable to our named executive officers upon certain terminations of employment or change in control events, assuming that the relevant event occurred on December 31, 2020. These amounts, which exclude the effect of any applicable taxes, are based on:
•the named executive’s base salary as of December 31, 2020;
•the number of stock options or RSUs or PSUs outstanding as of December 31, 2020; and
•the closing price of Expedia Group common stock on December 31, 2020 ($132.40).
These amounts are estimates of the incremental amounts that would be paid out to the executive upon such relevant event. The actual amounts to be paid out can only be determined at the time of the relevant event, if any. In addition to these amounts, certain

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other amounts and benefits generally payable and made available to other Company employees upon a termination of employment, including payments for accrued but unpaid salary, will generally be payable to our named executives.

Name and Benefits	Qualifying Termination(1) ($)	Death or Disability ($)	Qualifying Termination & Stock Price Performance Goal Satisfied ($)	Change in Control(2) ($)	Change in Control Plus Awards Not Assumed, and Termination within 2 years(3) ($)

Barry Diller
Incremental Vesting Equity Awards	—	1,000,000	—	3,525,016	—
Total Estimated Incremental Value	—	1,000,000	—	3,525,016	—
Peter Kern(4)
Incremental Vesting Equity Awards	—	1,000,000	—	3,356,208	—
Performance Stock Unit Award	—	—	—	3,356,340	—
2018 Kern Cliff-Vest RSUs	6,620,000	—	—	6,620,000	—
2019 Kern Performance RSUs	—	—	6,252,222	6,620,000	—
Director RSUs	—	—	—	91,224	—
Total Estimated Incremental Value	6,620,000	1,000,000	6,252,222	20,043,772	—
Eric Hart
Cash Severance (salary)	700,000	—	—	—	—
Health and Benefits	24,494	—	—	—	—
Incremental Vesting Equity Awards	2,268,172	1,000,000	—	3,855,139	1,006,902
Performance Stock Unit Award	—	—	1,118,780(5)	1,678,170	1,006,770
Total Estimated Incremental Value	2,992,666	1,000,000	1,118,780	5,533,309	2,013,672
Robert Dzielak
Cash Severance (salary)(6)	1,050,000	—	—	—	—
Health and Benefits(6)	25,644	—	—	—	—
Incremental Vesting Equity Awards	3,636,400	1,000,000	—	7,483,863	—
Performance Stock Unit Award		—	978,966(5)	2,349,438	—
2018 Dzielak Cliff-Vest Options	399,361	—	—	565,003	—
2018 Dzielak Performance Options	965,731(7)	—	464,981(7)	1,430,712	—
Total Estimated Incremental Value	6,077,136	1,000,000	1,443,947	11,829,016	—
Lance Soliday
Incremental Vesting Equity Awards	—	1,000,000	—	1,053,412	—
Performance Stock Unit Award	—	—	—	167,751	—
Total Estimated Incremental Value	—	1,000,000	—	1,221,163	—

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(1)Qualifying Termination is described in the section above titled “Employment Agreement Severance Provisions - Qualifying Termination.” In the case of the 2018 Kern Cliff-Vest RSUs, a Qualifying Termination also includes termination as a result of death or disability as well as Mr. Diller no longer serving as Chairman and Senior Executive Officer of the Company (or comparable positions of and executive leadership). “Health and Benefits” relates to the payment of an amount equal to COBRA health insurance coverage for a period of 12 months following termination for Mr. Hart and 18 months for Mr. Dzielak.
(2)Reflects accelerated vesting for awards granted to the named executive officers before June 2020 pursuant to the Amended 2005 Plan as described in the sections above titled “Expedia Group 2005 Plan Change in Control Equity Acceleration - Equity granted before June 2020” and “Performance Stock Unit Awards.”
(3)Reflects accelerated vesting for awards granted to the named executive officers after June 2020 pursuant to the Amended 2005 Plan as described in the section above titled “Expedia Group 2005 Plan Change in Control Equity Acceleration - Equity granted after June 2020” and “Performance Stock Unit Awards.”
(4)The table reflects the value of severance rights in effect for Mr. Kern on December 31, 2020, prior to his entry into the Kern Employment Agreement and the related New Kern Equity grants. If the Kern Employment Agreement had been in effect on December 31, 2020, Mr. Kern would have been entitled to receive the following additional severance benefits in the event of a Qualifying Termination: (i) $3,000,00 in salary continuation payments; (ii) a payment of $24,494 with respect to COBRA health insurance coverage; (iii) the accelerated vesting of Director RSUs with a value of $91,224; (iv) the accelerated vesting of a portion of an Incremental Vesting Equity Award with a value of $1,468,316; and (v) the accelerated vesting of a portion of the Performance Stock Units with a value of $1,398,541, in each case with equity values calculated using the closing price of the Company's common stock on December 31, 2020.
(5)Reflects incremental value of 12-months forward vesting at target level. These PSUs will vest at the end of the applicable performance periods, with the number of PSUs vesting based on performance against applicable stock price goals at that time.
(6)The amount of Cash Severance (salary) and Health and Benefits for Mr. Dzielak assumes that Expedia Group has chosen to extend the Dzielak Continuation Period to 18 months.
(7)Reflects incremental value of prorated vesting as of December 31, 2020. These options would vest either (i) on a pro-rated basis for each full month from the date of grant to the termination date subject to the achievement of the applicable stock price goal, or (ii), if the stock price goals are not met, as described in the section above titled “Employment Agreement Severance Provisions.”

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Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations, we are providing the information below regarding the ratio of the annual total compensation of our median compensated employee to that of our Vice Chairman and Chief Executive Officer (the “CEO Pay Ratio”).
Identifying Our Median Compensated Employee
When determining our median compensated employee, we included the following compensation elements for our global employee population other than our Vice Chairman and Chief Executive Officer, including employees of our consolidated subsidiaries, as of November 1, 2020 (the “Determination Date”), using foreign exchange rates in effect on the Determination Date for non-domestic employees:
•annual salary, which for hourly employees was calculated based on hourly rates and total scheduled 2020 hours as of the Determination Date, and for all other employees was calculated based on their salary in effect on the Determination Date;
•annual bonus (including cash incentive plan payments), which was calculated based on an employee’s target percentage times base salary in effect on the Determination Date; and
•equity-based compensation, which was calculated based on target equity award levels as of the Determination Date, taking into account an employee’s role and level.
On the Determination Date, our global employee population for purposes of the median employee determination was 20,589 employees (comprised of 9,253 domestic and 11,336 international employees), including full-time and part-time employees, interns, trainees, and fixed term contractors who are paid directly by the Company. This determination process identified in a median group consisting of several employees and a representative employee was selected from that group, taking into account demographic characteristics that best represent a typical Expedia Group employee, including tenure, location, role and responsibilities.
Median Employee’s Total 2020 Compensation
Having identified our median compensated employee, we then calculated that employee’s actual 2020 total annual compensation in accordance with the SEC’s requirements for reporting named executive officer compensation in the 2020 Summary Compensation Table, resulting in 2020 annual total compensation of $78,596.
CEO’s Total 2020 Compensation
For the purposes of the 2020 CEO Pay Ratio disclosure, we used Mr. Kern’s 2020 total compensation, as reported in the Summary Compensation Table, for a total of $4,200,686.
2020 CEO Pay Ratio
The ratio of Mr. Kern’s annual total compensation for 2020 to the median employee annual total compensation, determined as described above, was 53:1.
The pay ratio disclosure set forth above is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the related pay ratio permit companies to use a wide range of methodologies, estimates and assumptions. As a result, the pay ratios reported by other companies may be based on other permitted methodologies and/or assumptions, and as a result, are likely not comparable to our pay ratio.

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Certain Relationships and Related Person Transactions
Certain Relationships and Related Person Transactions
Review and Approval or Ratification of Related Person Transactions
In general, the Company will enter into or ratify a “related person transaction” only when, pursuant to the Audit Committee charter, it has been approved by the Audit Committee of the Board of Directors. Related persons include the Company’s executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. Related person transactions are transactions that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person or entity has a direct or indirect material interest). While we have no written policy, when a potential related person transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify. When determining whether to approve, ratify, disapprove or reject any related person transaction, the Audit Committee considers all relevant factors, including the extent of the related person’s interest in the transaction, whether the terms are commercially reasonable and whether the related person transaction is consistent with the best interests of the Company and its stockholders.
The legal and accounting departments work with business units throughout the Company to identify potential related person transactions prior to execution. In addition, the Company takes the following steps with regard to related person transactions:
•On an annual basis, each director, director nominee and executive officer of the Company completes a director and officer questionnaire that requires disclosure of any transaction, arrangement or relationship with the Company during the last fiscal year in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest.
•Each director, director nominee and executive officer is expected to promptly notify the Company’s legal department of any direct or indirect interest that such person or an immediate family member of such person had, has or may have in a transaction in which the Company participates.
•The Company performs a quarterly search of its accounts payable, accounts receivable and other databases to identify any other potential related person transactions that may require disclosure.
•Any reported transaction that the Company’s legal department determines may qualify as a related person transaction is referred to the Audit Committee.
If any related person transaction is not approved, the Audit Committee may take such action as it may deem necessary or desirable in the best interests of the Company and its stockholders.
Relationships Involving Significant Stockholders, Named Executive Officers and Directors
Relationships Involving Mr. Diller
Mr. Diller and The Diller Foundation d/b/a The Diller - von Furstenberg Family Foundation (the “Family Foundation”), on whose board of directors Mr. Diller and certain of his family members serve as directors, collectively owned 100% of Expedia Group’s 5,523,452 outstanding Class B common stock. Mr. Diller and the Family Foundation acquired the shares of Expedia Class B common stock they currently own (the “Original Shares”) pursuant to an exchange of the same number of shares of Expedia Group common stock with Liberty Expedia Holdings, Inc. (“Liberty Expedia Holdings”) in connection with Expedia Group’s acquisition of Liberty Expedia Holdings on July 26, 2019.
In addition, pursuant to the Second Amended and Restated Governance Agreement between Expedia Group and Mr. Diller dated as of April 15, 2019 (the “Governance Agreement”), Mr. Diller had the right (the “Purchase/Exchange Right”), from time to time until April 26, 2020, to acquire up to 7,276,547 shares of Expedia Group Class B common stock by (1) exchange with Expedia Group (or its wholly owned subsidiary) for an equivalent number of shares of Expedia Group common stock or (2) purchase from Expedia Group (or its wholly owned subsidiary) at a price per share equal to the average closing price of Expedia Group common stock for

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the five trading days immediately preceding notice of exercise (any shares acquired pursuant to the Purchase/Exchange Right, the “Additional Shares”).
On April 10, 2020, the Company and Mr. Diller entered into Amendment No. 1 (the “Amendment”) to the Governance Agreement. The Amendment was entered into pursuant to the stipulation and order entered by the Delaware Court of Chancery on March 30, 2020 (the “Order”), and was approved by the Special Litigation Committee of the Board of Directors of the Company formed to, among other things, investigate and evaluate the claims raised against certain current and former members of the Board of Directors and officers of the Company in the consolidated action captioned In re Expedia Group Stockholders Litigation, Consolidated Case No. 2019-0494-JTL (the “Delaware Litigation”). Pursuant to the Order, Mr. Diller was not permitted to exercise the Purchase/Exchange Right prior to the Special Litigation Committee notifying Mr. Diller that it had completed its investigation of the claims raised in the Delaware Litigation (the “Completion Date”). The Amendment extended the deadline by which Mr. Diller may have exercised the Purchase/Exchange Right to December 7, 2020 (the close of business on the forty-fifth day following the Completion Date). The Purchase/Exchange Right expired unexercised on December 7, 2020.
Subject to limited exception, no current or future holder of Original Shares may (and no holder of Additional Shares would have been permitted to) participate in, or vote in favor of, or tender shares into, any change of control transaction involving at least 50% of the outstanding shares or voting power of capital stock of the Company, unless such transaction provides for the same per share consideration and mix of consideration (or election right) and the same participation rights for shares of Class B common stock and shares of Expedia Group common stock.
At the 2019 Annual Meeting of the Company’s stockholders, the Company's stockholders approved a proposal to amend the Company's certificate of incorporation to reflect the aforementioned transfer restrictions, automatic conversion provisions and change-of-control restrictions reflected in the Governance Agreement.
Relationships Involving Expedia Group and IAC
Overview. Since the completion of the IAC/Expedia Group Spin-Off in 2005, Expedia Group and IAC have been related parties as Mr. Diller exerts significant influence over both entities by virtue of his role as Chairman and Senior Executive at both companies, the fact that he and certain members of his family collectively have sole voting and/or investment power over all shares of Expedia Class B common stock outstanding and his voting power at IAC. In connection with and following the Expedia Spin-Off, Expedia Group and IAC entered into certain arrangements, including arrangements regarding the sharing of certain costs, the use and ownership of certain aircraft and various commercial agreements, certain of which are generally described below.
Cost-Sharing Arrangements. In connection with the Expedia Spin-Off, IAC and Expedia Group had agreed, in light of Mr. Diller’s senior role at both companies and his anticipated use of certain resources to the benefit of both companies, to share certain expenses associated with such usage, as well as certain costs incurred by IAC in connection with the provision of certain benefits to Mr. Diller (the “Shared Costs”). Cost sharing arrangements in effect during 2020 provided that each of Expedia Group and IAC cover 50% of the Shared Costs, which both companies agreed best reflects the allocation of actual time spent (and time to be spent) by Mr. Diller between the two companies. Shared Costs include costs for personal use of cars and equipment dedicated to Mr. Diller’s use and expenses relating to Mr. Diller’s support staff. During 2020, IAC billed Expedia Group for costs in the amount of approximately $486,000 pursuant to these arrangements.
Aircraft Arrangements. Each of Expedia Group and IAC currently hold a 50% ownership interest in two aircraft that may be used by both companies (the, “Aircraft”). Pursuant to an amended and restated operating agreement that allocates the costs of operating and maintaining the Aircraft between the parties, fixed costs are allocated 50% to each company and variable costs are allocated based on usage. Fixed and variable costs are generally paid by each company to third parties in accordance with the terms of the amended and restated operating agreement.
In the event Mr. Diller ceases to serve as Chairman of either Expedia Group or IAC, each of Expedia Group or IAC will have a put right (to the other party) with respect to its 50% ownership interest in the aircraft that it does not primarily use (with such determination to be based on relative usage over the twelve month period preceding such event), in each case, at fair market value for the relevant aircraft.
Members of the Aircraft flight crews are employed by an entity in which each of Expedia Group and IAC has a 50% ownership interest. Expedia Group and IAC share costs relating to flight crew compensation and benefits pro rata according to each

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Certain Relationships and Related Person Transactions
company’s respective usage of the Aircraft, for which they are separately billed by the entity described above. In 2020, total payments of approximately $2.3 million were made to this entity by Expedia Group.
In 2019, Expedia Group and IAC entered into an agreement to jointly acquire a new corporate aircraft for a total expected cost of $72.3 million (including purchase price and related costs), which will be split evenly between the two companies. Expedia Group and IAC each paid $23.0 million in 2019 in connection with the purchase agreement, with their respective share of the balance due upon delivery of the new aircraft, which is expected to occur in the third quarter of 2021.
Commercial Agreements. Since the IAC/Expedia Group Spin-Off, Expedia Group has continued to work with some of IAC’s businesses pursuant to a variety of commercial agreements. Expedia Group believes that these arrangements are ordinary course and have been negotiated at arm’s length. With the exception of payments for certain corporate travel services (for which IAC paid Expedia approximately $131,000 in 2020), none these agreements, whether taken individually or together with similar agreements, involve revenues to (or payments from) Expedia Group businesses in excess of $120,000 in 2020.
Relationships Involving Mr. Khosrowshahi
In October 2019, Egencia, our corporate travel business, entered into a corporate travel services agreement with Uber Technologies, Inc. (“Uber”). Mr. Khosrowshahi is Uber’s Chief Executive Officer and a member of Uber’s Board of Directors. The terms of the Uber corporate travel agreement are standard for a client of Uber’s size and fees paid to date pursuant to the agreement are less than $120,000.

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Other Matters
Other Matters
Equity Compensation Plan Information
The following table summarizes information, as of December 31, 2020, relating to Expedia’s equity compensation plans pursuant to which grants of stock options, restricted stock, RSUs or other rights to acquire shares may be granted from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(B)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)(C)

Equity compensation plans approved by security holders(2)	8,666,387	105.724(3)	14,311,935(4)
Equity compensation plans not approved by security holders(5)	3,777	—(6)	95,942
Total	8,670,164	—	14,407,877

(1)Excludes 29,811 securities with a weighted-average exercise price of $113.636 to be issued upon the exercise of outstanding stock options, which were granted pursuant to plans assumed by the Company in connection with the acquisition of HomeAway, Inc.
(2)Information relating to the Expedia Group 2005 Plan, and the Expedia Group, Inc. Employee Stock Purchase Plans (“ESPP”).
(3)Excludes the following equity-based awards outstanding as of December 31, 2020: (i) 5,284,686 securities issuable in connection with RSUs and PSUs (assuming target level performance) for which there is no related exercise price; (ii) grants of 29,324 SARs with a weighted-average exercise price of $105.911; and (iii) grants of 26,326 cash-settled RSUs.
(4)Includes 13,911,228 securities remaining available for issuance under the Expedia Group 2005 Plan, and 400,707 securities remaining available for issuance under the ESPP.
(5)Includes the Director Deferred Compensation Plan, as described in the section above titled “Compensation of Non-Employee Directors—Non-Employee Director Deferred Compensation Plan”.
(6)Excludes outstanding share units for which there is no related exercise price.
Annual Reports
Expedia Group’s Annual Report to Stockholders for 2020, which includes Expedia Group’s Annual Report on Form 10-K for the year ended December 31, 2020 (not including exhibits) is available at www.proxyvote.com. Upon written request to Expedia Group, Inc., 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary, Expedia Group will provide, without charge, a paper copy of the Annual Report to Stockholders for 2020. Expedia Group will furnish any exhibit contained in the Annual Report on Form 10-K upon payment of a reasonable fee. Stockholders may also review a copy of the Annual Report to Stockholders for 2020, including the Annual Report on Form 10-K (with exhibits), by accessing Expedia Group’s corporate website at www.expediagroup.com.
Householding
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to send one Notice of Internet Availability of Proxy Materials or set of printed proxy materials to any household at which two or more stockholders reside if they appear to be members of the same family or have given their written consent (each stockholder continues to receive a separate proxy card). This process, which is commonly referred to as “householding,” reduces the number of duplicate copies of materials stockholders receive and reduces printing and mailing costs. Only one copy of the Notice of Internet Availability of Proxy Materials or one set of our printed proxy materials, as applicable, will be sent to stockholders eligible for householding unless contrary instructions have been provided.

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Other Matters
Once you have received notice that your broker or the Company will be householding your materials, householding will continue until you are notified otherwise or you revoke your consent. You may request a separate copy of the Notice of Internet Availability of Proxy Materials and/or set of our printed proxy materials by sending a written request to Expedia Group, Inc., 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary, or by calling (206) 679-7200.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice and/or set of our printed proxy materials, or you and another stockholder sharing the same address wish to participate in householding and prefer to receive one Notice of Internet Availability of Proxy Materials and/or set of our printed proxy materials, please notify your broker if you hold your shares in street name or the Company if you are a stockholder of record. Stockholders of record can notify us by sending a written request to Expedia Group, Inc., 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary, or by calling (206) 679-7200.
Proposals by Stockholders at 2022 Annual Meeting
Any proposals of stockholders which are intended to be presented at our 2022 annual meeting of stockholders must be received by our Corporate Secretary at its principal executive offices at 1111 Expedia Group Way W., Seattle, Washington 98119, Attention: Corporate Secretary, on or before December 27, 2021 to be eligible for inclusion in our 2022 proxy statement and form of proxy. Such proposals must be submitted in accordance with Rule 14a-8 of the Exchange Act. If a stockholder intends to present a proposal at our 2022 annual meeting of stockholders without inclusion of that proposal in our 2022 proxy materials and written notice of the proposal is not received by our Corporate Secretary at our executive offices on or before March 12, 2022 or if we meet other requirements of the SEC rules, proxies solicited by the Board for our 2022 annual meeting of stockholders will confer discretionary authority on the proxy holders named therein to vote on the proposal at the meeting.
Seattle, Washington
April 26, 2021

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Appendix A
Appendix A

EXPEDIA GROUP, INC.
2013 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED

1.Purpose. The purpose of the Plan is to provide incentive for present and future eligible Employees to acquire equity interests (or increase existing equity interests) in the Company through the purchase of Shares. It is the Company’s intention that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.
2.Definitions.
(a)“Applicable Exchange” means the Nasdaq Stock Market or such other securities exchange or inter-dealer quotation system as may at the applicable time be the principal market for the Shares.
(b)“Applicable Law” means the requirements relating to the administration of equity-based awards under state corporate laws, United States federal and state securities laws, the Code, the rules of the Applicable Exchange and the applicable laws of any non-U.S. jurisdiction where options are, or will be, granted under the Plan.
(c)“Applicable Percentage” means, with respect to each Exercise Period, 85% unless and until such Applicable Percentage is increased by the Committee, in its discretion, provided that any such increase in the Applicable Percentage with respect to a given Exercise Period must be established prior to the commencement of the Enrollment Period for such Exercise Period.
(d)“Board” means the Board of Directors of the Company
(e)“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto. Reference to a specific section of the Code or United States Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable successor provision or other provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(f)“Committee” means the committee of one or more directors appointed by the Board to administer the Plan as described in Section 13 or, in the absence of a committee, the Board.
(g)“Company” means Expedia Group, Inc., a Delaware corporation, or any successor thereto.
(h)“Company Transaction” has the meaning given such term in Section 12(b)(iii).
(i)“Compensation” means, with respect to each Participant for each pay period: base salary, wages, overtime, and shift premium paid to such Participant by the Company or a Designated Subsidiary. Except as otherwise determined by the Committee, “Compensation” does not include: (i) any amounts contributed by the Company or a Designated Subsidiary to any pension plan, (ii) any automobile, relocation or housing allowances, or reimbursement for any expenses, including automobile, relocation or housing expenses, (iii) any amounts paid as a bonus, including a starting bonus, referral fee, annual bonus, relocation bonus, or sales incentives or commissions, (iv) any amounts realized from the exercise of any stock options or other incentive awards, (v) any amounts paid by the Company or a Designated Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, disability pay, or perquisites, or paid in lieu of such benefits, or (vi) other similar forms of extraordinary compensation.
(j) “Designated Subsidiaries” means the Subsidiaries (if any) whose employees have been designated by the Board or the Committee in writing from time to time in its discretion as eligible to participate in the Plan.

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(k)“Effective Date” means the date described in Section 15(m).
(l)“Employee” means any individual designated as an employee of the Company or a Designated Subsidiary on the payroll records thereof. Employee status shall be determined consistent with Treasury Regulation section 1.421-1(h). For purposes of clarity, the term “Employee” shall not include the following, regardless of any subsequent reclassification as an employee by the Company or a Designated Subsidiary, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Designated Subsidiary who has entered into an independent contractor or consultant agreement with the Company or a Designated Subsidiary; (iv) any individual performing services for the Company or a Designated Subsidiary under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company or a Designated Subsidiary enters into for services; (v) any individual classified by the Company or a Designated Subsidiary as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; and (vi) any leased employee. The Committee shall have discretion to determine whether an individual is an Employee for purposes of the Plan, in a manner consistent with Section 423 of the Code.
(m)“Enrollment Period” means the period during which an eligible Employee may elect to participate in the Plan, with such period occurring before the Entry Date of an Exercise Period, as prescribed by the Committee.
(n)“Entry Date” means the first Trading Day of each Exercise Period; provided, that in the case of an individual who becomes eligible to become a Participant under Section 3 after the first Trading Day of an Exercise Period (if applicable under the Exercise Periods established by the Committee pursuant to Section 4(b)), the term “Entry Date” shall mean the first Trading Day of the Purchase Period occurring on or after the day on which that individual becomes a Participant.
(o)“ESPP Brokerage Account” has the meaning given such term in Section 9(a).
(p)“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, from time to time, or any successor law thereto, and the regulations promulgated thereunder.
(q)“Exercise Date” means the last Trading Day of each Purchase Period.
(r)“Exercise Period” means, subject to adjustment as provided in Section 4(b), the approximately three-month period beginning on: (i) March 1 of each year and ending the last day of May of such year, (ii) June 1 of each year and ending on the last day of August of such year, (iii) September 1 of each year and ending on the last day of November of such year or (iv) December 1 of each year and ending on the last day of February of the following year, until the Plan terminates.
(s)“Exercise Price” means the price per Share offered in a given Exercise Period determined as provided in Section 6(b).
(t)“Fair Market Value” means, if the Shares are listed on a national securities exchange, as of any given date, the closing price for a Share on such date on the Applicable Exchange, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the closest preceding date on which Shares are so traded, all as reported by such source as the Committee may select. If the Shares are not listed on a national securities exchange, the Fair Market Value of a Share shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 423 of the Code to be the fair market value of a Share.
(u)“International Plan” means the Expedia, Inc. 2013 International Employee Stock Purchase Plan, as in effect from time to time.
(v)“Offering” means an offering of an option granted under the Plan during an Exercise Period as further described in Section 4. Unless otherwise determined by the Committee, each Offering to the Employees of the Company and of a Designated Subsidiary shall be deemed a separate Offering under the Plan, even if the dates and other terms of the applicable Exercise Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each such Offering. The terms of separate Offerings need not be identical provided that the terms of the Plan and an Offering together satisfy Section 423 of the Code.

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(w)“Participant” means an Employee who is eligible to participate in the Plan under Section 3 and who has elected to participate in the Plan by enrolling as provided in Section 5 hereof.
(x)“Plan” means the Expedia Group, Inc. 2013 Employee Stock Purchase Plan, as amended and restated, as in effect from time to time.
(y)“Plan Contributions” means, with respect to each Participant, the after-tax payroll deductions withheld from the Compensation of the Participant under the Plan and other additional payments that the Committee may permit a Participant to make, which are each contributed to the Plan for the Participant as provided in Section 7 hereof.
(z)“Purchase Period” means a period of time within an Exercise Period, as may be specified by the Committee in accordance with Section 4(b), generally beginning on the first Trading Day of each Exercise Period and ending on an Exercise Date. An Exercise Period may consist of one or more Purchase Periods.
(aa)“Share” means a share of common stock, par value $0.0001 per share, of the Company (including any new, additional or different stock or securities resulting from any change in capitalization pursuant to Section 12(b)).
(ab)“Subsidiary” means any corporation of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, and that otherwise qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.
(ac)“Tax-Related Items” means any income tax, social insurance contributions, fringe benefit tax, payroll tax, payment on account or other tax-related items arising in relation to the Participant’s participation in the Plan.
(ad)“Terminating Event” means a Participant ceases to be an Employee under any circumstances; provided, however, that, for purposes of the Plan, a Participant’s status as an Employee shall be considered to be continuing intact while such Participant is on military leave, sick leave, or other bona fide leave of absence approved by the Committee or the Participant’s supervisor; provided further, however, that if such period of leave of absence exceeds three months, and the Participant’s right to reemployment is not provided either by statute or by contract, the Participant’s status as an Employee shall be deemed to have terminated on the first day immediately following such three-month period. Unless otherwise determined by the Committee (on a uniform and nondiscriminatory basis), a transfer of a Participant’s employment between or among the Company and/or the Designated Subsidiaries of the Plan shall not be considered a Terminating Event.
(ae)“Trading Day” means a day on which the Applicable Exchange is open for trading.
3.Eligibility.
(a)General Rule. Except as otherwise provided herein, all Employees shall be eligible to participate in the Plan.
(b)Certain Exceptions. Notwithstanding Section 3(a), the Committee, in its discretion, from time to time may, prior to an Entry Date for all options to be granted in one or more separate Offerings, determine on a uniform and nondiscriminatory basis that an Employee will not be eligible to participate in the Plan if he or she: (i) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (ii) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (iii) is a highly compensated employee within the meaning of Section 414(q) of the Code or (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or who is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each separate Offering in an identical manner to all Employees of the Designated Subsidiary participating in that Offering. In addition, notwithstanding Section 3(a), eligible Employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from the Plan if (1) the grant of an option under the Plan or any Offering to a citizen or resident of the non-U.S. jurisdiction is prohibited under the laws of such jurisdiction, or (2) compliance with the laws of the non-U.S. jurisdiction would cause the Plan or the Offering to violate the requirements of Section 423 of the Code, in each case, to the extent allowed under Section 423 of the Code.
4.Exercise Periods.

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(a)In General. The Plan shall generally be implemented by a series of Exercise Periods, each of which lasts approximately three months, subject to Section 4(b) below. Unless and until the Committee determines otherwise in its discretion, each Exercise Period will consist of one approximately three-month Purchase Period, which will run simultaneously with the Exercise Period.
(b)Changes by Committee. The Committee shall have the authority to make changes to the occurrence, duration and/or the frequency of Exercise Periods, including, without limitation, to establish additional or alternative sequential or overlapping Exercise Periods, a different number of Purchase Periods within an Exercise Period, a different duration for one or more Exercise Periods or Purchase Periods or different commencement or ending dates for such Exercise Periods with respect to future Exercise Periods if any such change is announced prior to the scheduled beginning of the first Exercise Period to be affected; provided that the duration of an Exercise Period may not exceed 27 months (or the expiration of such other applicable period specified under Section 423(b)(7) of the Code). To the extent that the Committee establishes additional or overlapping Exercise Periods, the Committee will have discretion to structure an Exercise Period so that if the Fair Market Value of a Share on the first Trading Day of the Exercise Period in which a Participant is currently enrolled is higher than the Fair Market Value of a Share on the first Trading Day of any subsequent Exercise Period, the Company will automatically enroll such Participant in the subsequent Exercise Period and will terminate his or her participation in such original Exercise Period.
5.Participation. Employees meeting the eligibility requirements of Section 3 hereof may elect to participate in the Plan commencing on any Entry Date for the applicable Exercise Period by enrolling in the manner and/or through the website designated by the Company during the Enrollment Period.
6.Grant of Option.
(a)Shares Subject to Option. On a Participant’s Entry Date, subject to the limitations set forth in Section 6(c), the Participant shall be granted an option to purchase on the subsequent Exercise Date (at the Exercise Price determined as provided in Section 6(b) below) up to a number of Shares determined by dividing such Participant’s Plan Contributions accumulated during the current Exercise Period prior to such Exercise Date and retained in the Participant’s account as of such Exercise Date by the Exercise Price; provided that the maximum number of Shares a Participant may purchase during any Exercise Period shall be that whole number of Shares determined by dividing $25,000 by the Fair Market Value of a Share on the Entry Date of such Exercise Period; provided further that such maximum number of Shares may instead be established by the Committee as a fixed number or a different predetermined formula with respect to any Exercise Period prior to the Entry Date thereof. All Participants granted options pursuant to an Exercise Period shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. Unless otherwise determined by the Committee, no fractional Shares shall be issued or otherwise transferred upon the exercise of an option under the Plan.
(b)Exercise Price. The Exercise Price offered to each Participant in a given Exercise Period shall be no lower than the Applicable Percentage of the lesser of (i) the Fair Market Value of a Share on the Participant’s Entry Date or (ii) the Fair Market Value of a Share on the Exercise Date. Unless otherwise determined by the Committee, the Exercise Price shall be the Applicable Percentage of the Fair Market Value of a Share on the Exercise Date; provided that any change in the Exercise Price with respect to a given Exercise Period must be established prior to the commencement of the Enrollment Period for such Exercise Period.
(c)Limitations on Options that may be Granted. Notwithstanding any provision of the Plan to the contrary, (i) no Employee may participate in the Plan if such Employee, immediately after the applicable Entry Date, would be deemed for purposes of Section 423(b)(3) of the Code to possess five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary or of any other related corporation for purposes of Section 423 of the Code, and (ii) no Participant shall be granted an option under the Plan which permits his or her right to purchase Shares under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of the Company and any Subsidiary, and any other related corporation for purposes of Section 423 of the Code, which are intended to qualify under Section 423 of the Code, exceeds $25,000 in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such option is outstanding at any time. For purposes of clause (ii) of the preceding sentence, the Fair Market Value of Shares purchased with respect to a given Exercise Period shall be determined as of the Entry Date for

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such Exercise Period. The limitations set forth in this Section 6(c) shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.
(d)No Rights as Stockholder. A Participant shall have no voting, dividend or other stockholder rights in the Shares covered by his or her option until such option has been exercised in accordance with the provisions of the Plan and such Shares have actually been issued to such Participant.
(e)Bookkeeping Accounts Maintained. Individual bookkeeping accounts shall be maintained for each Participant. All Plan Contributions from a Participant’s Compensation shall be credited to such Participant’s Plan account. Except as otherwise required by Applicable Law (i) all Plan Contributions made for a Participant shall be deposited in the Company’s or a Designated Subsidiary’s general corporate accounts, and no interest shall accrue or be credited with respect to a Participant’s Plan Contributions, and (ii) all Plan Contributions received or held by the Company or a Designated Subsidiary may be used by the Company or such Designated Subsidiary for any corporate purpose, and neither the Company nor such Designated Subsidiary shall be obligated to segregate or otherwise set apart such Plan Contributions from any other corporate funds.

7.Plan Contributions.
(a)Plan Contributions by Payroll Deduction. Contributions to the Plan shall be made by after-tax payroll deductions by the Company or Designated Subsidiary, unless the Committee authorizes contributions through another means, in a manner consistent with the provisions of Section 423 of the Code.
(b)Plan Contributions Election. At the time a Participant enrolls with respect to an Exercise Period in accordance with Section 5, the Participant shall authorize Plan Contributions from his or her Compensation to be made on each payroll date during the portion of the Exercise Period that he or she is a Participant in an amount not less than 1% and not more than 15% of the Participant’s Compensation on each payroll date during the portion of the Exercise Period that he or she is a Participant, or such other maximum amount as may be determined by the Committee. The amount of Plan Contributions must be a whole percentage (e.g., 1%, 2%, 3%, etc.) of the Participant’s Compensation. The amount of Plan Contributions may be adjusted to the extent required by Applicable Law.
(c)Commencement of Plan Contributions. Except as otherwise determined by the Committee under rules applicable to all Participants, Plan Contributions shall commence with the earliest administratively practicable pay date on or after the Entry Date with respect to which the Participant enrolls in accordance with Section 5, or is deemed to have elected continued participation in the Plan with respect to succeeding Exercise Periods in accordance with Section 7(d).
(d)Automatic Continuation of Plan Contributions for Succeeding Exercise Periods. With respect to each succeeding Exercise Period, a Participant shall be deemed (i) to have elected to participate in such immediately succeeding Exercise Period (and, for purposes of such Exercise Period, the Participant’s “Entry Date” shall be the first Trading Day of such succeeding Exercise Period), and (ii) to have authorized the same rate of Plan Contributions for such immediately succeeding Exercise Period as was in effect for the Participant immediately prior to the commencement of such succeeding Exercise Period, unless such Participant elects otherwise prior to the Entry Date of such succeeding Exercise Period, in accordance with Section 7(e) below or such Participant withdraws from the Plan in accordance with Section 11 hereof.
(e)Change of Plan Contributions Election. A Participant may not decrease or increase the rate of his or her Plan Contributions during an Exercise Period. Using the authorization process designated for this purpose by the Company in accordance with Section 5 above authorizing a change in the rate of Plan Contributions, a Participant may decrease or increase the rate of his or her Plan Contributions (within the limitations of Section 7(b) above) commencing with the first Exercise Period that begins after the date of such authorization. Additionally, a Participant may withdraw from an Exercise Period as provided in Section 11(a) hereof. The Committee has the authority to change the foregoing rules.
(f)Automatic Changes in Plan Contributions. The Company may decrease a Participant’s rate of Plan Contributions, but not below zero percent, at any time during an Exercise Period to the extent necessary to comply with Section 423(b)(8) of the Code or any other Applicable Law or Section 6(a) or Section 6(c). Plan Contributions shall recommence at the

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rate provided in the Participant’s enrollment at the beginning of the first Exercise Period beginning in the following calendar year, unless the Participant’s participation in the Plan terminates as provided in Section 11.
8.Exercise of Options and Purchase of Shares.
(a)Exercise of Options. On each Exercise Date, the option for the purchase of Shares of each Participant who has not withdrawn from the Plan and whose participation in the Exercise Period has not otherwise terminated before the Exercise Date shall be automatically exercised to purchase the number of whole Shares determined by dividing (i) the total amount of the accumulated Plan Contributions then credited to the Participant’s account under the Plan during the Exercise Period and not previously applied toward the purchase of Shares by (ii) the Exercise Price, subject to the limitations in Section 6(a) and Section 6(c) and any other limitation in the Plan. Notwithstanding the foregoing, the Committee may permit the purchase of whole and fractional Shares upon exercise of options hereunder, commencing with the first Exercise Period that begins after the date of such Committee authorization.
(b)Pro Rata Allocation of Shares. If the aggregate number of Shares to be purchased by all Participants in the Plan and the International Plan on an Exercise Date exceeds the number of Shares available as provided in Section 12(a), the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as practicable and as the Company determines to be equitable. Unless otherwise determined by the Committee, any fractional Share resulting from such pro rata allocation to any Participant shall be disregarded and shall not be issued.
(c)Delivery of Shares. As soon as practicable after each Exercise Date, the Company shall arrange the delivery of the Shares purchased by each Participant on such Exercise Date to a broker designated by the Company that will hold such Shares for the benefit of each such Participant; provided that the Company may arrange the delivery to a Participant of a certificate representing such Shares. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.
(d)Return of Cash Balance. Any cash balance remaining in a Participant’s Plan account following any Exercise Date shall be refunded to the Participant as soon as practicable after such Exercise Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole Share on such Exercise Date, the Company may arrange for the cash balance to be retained in the Participant’s Plan account and applied toward the purchase of Shares in the subsequent Exercise Period, as the case may be.
(e)Tax Withholding. At the time of any tax withholding event under the Plan, the Participant shall make adequate provision for the Tax-Related Items withholding obligations, if any, of the Company and/or the applicable Designated Subsidiary which arise upon such tax withholding event. The Company and/or applicable Designated Subsidiary may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations, or may use any other method of withholding they deem appropriate and take such other action as may be necessary to satisfy withholding and/or reporting obligations for Tax-Related Items.
(f)Expiration of Option. Any portion of a Participant’s option remaining unexercised after the end of the Exercise Period to which such option relates shall expire immediately upon the end of such Exercise Period.
(g)Provision of Reports to Participants. Unless otherwise determined by the Committee, each Participant who has exercised all or part of his or her option under the Plan shall receive, as soon as practicable after the Exercise Date, a report of such Participant’s Plan account setting forth the total Plan Contributions accumulated prior to such exercise, the number of Shares purchased, the Exercise Price for such Shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 8(d). The report pursuant to this Section 8(g) may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.
9.ESPP Brokerage Account; Required Holding Period; Disqualifying Disposition.
(a)Deposit of Shares into ESPP Brokerage Account. Notwithstanding any other provisions of the Plan to the contrary, the Company may require that the Shares purchased on behalf of each Participant under the Plan shall be deposited

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directly into a brokerage account which the Company may establish for the Participant at a Company-designated brokerage firm (such an account, the “ESPP Brokerage Account”).
(b)Required Holding Period. The Shares deposited into a Participant’s ESPP Brokerage Account may not be transferred from the ESPP Brokerage Account or disposed of (whether electronically or in certificated form) or pledged until the required holding period, if any, for those Shares is satisfied. The Committee shall have discretion to determine whether a holding period shall apply with respect to Participants generally. Following expiration of any such required holding period, a Participant may sell Shares held in his or her ESPP Brokerage Account at any time (subject to the Expedia Securities Trading Policy and Applicable Law), but in the absence of any such sale, a Participant shall be required to hold such Shares in the ESPP Brokerage Account until expiration of the holdings periods specified by Section 423(a)(1) of the Code applicable to such Shares.
(c)Participant Required to Report Disqualifying Disposition. A Participant shall be required to report in writing to the Company (or a person or firm designated by the Company) any disposition of Shares purchased under the Plan prior to the expiration of the holding periods specified by Section 423(a)(1) of the Code.
10.Transferability. Neither Plan Contributions credited to a Participant’s account nor any option or rights to exercise any option or receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution). Any attempted such assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw in accordance with Section 11(a).
11.Withdrawal; Terminating Event.
(a)Withdrawal. A Participant may withdraw from an Exercise Period at any time by giving written notice to the Company (or a person or firm designated by the Company) in the manner and/or through the website designated by the Company. A notice of withdrawal must be received no later than the deadline prescribed by the Company, which deadline may be changed from time to time with appropriate notice to Employees. Plan Contributions shall cease as soon as administratively practicable after receipt by the Company of the Participant’s notice of withdrawal, and, subject to administrative practicability, no further purchases shall be made for the Participant’s account. All Plan Contributions credited to such Participant’s account, if any, and not yet used to purchase Shares, shall be returned to the Participant as soon as administratively practicable after receipt of the Participant’s notice of withdrawal. Such Participant’s unexercised options to purchase Shares pursuant to the Plan shall be automatically terminated. Plan Contributions will not resume on behalf of a Participant who has withdrawn from the Plan (a “Former Participant”) unless the Former Participant enrolls in a subsequent Exercise Period in accordance with Section 5 and subject to the restriction provided in Section 11(b), below.
(b)Effect of Withdrawal on Subsequent Participation. A Former Participant who has withdrawn from the Plan pursuant to Section 11(a) shall be eligible to participate in the Plan at the beginning of the next Exercise Period following the date the Former Participant withdrew, and the Former Participant must submit a new enrollment in accordance with Section 5 in order to again become a Participant.
(c)Terminating Event. If a Participant has a Terminating Event, (i) such individual may not make further Plan Contributions, (ii) any amount of cash then credited to his or her Plan account shall, as determined by the Committee (on a uniform and nondiscriminatory basis for all options to be granted in an Offering), either be (A) promptly returned to such individual following the date of such Terminating Event, or (B) used to purchase the number of Shares in accordance with and subject to Sections 8(a) through (c), and (e) through (g), and any cash balance remaining in such individual’s Plan account following such Exercise Date shall be promptly refunded to such individual following the Exercise Date, and (iii) all Shares held in such Participant’s ESPP Brokerage Account shall continue to be held in such ESPP Brokerage Account unless the individual sells or transfers such Shares, subject to satisfaction of both any required holding period (provided that any such required holding period shall not apply in the case of a Terminating Event due to death) and the Code Section 423(a)(1) holding period requirements, as referenced in Section 9(b). For the avoidance of doubt, in the event that the employment of a Participant is transferred, and such Participant becomes an employee of a Subsidiary that is not a Designated Subsidiary under the Plan, such Participant shall have a Terminating Event.
12.Shares Issuable under the Plan.

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(a)Number of Shares. Subject to adjustment as provided in Section 12(b), the maximum number of Shares that may be issued under the Plan and the International Plan in the aggregate shall be 2,500,000 Shares, which reflects an increase of 1,000,000 over the number of Shares initially authorized under the Plan as of the Effective Date. Such Shares issuable under the Plan may be authorized and unissued shares (which will not be subject to preemptive rights), Shares held in treasury by the Company, Shares purchased on the open market or by private purchase or any combination of the foregoing. Any Shares issued under the Plan shall reduce on a Share-for-Share basis the number of Shares available for subsequent issuance under the Plan and the International Plan. If an outstanding option under the Plan or the International Plan for any reason expires or is terminated or cancelled, the Shares allocable to the unexercised portion of such option shall again be available for issuance under the Plan or the International Plan. For avoidance of doubt, up to the maximum number of Shares reserved under this Section 12(a) may be used to satisfy purchases of Shares under the Plan and any remaining portion of such maximum number of Shares may be used to satisfy purchases of Shares under the International Plan.
(b)Adjustments Upon Changes in Capitalization; Company Transactions.
i.If the outstanding Shares are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, including as a result of one or more mergers, reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, or there occurs a separation, spin-off or other distribution of stock or property (including any extraordinary dividend, but excluding any ordinary dividends) affecting the Company and without the Company’s receipt of consideration, then appropriate adjustments shall be made to the number and/or kind of shares available for issuance in the aggregate under the Plan and the International Plan and under each outstanding option under the Plan and to the Exercise Price thereof, in each case as determined by the Committee, in its discretion, and the Committee’s determination shall be conclusive.
ii.In the event of any proposed dissolution or liquidation of the Company, immediately prior to the consummation of such proposed action, any outstanding Exercise Period will terminate, and any Shares held in ESPP Brokerage Accounts, and all Plan Contributions credited to Participant Plan accounts and not used to purchase Shares, shall be distributed to each applicable Participant, unless otherwise provided by the Committee.
iii.In the event of sale of all or substantially all of the Company’s assets, or a merger, amalgamation, consolidation, acquisition or sale or exchange of shares or similar event affecting the Company (each, a “Company Transaction”), then, as determined by the Committee, in its discretion, which determination shall be conclusive, either:
A.each option under the Plan shall be assumed or an equivalent option shall be substituted by the Company’s successor corporation or a parent corporation (as defined in Section 424(e) of the Code) of such successor corporation, unless the Committee determines, in the exercise of its discretion, and in lieu of such assumption or substitution, to shorten the Exercise Period(s) then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Committee shortens the Exercise Period(s) then in progress in lieu of assumption or substitution in the event of a Company Transaction, the Company shall notify each Participant in writing, prior to the New Exercise Date, that the Exercise Date for such Participant’s option has been changed to the New Exercise Date, and that such Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 11(a). For purposes of this Section 12(b), an option granted under the Plan shall be deemed to have been assumed if, following the Company Transaction, the option confers the right to purchase, for each Share subject to the option immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Shares for each Share held on the effective date of the Company Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, that if the consideration received in the Company Transaction was not solely common stock or Shares of the successor corporation or its parent corporation (as defined in Section 424(e) of the Code), the Committee may, with the consent

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of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent corporation equal in fair market value to the per share consideration received by the holders of Shares in the Company Transaction; or

B.the Plan shall terminate and any Shares held in ESPP Brokerage Accounts and all the Plan Contributions credited to Participant Plan accounts and not yet used to purchase Shares, shall be distributed to each applicable Participant.
iv.In all cases, the Committee shall have discretion to exercise any of the powers and authority provided under this Section 12, and the Committee’s actions hereunder shall be final and binding on all Participants. Unless otherwise determined by the Committee, no fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 12.
13.Administration.
(a)Committee as Administrator. The Plan shall be administered by the Committee. The Committee shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing sentences of this Section 13, subject to the express provisions of the Plan and Applicable Law, the Committee shall have full and exclusive discretionary authority to interpret and construe any and all provisions of the Plan and any agreements, forms, and instruments relating to the Plan; prescribe the forms and manner of any agreements, forms, and instruments, and all online enrollment, designation or communication, relating to the Plan; determine eligibility to participate in the Plan including which Subsidiaries shall be Designated Subsidiaries; adopt rules and regulations for administering the Plan; adjudicate and determine all disputes arising under or in connection with the Plan; determine whether a particular item is included in “Compensation;” permit Plan Contributions in excess of the amount designated by a Participant in order to adjust for administrative errors in the Company’s processing of properly submitted enrollment agreements and/or changes in contribution amounts; retain and engage such third parties as it shall determine to assist with the administration of the Plan and make all other determinations necessary or advisable for the administration of the Plan. All decisions, actions and determinations by the Committee with respect to the Plan; any agreement, form or instrument relating to the Plan; or any operation or administration of the Plan shall be final, conclusive and binding on all persons.
(b)Delegation. Subject to Applicable Law, the Committee may, in its discretion, from time to time, delegate all or any part of its responsibilities and powers under the Plan to any employee or group of employees of the Company or any Subsidiary, and revoke any such delegation. Notwithstanding the foregoing, the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including, but not limited to, establishing procedures to be followed by the Committee.
14.Amendment, Suspension, and Termination of the Plan.
(a)Amendment of the Plan. The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; provided that (i) except as otherwise provided by Section 4(b) or Section 12(b), or to comply with any Applicable Law, no such amendment may make any change in any option theretofore granted which materially adversely affects the previously accrued rights of any Participant with respect to any such option without such Participant’s consent, and (ii) the Plan shall not be amended in any way that will cause options issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code. To the extent necessary to comply with Section 423 of the Code, or any other Applicable Law, regulation or rule, the Company shall obtain stockholder approval of any such amendment.
(b)Suspension of the Plan. The Board or the Committee may, at any time, suspend the Plan; provided that the Company shall provide notice to the Participants prior to the effectiveness of such suspension. The Board or the Committee may resume the operation of the Plan following any such suspension; provided that the Company shall provide notice to the Participants prior to the date of termination of the suspension period. A Participant shall remain a Participant in the Plan during any suspension period (unless he or she withdraws pursuant to Section 11(a)), however, no options shall

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be granted or exercised, and no Plan Contributions shall be made in respect of any Participant during the suspension period.
(c)Termination of the Plan. The Plan and all rights of Participants hereunder shall terminate on the earlier of:

i.the Exercise Date at which Participants become entitled to purchase a number of Shares greater than the number of Shares remaining available for issuance under the Plan and the International Plan pursuant to Section 12(a); or
ii.such date as is determined by the Board in its discretion.
Notwithstanding the foregoing to the contrary, (i) the Board may at any time, with notice to Participants, terminate an Exercise Period then in progress and provide, in its discretion, that the outstanding balance of Plan Contributions credited to Participant Plan accounts and not yet used to purchase Shares shall either be (x) used to purchase Shares on an early Exercise Date established by the Board, or (y) distributed to the applicable Participants, and (ii) upon any termination of the Plan, any Exercise Period then in progress shall be treated as may be determined by the Board in accordance with clause (i) of this sentence, and any Shares held in ESPP Brokerage Accounts may be distributed to the applicable Participants.
15.Miscellaneous.
(a)Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be in writing and shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person or agent, designated by the Company for the receipt thereof.
(b)Expenses of the Plan. All costs and expenses incurred in administering the Plan shall be paid by the Company or a Designated Subsidiary, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company.
(c)Rights of Participants.
i.Rights or Claims. No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable agreement thereunder. The liability of the Company or any Designated Subsidiary under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company, any Designated Subsidiary or any other affiliate thereof or the Board or the Committee not expressly set forth in the Plan. The grant of any option under the Plan shall not confer any rights upon the Participant holding such option other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such option, or to all options. Without limiting the generality of the foregoing, neither the existence of the Plan nor anything contained in the Plan or in any agreement thereunder shall be deemed to:
A.give any Participant the right to be retained in the service of the Company or any Designated Subsidiary, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;
B.restrict in any way the right of the Company or any Designated Subsidiary to terminate, change or modify any Participant’s employment at any time with or without cause;
C.constitute a contract of employment between the Company or any Designated Subsidiary and any Employee, nor shall it constitute a right to remain in the employ of the Company or any Designated Subsidiary;
D.give any Employee of the Company or any Designated Subsidiary the right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company and/or a Designated Subsidiary, nor be construed as limiting in any way the right of the Company and/or a

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Designated Subsidiary to determine, in its discretion, whether or not it shall pay any Employee bonuses, and, if so paid, the amount thereof and the manner of such payment; or
E.give any Employee any rights whatsoever with respect to any Share options except as specifically provided in the Plan and any applicable agreement thereunder.
ii.Options. Notwithstanding any other provision of the Plan, a Participant’s right or entitlement to purchase any Shares under the Plan shall only result from continued employment with the Company or any Designated Subsidiary.
iii.No Effects on Benefits; No Damages. Any compensation received by a Participant under an option is not part of any (1) normal or expected compensation or salary for any purpose, as an employee or otherwise; (2) termination, indemnity, severance, resignation, redundancy, end of service payments; (3) bonuses; (4) long-service awards; (5) pension or retirement benefits or (6) similar payments under any laws, plans, contracts, policies, programs, arrangements or otherwise, in each case, otherwise payable or provided to such Participant. A Participant shall, by participating in the Plan, waive any and all rights to compensation or damages in consequence of termination of employment of such Participant for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from such Participant ceasing to have rights under the Plan as a result of such termination of employment, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan or the provisions of any statute or law relating to taxation. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any option or Shares purchased under the Plan.
iv.No Effect on Other Plans. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Designated Subsidiary, or prevent or limit the right of the Company or any Designated Subsidiary to establish any other forms of incentives or compensation for their employees or grant or assume options or other rights otherwise than under the Plan.
(d)Participants Deemed to Accept Plan. By enrolling in the Plan and accepting any benefit thereunder, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.
(e)Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may nevertheless be effected on a uncertificated basis, to the extent not prohibited by Applicable Law. Notwithstanding any contrary Plan provisions prescribing the manner and form in which stock certificates may be issued and/or Shares may be held by or on behalf of Participants, the Company and any affiliate thereof shall have the right to make such alternative arrangements as they may, in their discretion, determine, and which may include the transfer of Shares and/or the issue of stock certificates to any nominee or trust or other third party arrangement established for the benefit in whole or in part of Participants.
(f)Governing Law. The Plan and each agreement thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Delaware to resolve any and all issues that may arise out of or relate to the Plan or any related agreement.
(g)No Constraint on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Designated Subsidiary from taking any corporate action (including the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on the Plan, or any rights awarded

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Participants under the Plan. No employee, beneficiary, or other person, shall have any claim against the Company or any Designated Subsidiary as a result of any such action.
(h)Section 16. The provisions and operation of the Plan are intended to result in no transaction under the Plan (excluding any sale of Shares acquired thereunder) being subject to (and not exempt from) the rules of Section 16 of the Exchange Act, to the extent such rules are or become applicable to the Company.
(i)Requirements of Law; Limitations on Awards.
i.The Plan, the granting, acceptance and exercise of options and the issuance of Shares under the Plan and the Company’s obligation to sell and deliver Shares upon the exercise of options to purchase Shares shall be subject to all Applicable Laws, and to such approvals by any governmental agencies or national securities exchanges as may be required.
ii.If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of Shares upon any securities exchange or under any state, Federal or non-United States law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares hereunder, the Company shall have no obligation to allow the grant or exercise of any option under the Plan, or to issue or deliver evidence of title for Shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.
iii.If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an option is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company, any Designated Subsidiary or any affiliate respectively thereof under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the United States Securities Act of 1933, as amended, or otherwise with respect to Shares or options, and the right to exercise any option under the Plan shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company, any Designated Subsidiary or any such affiliate.
iv.Upon termination of any period of suspension under Section 15(i)(iii), any option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any option.
v.The Committee may require each person receiving Shares in connection with any option under the Plan to represent and agree with the Company in writing that such person is acquiring such Shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Committee may prescribe. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any option as it deems appropriate. Any such restrictions may be set forth in the applicable agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.
(j)Tax Qualification. Although the Company may endeavor to (1) qualify an option for favorable tax treatment under the laws of the United States or (2) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.
(k)Electronic Delivery. Any reference in the Plan or any related agreement to an agreement, document, statement, instrument or notice, whether written or otherwise, will include any agreement, document, statement, instrument or

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notice delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.
(l)Drafting Context; Captions. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. The word “Section” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.
(m)Effective Date. The Plan became effective on June 18, 2013 when it was approved by the stockholders of the Company at the Company’s annual meeting of stockholders. (the “Effective Date”). The first amendment and restatement of the Plan became effective as of December 19, 2018 upon its adoption by the Board. The second amendment and restatement of the Plan became effective as of May 15, 2020 upon its adoption by the Compensation Committee of the Board. The third amendment and restatement of the Plan was adopted by the Board on March 10, 2021, subject to the approval of the stockholders of the Company at the Company’s annual meeting of stockholders in 2021 and effective as of the first Trading Day of the first Exercise Period that occurs on or after the date of such stockholder approval.

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Appendix B

EXPEDIA GROUP, INC.
2013 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED
1.Purpose. The purpose of the Plan is to provide incentive for present and future eligible Employees to acquire equity interests (or increase existing equity interests) in the Company through the purchase of Shares. The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.
2.Definitions.
a.“Applicable Exchange” means the Nasdaq Stock Market or such other securities exchange or inter-dealer quotation system as may at the applicable time be the principal market for the Shares.
b.Applicable Law” means the requirements relating to the administration of equity-based awards under state corporate laws, United States federal and state securities laws, the Code, the rules of the Applicable Exchange and the applicable laws of any non-U.S. jurisdiction where options are, or will be, granted under the Plan.
c.“Applicable Percentage” means, with respect to each Exercise Period, 85% unless and until such Applicable Percentage is increased by the Committee, in its discretion, provided that any such increase in the Applicable Percentage with respect to a given Exercise Period must be established prior to the commencement of the Enrollment Period for such Exercise Period.
d.“Board” means the Board of Directors of the Company.
e.“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto. Reference to a specific section of the Code or United States Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable successor provision or other provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
f.“Committee” means the committee of one or more directors appointed by the Board to administer the Plan as described in Section 13 or, in the absence of a committee, the Board.
g.“Company” means Expedia Group, Inc., a Delaware corporation, or any successor thereto.
h.“Company Transaction” has the meaning given such term in Section 12(b)(iii).
i.“Compensation” means, with respect to each Participant for each pay period: base salary, wages, overtime, and shift premium paid to such Participant by the Company or a Designated Subsidiary. Except as otherwise determined by the Committee, “Compensation” does not include: (i) any amounts contributed by the Company or a Designated Subsidiary to any pension plan, (ii) any automobile, relocation or housing allowances, or reimbursement for any expenses, including automobile, relocation or housing expenses, (iii) any amounts paid as a bonus, including a starting bonus, referral fee, annual bonus, relocation bonus, or sales incentives or commissions, (iv) any amounts realized from the exercise of any stock options or other incentive awards, (v) any amounts paid by the Company or a Designated Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, disability pay, or perquisites, or paid in lieu of such benefits, or (vi) other similar forms of extraordinary compensation.
j.“Designated Countries” means the countries designated by the Board or the Committee in writing from time to time for the purposes of the Plan.

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k.“Designated Subsidiaries” means the Subsidiaries whose employees have been designated by the Board or the Committee in writing from time to time in its discretion as eligible to participate in the Plan.
l.“Effective Date” means the date described in Section 15(m).
m.“Employee” means any individual designated as an employee of a Designated Subsidiary on the payroll records thereof. For purposes of clarity, the term “Employee” shall not include the following, regardless of any subsequent reclassification as an employee by the Company or a Designated Subsidiary, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Designated Subsidiary who has entered into an independent contractor or consultant agreement with the Company or a Designated Subsidiary; (iv) any individual performing services for the Company or a Designated Subsidiary under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company or a Designated Subsidiary enters into for services; (v) any individual classified by the Company or a Designated Subsidiary as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; and (vi) any leased employee. The Committee shall have discretion to determine whether an individual is an Employee for purposes of the Plan.
n.“Enrollment Period” means the period during which an eligible Employee may elect to participate in the Plan, with such period occurring before the Entry Date of an Exercise Period, as prescribed by the Committee.
o.“Entry Date” means the first Trading Day of each Exercise Period; provided, that in the case of an individual who becomes eligible to become a Participant under Section 3 after the first Trading Day of an Exercise Period (if applicable under the Exercise Periods established by the Committee pursuant to Section 4(b)), the term “Entry Date” shall mean the first Trading Day of the Purchase Period occurring on or after the day on which that individual becomes a Participant.
p.“ESPP Brokerage Account” has the meaning given such term in Section 9(a).
q.“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, from time to time, or any successor law thereto, and the regulations promulgated thereunder.
r.“Exercise Date” means the last Trading Day of each Purchase Period.
s.“Exercise Period” means, subject to adjustment as provided in Section 4(b), the approximately three-month period beginning on: (i) March 1 of each year and ending the last day of May of such year, (ii) June 1 of each year and ending on the last day of August of such year, (iii) September 1 of each year and ending on the last day of November of such year or (iv) December 1 of each year and ending on the last day of February of the following year, until the Plan terminates.
t.“Exercise Price” means the price per Share offered in a given Exercise Period determined as provided in Section 6(b).
u.“Fair Market Value” means, if the Shares are listed on a national securities exchange, as of any given date, the closing price for a Share on such date on the Applicable Exchange, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the closest preceding date on which Shares are so traded, all as reported by such source as the Committee may select. If the Shares are not listed on a national securities exchange, the Fair Market Value of a Share shall mean the amount determined by the Board in good faith.
v.“Participant” means an Employee who is eligible to participate in the Plan under Section 3 and who has elected to participate in the Plan by enrolling as provided in Section 5 hereof.
w.“Plan” means the Expedia Group, Inc. 2013 International Employee Stock Purchase Plan, as amended and restated, as in effect from time to time.
x.“Plan Contributions” means, with respect to each Participant, the after-tax payroll deductions withheld from the Compensation of the Participant under the Plan and other additional payments that the Committee may permit a Participant to make, which are each contributed to the Plan for the Participant as provided in Section 7 hereof.

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y.“Purchase Period” means a period of time within an Exercise Period, as may be specified by the Committee in accordance with Section 4(b), generally beginning on the first Trading Day of each Exercise Period and ending on an Exercise Date. An Exercise Period may consist of one or more Purchase Periods.
z.“Share” means a share of common stock, par value US$ 0.0001 per share, of the Company (including any new, additional or different stock or securities resulting from any change in capitalization pursuant to Section 12(b)).
aa.“Subsidiary” means any corporation, partnership, joint venture or other entity in which the Company holds, directly or indirectly, an equity or voting interest of 50% or more, as determined by the Committee.
ab.“Tax-Related Items” means any income tax, social insurance contributions, fringe benefit tax, payroll tax, payment on account or other tax-related items arising in relation to the Participant’s participation in the Plan.
ac.“Terminating Event” means a Participant ceases to be an Employee under any circumstances; provided, however, that, for purposes of the Plan, a Participant’s status as an Employee shall be considered to be continuing intact while such Participant is on military leave, sick leave, or other bona fide leave of absence approved by the Committee or the Participant’s supervisor. A transfer of a Participant’s employment between or among any Designated Subsidiaries (of the Plan or the U.S. Plan) shall be considered a Terminating Event.
ad.“Trading Day” means a day on which the Applicable Exchange is open for trading.
ae.“U.S. Plan” means the Expedia Group, Inc. 2013 Employee Stock Purchase Plan, as in effect from time to time.
3.Eligibility.
a.General Rule. Except as otherwise provided herein, all Employees shall be eligible to participate in the Plan.
b.Exclusion. Notwithstanding Section 3(a), to the extent permitted by Applicable Law, the Committee, in its discretion, from time to time may, prior to an Entry Date determine that an Employee shall not be eligible to participate in an Exercise Period if, as of the Entry Date of such Exercise Period: (i) such Employee is an officer within the meaning of Rule 16a-1(f) or an executive officer within the meaning of Rule 3b-7, in each case under the Exchange Act, (ii) such Employee is not employed in a Designated Country or (iii) the Committee otherwise determines to exclude such Employee from eligibility to participate in the Plan.
4.Exercise Periods.
a.In General. The Plan shall generally be implemented by a series of Exercise Periods, each of which lasts approximately three months, subject to Section 4(b) below. Unless and until the Committee determines otherwise in its discretion, each Exercise Period will consist of one approximately three-month Purchase Period, which will run simultaneously with the Exercise Period.
b.Changes by Committee. The Committee shall have the authority to make changes to the occurrence, duration and/or the frequency of Exercise Periods, including, without limitation, to establish additional or alternative sequential or overlapping Exercise Periods, a different number of Purchase Periods within an Exercise Period, a different duration for one or more Exercise Periods or Purchase Periods or different commencement or ending dates for such Exercise Periods with respect to future Exercise Periods if any such change is announced prior to the scheduled beginning of the first Exercise Period to be affected. To the extent that the Committee establishes additional or overlapping Exercise Periods, the Committee will have discretion to structure an Exercise Period so that if the Fair Market Value of a Share on the first Trading Day of the Exercise Period in which a Participant is currently enrolled is higher than the Fair Market Value of a Share on the first Trading Day of any subsequent Exercise Period, the Company will automatically enroll such Participant in the subsequent Exercise Period and will terminate his or her participation in such original Exercise Period.
5.Participation. Employees meeting the eligibility requirements of Section 3 hereof may elect to participate in the Plan commencing on any Entry Date for the applicable Exercise Period by enrolling in the manner and/or through the website designated by the Company during the Enrollment Period. Notwithstanding the foregoing, eligible Employees who are citizens or residents of a jurisdiction may be excluded from the Plan if the grant of an option under the Plan or any offering to a citizen

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or resident of the jurisdiction is prohibited under the laws of such jurisdiction, or if the Committee has otherwise determined, in its sole discretion, that participation of such eligible Employee(s) is not advisable or practicable for any reason.
6.Grant of Option.
a.Shares Subject to Option. On a Participant’s Entry Date, subject to the limitations set forth in Section 6(c), the Participant shall be granted an option to purchase on the subsequent Exercise Date (at the Exercise Price determined as provided in Section 6(b) below) up to a number of Shares determined by dividing such Participant’s Plan Contributions accumulated during the current Exercise Period prior to such Exercise Date and retained in the Participant’s account as of such Exercise Date by the Exercise Price; provided that the maximum number of Shares a Participant may purchase during any Exercise Period shall be that whole number of Shares determined by dividing US$25,000 by the Fair Market Value of a Share on the Entry Date of such Exercise Period; provided further that such maximum number of Shares may instead be established by the Committee as a fixed number or a different predetermined formula with respect to any Exercise Period prior to the Entry Date thereof. Unless otherwise determined by the Committee, no fractional Shares shall be issued or otherwise transferred upon the exercise of an option under the Plan.
b.Exercise Price. The Exercise Price offered to each Participant in a given Exercise Period shall be no lower than the Applicable Percentage of the lesser of (i) the Fair Market Value of a Share on the Participant’s Entry Date or (ii) the Fair Market Value of a Share on the Exercise Date. Unless otherwise determined by the Committee, the Exercise Price shall be the Applicable Percentage of the Fair Market Value of a Share on the Exercise Date; provided that any change in the Exercise Price with respect to a given Exercise Period must be established prior to the commencement of the Enrollment Period for such Exercise Period.
c.Limitations on Options that may be Granted. Notwithstanding any provision of the Plan to the contrary, (i) no Employee may participate in the Plan if such Employee, immediately after the applicable Entry Date, would be deemed for purposes of Section 423(b)(3) of the Code to possess five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary or of any other related corporation for purposes of Section 423 of the Code, and (ii) no Participant shall be granted an option under the Plan which permits his or her right to purchase Shares under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of the Company and any Subsidiary, and any other related corporation for purposes of Section 423 of the Code, which are intended to qualify under Section 423 of the Code, exceeds US$25,000 in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such option is outstanding at any time. For purposes of clause (ii) of the preceding sentence, the Fair Market Value of Shares purchased with respect to a given Exercise Period shall be determined as of the Entry Date for such Exercise Period. The limitations set forth in this Section 6(c) shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.
d.No Rights as Stockholder. A Participant shall have no voting, dividend or other stockholder rights in the Shares covered by his or her option until such option has been exercised in accordance with the provisions of the Plan and such Shares have actually been issued or otherwise transferred to such Participant or to an appointed nominee.
e.Bookkeeping Accounts Maintained. Individual bookkeeping accounts shall be maintained for each Participant. All Plan Contributions from a Participant’s Compensation shall be credited to such Participant’s Plan account in the currency in which paid by the Designated Subsidiary until converted into U.S. dollars. Except as otherwise required by Applicable Law (i) all Plan Contributions made for a Participant shall be deposited in the general corporate accounts of the Company or the applicable Designated Subsidiary and may be used for any corporate purpose, and (ii) no interest shall accrue or be credited with respect to a Participant’s Plan Contributions, and neither the Company nor any Designated Subsidiary shall be obligated to segregate or otherwise set apart such Plan Contributions from any other corporate funds.
f.Conversion into U.S. Dollars. For purposes of determining the number of Shares purchasable by a Participant, the Plan Contributions credited to such Participant’s Plan account during each Exercise Period shall be converted into U.S. dollars on the Exercise Date of each applicable Purchase Period for such Exercise Period on the basis of the exchange rate in effect on such date. The Committee shall have the discretion to determine the applicable exchange rate to be in effect for each Exercise Date by any reasonable method (including, without limitation, the exchange rate

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actually used by the Company for its intercompany financial transactions for the month of such purchase). Any changes or fluctuations in the exchange rate at which Plan Contributions are converted into U.S. dollars on each Exercise Date shall be borne solely by each applicable Participant.
7.Plan Contributions.
a.Plan Contributions by Payroll Deduction. Contributions to the Plan shall be made by after-tax payroll deductions by the applicable Designated Subsidiary, unless the Committee authorizes contributions through another means.
b.Plan Contributions Election. At the time a Participant enrolls with respect to an Exercise Period in accordance with Section 5, the Participant shall authorize Plan Contributions from his or her Compensation to be made on each payroll date during the portion of the Exercise Period that he or she is a Participant in an amount not less than 1% and not more than 15% of the Participant’s Compensation on each payroll date during the portion of the Exercise Period that he or she is a Participant, or such other maximum amount as may be determined by the Committee. The amount of Plan Contributions must be a whole percentage (e.g., 1%, 2%, 3%, etc.) of the Participant’s Compensation. The amount of Plan Contributions may be adjusted to the extent required by Applicable Law.
c.Commencement of Plan Contributions. Except as otherwise determined by the Committee under rules applicable to all Participants, Plan Contributions shall commence with the earliest administratively practicable pay date on or after the Entry Date with respect to which the Participant enrolls in accordance with Section 5, or is deemed to have elected continued participation in the Plan with respect to succeeding Exercise Periods, in accordance with Section 7(d).
d.Automatic Continuation of Plan Contributions for Succeeding Exercise Periods. With respect to each succeeding Exercise Period, a Participant shall be deemed (i) to have elected to participate in such immediately succeeding Exercise Period (and, for purposes of such Exercise Period, the Participant’s “Entry Date” shall be the first Trading Day of such succeeding Exercise Period), and (ii) to have authorized the same rate of Plan Contributions for such immediately succeeding Exercise Period as was in effect for the Participant immediately prior to the commencement of such succeeding Exercise Period, unless such Participant elects otherwise prior to the Entry Date of such succeeding Exercise Period, in accordance with Section 7(e) below or such Participant withdraws from the Plan in accordance with Section 11(a) hereof.
e.Change of Plan Contributions Election. A Participant may not decrease or increase the rate of his or her Plan Contributions during an Exercise Period. Using the authorization process designated for this purpose by the Company in accordance with Section 5 above authorizing a change in the rate of Plan Contributions, a Participant may decrease or increase the rate of his or her Plan Contributions (within the limitations of Section 7(b) above) commencing with the first Exercise Period that begins after the date of such authorization. Additionally, a Participant may withdraw from an Exercise Period as provided in Section 11(a) hereof. The Committee has the authority to change the foregoing rules.
f.Automatic Changes in Plan Contributions. The Company may decrease a Participant’s rate of Plan Contributions, but not below zero percent, at any time during an Exercise Period to the extent necessary to comply with any Applicable Law or Section 6(a) or Section 6(c). Plan Contributions shall recommence at the rate provided in the Participant’s enrollment at the beginning of the first Exercise Period beginning in the following calendar year, unless the Participant’s participation in the Plan terminates as provided in Section 11.
8.Exercise of Options and Purchase of Shares.
a.Exercise of Options. On each Exercise Date, the option for the purchase of Shares of each Participant who has not withdrawn from the Plan and whose participation in the Exercise Period has not otherwise terminated before the Exercise Date shall be automatically exercised to purchase the number of whole Shares determined by dividing (i) the total amount of the accumulated Plan Contributions, as converted into U.S. dollars, then credited to the Participant’s account under the Plan during the Exercise Period and not previously applied toward the purchase of Shares by (ii) the Exercise Price, subject to the limitations in Section 6(a) and Section 6(c) and any other limitation in the Plan. Notwithstanding the foregoing, the Committee may permit the purchase of whole and fractional Shares upon exercise of options hereunder, commencing with the first Exercise Period that begins after the date of such Committee authorization.

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b.Pro Rata Allocation of Shares. If the aggregate number of Shares to be purchased by all Participants in the Plan and the U.S. Plan on an Exercise Date exceeds the number of Shares available as provided in Section 12(a), the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as practicable and as the Company determines to be equitable. Unless otherwise determined by the Committee, any fractional Share resulting from such pro rata allocation to any Participant shall be disregarded and shall not be issued.
c.Delivery of Shares. As soon as practicable after each Exercise Date, the Company shall arrange the delivery of the Shares purchased by each Participant on such Exercise Date to a broker designated by the Company that will hold such Shares for the benefit of each such Participant; provided that the Company may arrange the delivery to a Participant of a certificate representing such Shares. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.
d.Return of Cash Balance. Any cash balance remaining in a Participant’s Plan account following any Exercise Date shall be refunded, in the currency in which collected by the Designated Subsidiary, to the Participant as soon as practicable after such Exercise Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole Share on such Exercise Date, the Company may arrange for the cash balance to be retained in the Participant’s Plan account and applied toward the purchase of Shares in the subsequent Exercise Period, as the case may be.
e.Tax Withholding / Social Security. The Company, the Participant’s employer, any other Designated Subsidiary or affiliate of the Company, an applicable administrator, or any trustee of an applicable employee benefit trust may withhold any amount or make any arrangements which it considers necessary to satisfy any liability for Tax-Related Items which may arise from the grant, exercise, assignment, release or cancellation of options granted to Participant pursuant to the terms of the Plan. These arrangements may include the sale of Shares on behalf of the Participant, withholding from the Participant’s compensation or withholding by such other method deemed appropriate by the Company or applicable Designated Subsidiary.
f.Expiration of Option. Any portion of a Participant’s option remaining unexercised after the end of the Exercise Period to which such option relates shall expire immediately upon the end of such Exercise Period.
g.Provision of Reports to Participants. Unless otherwise determined by the Committee, each Participant who has exercised all or part of his or her option under the Plan shall receive, as soon as practicable after the Exercise Date, a report of such Participant’s Plan account setting forth the total Plan Contributions accumulated prior to such exercise, the number of Shares purchased, the Exercise Price for such Shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 8(d). The report pursuant to this Section 8(g) may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.
9.ESPP Brokerage Account; Required Holding Period.
a.Deposit of Shares into ESPP Brokerage Account. Notwithstanding any other provisions of the Plan to the contrary, the Company may require that the Shares purchased on behalf of each Participant under the Plan shall be deposited directly into a brokerage account which the Company may establish for the Participant at a Company-designated brokerage firm (such an account, the “ESPP Brokerage Account”).
b.Required Holding Period. The Shares deposited into a Participant’s ESPP Brokerage Account may not be transferred from the ESPP Brokerage Account or disposed of (whether electronically or in certificated form) or pledged until the required holding period, if any, for those Shares is satisfied. The Committee shall have discretion to determine whether a holding period shall apply with respect to Participants generally. Following expiration of any such required holding period, the Participant may sell Shares held in his or her ESPP Brokerage Account at any time (subject to the Expedia Securities Trading Policy and Applicable Law).
10.Transferability. Neither Plan Contributions credited to a Participant’s account nor any option or rights to exercise any option or receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will

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or the laws of descent and distribution). Any attempted such assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw in accordance with Section 11(a).
11.Withdrawal; Terminating Event.
a.Withdrawal. A Participant may withdraw from an Exercise Period at any time by giving written notice to the Company (or a person or firm designated by the Company) in the manner and/or through the website designated by the Company. A notice of withdrawal must be received no later than the deadline prescribed by the Company, which deadline may be changed from time to time with appropriate notice to Employees. Plan Contributions shall cease as soon as administratively practicable after receipt by the Company of the Participant’s notice of withdrawal, and, subject to administrative practicability, no further purchases shall be made for the Participant’s account. All Plan Contributions credited to such Participant’s account, if any, and not yet used to purchase Shares, shall be returned, in the currency in which collected by the Designated Subsidiary, to the Participant as soon as administratively practicable after receipt of the Participant’s notice of withdrawal. Such Participant’s unexercised options to purchase Shares pursuant to the Plan shall be automatically terminated. Plan Contributions will not resume on behalf of a Participant who has withdrawn from the Plan (a “Former Participant”) unless the Former Participant enrolls in a subsequent Exercise Period in accordance with Section 5 and subject to the restriction provided in Section 11(b), below.
b.Effect of Withdrawal on Subsequent Participation. A Former Participant who has withdrawn from the Plan pursuant to Section 11(a) shall be eligible to participate in the Plan at the beginning of the next Exercise Period following the date the Former Participant withdrew, and the Former Participant must submit a new enrollment in accordance with Section 5 in order to again become a Participant.
c.Terminating Event. If a Participant has a Terminating Event, (i) such individual may not make further Plan Contributions, (ii) any amount of cash then credited to his or her Plan account shall, as determined by the Committee, either be (A) promptly returned, in the currency in which it was collected by the Designated Subsidiary, to such individual following the date of such Terminating Event, or (B) used to purchase the number of Shares in accordance with and subject to Sections 8(a) through (c), and (e) through (g), and any cash balance remaining in such individual’s Plan account following such Exercise Date shall be promptly refunded, in the currency in which it was collected by the Designated Subsidiary, to such individual following the Exercise Date, and (iii) all Shares held in such Participant’s ESPP Brokerage Account shall continue to be held in such ESPP Brokerage Account unless the individual sells or transfers such Shares, subject to satisfaction of any required holding period as referenced in Section 9(b), provided that any such required holding period shall not apply in the case of a Terminating Event due to death. For the avoidance of doubt, in the event that the employment of a Participant is transferred, and such Participant becomes an employee of the Company or another Subsidiary (whether or not such Subsidiary is a Designated Subsidiary), such Participant shall have a Terminating Event.
12.Shares Issuable under the Plan.
a.Number of Shares. Subject to adjustment as provided in Section 12(b), the maximum number of Shares that may be issued under the Plan and the U.S. Plan in the aggregate shall be 2,500,000 Shares, which reflects an increase of 1,000,000 over the number of Shares initially authorized under the Plan as of the Effective Date. Such Shares issuable under the Plan may be authorized and unissued shares (which will not be subject to preemptive rights), Shares held in treasury by the Company, Shares purchased on the open market or by private purchase or any combination of the foregoing. Any Shares issued under the Plan shall reduce on a Share-for-Share basis the number of Shares available for subsequent issuance under the Plan and the U.S. Plan. If an outstanding option under the Plan or the U.S. Plan for any reason expires or is terminated or cancelled, the Shares allocable to the unexercised portion of such option shall again be available for issuance under the Plan or the U.S. Plan.
b.Adjustments Upon Changes in Capitalization; Company Transactions.
i.If the outstanding Shares are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, including as a result of one or more mergers, reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, or there occurs a separation, spin-off or other distribution of stock or property (including any extraordinary dividend, but excluding any ordinary dividends) affecting the Company, and without the Company’s receipt of

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consideration, then appropriate adjustments shall be made to the number and/or kind of shares available for issuance in the aggregate under the Plan and the U.S. Plan and under each outstanding option under the Plan and to the Exercise Price thereof, in each case as determined by the Committee, in its discretion, and the Committee’s determination shall be conclusive.
ii.In the event of any proposed dissolution or liquidation of the Company, immediately prior to the consummation of such proposed action, any outstanding Exercise Period will terminate, and any Shares held in ESPP Brokerage Accounts, and all Plan Contributions credited to Participant Plan accounts and not used to purchase Shares, shall be distributed to each applicable Participant, unless otherwise provided by the Committee.
iii.In the event of sale of all or substantially all of the Company’s assets, or a merger, amalgamation, consolidation, acquisition or sale or exchange of shares or similar event affecting the Company (each, a “Company Transaction”), then, as determined by the Committee, in its discretion, which determination shall be conclusive, either:
A.each option under the Plan shall be assumed or an equivalent option shall be substituted by the Company’s successor corporation or a parent corporation (as defined in Section 424(e) of the Code) of such successor corporation, unless the Committee determines, in the exercise of its discretion, and in lieu of such assumption or substitution, to shorten the Exercise Period(s) then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Committee shortens the Exercise Period(s) then in progress in lieu of assumption or substitution in the event of a Company Transaction, the Company shall notify each Participant in writing, prior to the New Exercise Date, that the Exercise Date for such Participant’s option has been changed to the New Exercise Date, and that such Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 11(a). For purposes of this Section 12(b), an option granted under the Plan shall be deemed to have been assumed if, following the Company Transaction, the option confers the right to purchase, for each Share subject to the option immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Shares for each Share held on the effective date of the Company Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, that if the consideration received in the Company Transaction was not solely common stock or Shares of the successor corporation or its parent corporation (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent corporation equal in fair market value to the per share consideration received by the holders of Shares in the Company Transaction; or
B.the Plan shall terminate and any Shares held in ESPP Brokerage Accounts and all the Plan Contributions credited to Participant Plan accounts and not yet used to purchase Shares, shall be distributed to each applicable Participant.
iv.In all cases, the Committee shall have discretion to exercise any of the powers and authority provided under this Section 12, and the Committee’s actions hereunder shall be final and binding on all Participants. Unless otherwise determined by the Committee, no fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 12.
13.Administration
a.Committee as Administrator. The Plan shall be administered by the Committee. The Committee shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing sentences of this Section 13, subject to the express provisions of the Plan and Applicable Law, the Committee shall have full and exclusive discretionary authority to interpret and construe any and all provisions of the Plan and any agreements, forms, and instruments relating to the Plan; prescribe the forms and

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manner of any agreements, forms, and instruments, and all online enrollment, designation or communication, relating to the Plan; determine eligibility to participate in the Plan including which Subsidiaries shall be Designated Subsidiaries; adopt rules and regulations for administering the Plan, including in accordance with Section 13(b) hereof; adjudicate and determine all disputes arising under or in connection with the Plan; determine whether a particular item is included in “Compensation;” permit Plan Contributions in excess of the amount designated by a Participant in order to adjust for administrative errors in the Company’s processing of properly submitted enrollment agreements and/or changes in contribution amounts; retain and engage such third parties as it shall determine to assist with the administration of the Plan and make all other determinations necessary or advisable for the administration of the Plan. All decisions, actions and determinations by the Committee with respect to the Plan; any agreement, form or instrument relating to the Plan; or any operation or administration of the Plan shall be final, conclusive and binding on all persons.
b.Non-U.S. Offerings. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Committee specifically is authorized to adopt rules, procedures and subplans, regarding, without limitation, eligibility to participate, the definition of Compensation, handling of Plan Contributions, making of Plan Contributions (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Plan Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of Share issuances, which may vary according to local requirements.
c.Delegation. Subject to Applicable Law, the Committee may, in its discretion, from time to time, delegate all or any part of its responsibilities and powers under the Plan to any employee or group of employees of the Company or any Subsidiary, and revoke any such delegation. Notwithstanding the foregoing, the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including, but not limited to, establishing procedures to be followed by the Committee.
14.Amendment, Suspension, and Termination of the Plan.
a.Amendment of the Plan. The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; provided that except as otherwise provided by Section 4(b) or Section 12(b), or to comply with any Applicable Law, no such amendment may make any change in any option theretofore granted which materially adversely affects the previously accrued rights of any Participant with respect to any such option without such Participant’s consent. To the extent necessary to comply with any Applicable Law, regulation or rule, the Company shall obtain stockholder approval of any such amendment.
b.Suspension of the Plan. The Board or the Committee may, at any time, suspend the Plan; provided that the Company shall provide notice to the Participants prior to the effectiveness of such suspension. The Board or the Committee may resume the operation of the Plan following any such suspension; provided that the Company shall provide notice to the Participants prior to the date of termination of the suspension period. A Participant shall remain a Participant in the Plan during any suspension period (unless he or she withdraws pursuant to Section 11(a)), however no options shall be granted or exercised, and no Plan Contributions shall be made in respect of any Participant during the suspension period.
c.Termination of the Plan. The Plan and all rights of Participants hereunder shall terminate on the earlier of:
i. the Exercise Date at which Participants become entitled to purchase a number of Shares greater than the number of Shares remaining available for issuance under the Plan and the U.S. Plan pursuant to Section 12(a); or
ii.such date as is determined by the Board in its discretion.
Notwithstanding the foregoing to the contrary, (i) the Board may at any time, with notice to Participants, terminate an Exercise Period then in progress and provide, in its discretion, that the outstanding balance of Plan Contributions credited to Participant Plan accounts and not yet used to purchase Shares shall either be (x) used to purchase Shares on an early Exercise Date established by the Board, or (y) distributed to the applicable Participants, and (ii) upon any termination of the Plan, any Exercise Period then in

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progress shall be treated as may be determined by the Board in accordance with clause (i) of this sentence, and any Shares held in ESPP Brokerage Accounts may be distributed to the applicable Participants.
15.Miscellaneous.
a.Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be in writing and shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person or agent, designated by the Company for the receipt thereof.
b.Expenses of the Plan. All costs and expenses incurred in administering the Plan shall be paid by the Company or a Designated Subsidiary, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company.
c.Rights of Participants.
i.Rights or Claims. No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable agreement thereunder. The liability of the Company or any Designated Subsidiary under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company, any Designated Subsidiary or any other affiliate thereof or the Board or the Committee not expressly set forth in the Plan. The grant of any option under the Plan shall not confer any rights upon the Participant holding such option other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such option, or to all options. Without limiting the generality of the foregoing, neither the existence of the Plan nor anything contained in the Plan or in any agreement thereunder shall be deemed to:
A.give any Participant the right to be retained in the service of the Company or any Designated Subsidiary, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;
B.restrict in any way the right of the Company or any Designated Subsidiary to terminate, change or modify any Participant’s employment at any time with or without cause;
C.constitute a contract of employment between the Company or any Designated Subsidiary and any Employee, nor shall it constitute a right to remain in the employ of the Company or any Designated Subsidiary;
D.give any Employee of the Company or any Designated Subsidiary the right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company and/or a Designated Subsidiary, nor be construed as limiting in any way the right of the Company and/or a Designated Subsidiary to determine, in its discretion, whether or not it shall pay any Employee bonuses, and, if so paid, the amount thereof and the manner of such payment; or
E.give any Employee any rights whatsoever with respect to any Share options except as specifically provided in the Plan and any applicable agreement thereunder.
ii.Options. Notwithstanding any other provision of the Plan, a Participant’s right or entitlement to purchase any Shares under the Plan shall only result from continued employment with the Company or any Designated Subsidiary.
iii.No Effects on Benefits; No Damages. Any compensation received by a Participant under an option is not part of any (1) normal or expected compensation or salary for any purpose, as an employee or otherwise; (2) termination, indemnity, severance, resignation, redundancy, end of service payments; (3) bonuses; (4) long-service awards; (5) pension or retirement benefits or (6) similar payments under any laws, plans, contracts, policies, programs, arrangements or otherwise, in each case, otherwise payable or provided to such Participant. A Participant shall, by participating in the Plan, waive any and all rights to compensation or damages in consequence of termination of employment of such Participant for any reason whatsoever,

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whether lawfully or otherwise, insofar as those rights arise or may arise from such Participant ceasing to have rights under the Plan as a result of such termination of employment, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan or the provisions of any statute or law relating to taxation. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any option or Shares purchased under the Plan.
iv.No Effect on Other Plans. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Designated Subsidiary, or prevent or limit the right of the Company or any Designated Subsidiary to establish any other forms of incentives or compensation for their employees or grant or assume options or other rights otherwise than under the Plan.
d.Participants Deemed to Accept Plan. By enrolling in the Plan and accepting any benefit thereunder, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.
e.Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may nevertheless be effected on a uncertificated basis, to the extent not prohibited by Applicable Law. Notwithstanding any contrary Plan provisions prescribing the manner and form in which stock certificates may be issued and/or Shares may be held by or on behalf of Participants, the Company and any affiliate thereof shall have the right to make such alternative arrangements as they may, in their discretion, determine, and which may include the transfer of Shares and/or the issue of stock certificates to any nominee or trust or other third party arrangement established for the benefit in whole or in part of Participants.
f.Governing Law. The Plan and each agreement thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Delaware to resolve any and all issues that may arise out of or relate to the Plan or any related agreement.
g.No Constraint on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Designated Subsidiary from taking any corporate action (including the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on the Plan, or any rights awarded Participants under the Plan. No employee, beneficiary, or other person, shall have any claim against the Company or any Designated Subsidiary as a result of any such action.
h.Section 16. The provisions and operation of the Plan are intended to result in no transaction under the Plan (excluding any sale of Shares acquired thereunder) being subject to (and not exempt from) the rules of Section 16 of the Exchange Act, to the extent such rules are or become applicable to the Company.
i.Requirements of Law; Limitations on Awards.
i.The Plan, the granting, acceptance and exercise of options and the issuance of Shares under the Plan and the Company’s obligation to sell and deliver Shares upon the exercise of options to purchase Shares shall be subject to all Applicable Laws, and to such approvals by any governmental agencies or national securities exchanges as may be required.
ii.If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of Shares upon any securities exchange or under any state, Federal or non-United States law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares hereunder, the Company shall have no obligation to allow

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the grant or exercise of any option under the Plan, or to issue or deliver evidence of title for Shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.
iii.If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an option is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company, any Designated Subsidiary or any affiliate respectively thereof under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the United States Securities Act of 1933, as amended, or otherwise with respect to Shares or options, and the right to exercise any option under the Plan shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company, any Designated Subsidiary or any such affiliate.
iv.Upon termination of any period of suspension under Section 15(i)(iii), any option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any option.
v.The Committee may require each person receiving Shares in connection with any option under the Plan to represent and agree with the Company in writing that such person is acquiring such Shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Committee may prescribe. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any option as it deems appropriate. Any such restrictions may be set forth in the applicable agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.
j.Code Section 409A; Tax Qualification.
i.Code Section 409A. Options granted under the Plan are intended to be exempt from the application of Section 409A of the Code under the “short-term deferral” exception and any ambiguities shall be construed and interpreted in accordance with such intent. Notwithstanding any provision of the Plan to the contrary, if the Committee determines that an option granted under the Plan may be subject to Section 409A of the Code or that any provision of the Plan would cause an option under the Plan to be subject to Section 409A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section 409A of the Code. The Company will have no liability to a Participant or any other party if an option under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.
ii.Tax Qualification. Although the Company may endeavor to (1) qualify an option for favorable tax treatment or (2) avoid adverse tax treatment (including under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 15(j)(i) hereof. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.
k.Electronic Delivery. Any reference in the Plan or any related agreement to an agreement, document, statement, instrument or notice, whether written or otherwise, will include any agreement, document, statement, instrument or notice delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.

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l.Drafting Context; Captions. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. The word “Section” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.
m.Effective Date. The Plan became effective on June 18, 2013 when it was approved by the stockholders of the Company at the Company’s annual meeting of stockholders (the “Effective Date”). The first amendment and restatement of the Plan became effective as of December 19, 2018 upon its adoption by the Board. The second amendment and restatement of the Plan became effective as of May 15, 2020 upon its adoption by the Compensation Committee of the Board. The third amendment and restatement of the Plan was adopted by the Board on March 10, 2021, subject to the approval of the stockholders of the Company at the Company’s annual meeting of stockholders in 2021 and effective as of the first Trading Day of the first Exercise Period that occurs on or after the date of such stockholder approval.
n.Country Appendices. Notwithstanding any provision in the Plan to the contrary, the Board may determine that options shall be subject to special terms and provisions for each Designated Country. If the Participant relocates to a different Designated Country, the special terms and conditions for such country will apply to such Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable to comply with local law or facilitate the administration of the Plan and provided the imposition of the term or condition will not result in any adverse accounting expense with respect to the option (unless the Company specifically determines to incur such expense).
o.Imposition of other Requirements. The Company reserves the right to impose other requirements on each Participant’s participation in the Plan, and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Expedia Group	97	2021 Proxy Statement

EXPEDIA GROUP, INC.
1111 EXPEDIA GROUP WAY W
SEATTLE, WA 98119

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 8, 2021. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EXPE2021**

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 8, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D50767-P53781-Z79562 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXPEDIA GROUP, INC.

The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposals 2 and 3 and AGAINST Proposal 4.

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Samuel Altman	☐	☐
1b. Beverly Anderson*	☐	☐
1c. Susan Athey	☐	☐
1d. Chelsea Clinton	☐	☐
1e. Barry Diller	☐	☐
1f. Jon Gieselman	☐	☐
1g. Craig Jacobson*	☐	☐
1h. Peter Kern	☐	☐
1i. Dara Khosrowshahi	☐	☐
1j. Patricia Menendez-Cambo*	☐	☐
1k. Greg Mondre	☐	☐
1l. David Sambur	☐	☐
1m. Alexander von Furstenberg	☐	☐
1n. Julie Whalen*	☐	☐

*To be voted upon by the holders of Expedia Group, Inc.'s Common Stock voting as a separate class.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Expedia Group	98	2021 Proxy Statement

D50768-P53781-Z79562

Proxy — Expedia Group, Inc.

Notice of 2021 Annual Meeting of Stockholders
Proxy Solicited by Board of Directors for Annual Meeting – June 9, 2021

The undersigned stockholder of Expedia Group, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 26, 2021, and hereby appoints each of Peter Kern and Robert Dzielak proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Expedia Group, Inc. to be held on Wednesday, June 9, 2021, at 10:30 a.m. Pacific Time, and at any adjournments or postponements thereof, and to vote all shares of Common Stock and/or Class B Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3 AND "AGAINST" PROPOSAL 4, IF PROPERLY PRESENTED AT THE ANNUAL MEETING, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

(Items to be voted appear on reverse side.)

Expedia Group	99	2021 Proxy Statement